FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-11

Wells Fargo Commercial Mortgage Trust 2016-LC25 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Academy Securities, Inc., Deutsche Bank Securities Inc. or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)
1	9 West 57th Street	LCF		9 West 57th Street	New York	NY	10019	Office	CBD	1972		1,680,218	Sq. Ft.	603	50,000,000	50,000,000	5.2%	50,000,000
2	Walmart Shadow Anchored Portfolio	LCF		Various	Various	Various	Various	Retail	Shadow Anchored	Various	Various	881,524	Sq. Ft.	101	49,500,000	49,500,000	5.2%	47,547,667
2.01	Alice Shopping Center	LCF		2000 Drive Northwest Atkinson Boulevard	Alice	TX	78332	Retail	Shadow Anchored	2005		39,100	Sq. Ft.		2,648,006	2,648,006	0.3%
2.02	Shawnee Shopping Center	LCF		4903 North Union Avenue	Shawnee	OK	74804	Retail	Shadow Anchored	2004		35,640	Sq. Ft.		2,327,221	2,327,221	0.2%
2.03	Durant Shopping Center	LCF		519 University Place	Durant	OK	74701	Retail	Shadow Anchored	2003	2012	32,200	Sq. Ft.		2,131,525	2,131,525	0.2%
2.04	Radcliff Shopping Center	LCF		2001-2039 Walmart Way	Radcliff	KY	40160	Retail	Shadow Anchored	2005		36,900	Sq. Ft.		2,123,186	2,123,186	0.2%
2.05	Mustang Shopping Center	LCF		200 North Mustang Mall Terrace	Mustang	OK	73064	Retail	Shadow Anchored	2004		35,849	Sq. Ft.		2,027,562	2,027,562	0.2%
2.06	Pineville Shopping Center	LCF		3628 Monroe Highway	Pineville	LA	71360	Retail	Shadow Anchored	2002		32,300	Sq. Ft.		2,023,114	2,023,114	0.2%
2.07	Yukon Shopping Center	LCF		1200 Garth Brooks Boulevard	Yukon	OK	73099	Retail	Shadow Anchored	2004		31,500	Sq. Ft.		2,013,107	2,013,107	0.2%
2.08	Fort Dodge Shopping Center	LCF		3003-3043 1st Avenue South	Fort Dodge	IA	50501	Retail	Shadow Anchored	2004		33,700	Sq. Ft.		1,940,833	1,940,833	0.2%
2.09	Belton Shopping Center	LCF		201-223 Sparta Road	Belton	TX	76513	Retail	Shadow Anchored	2005		28,052	Sq. Ft.		1,884,126	1,884,126	0.2%
2.10	Petal Shopping Center	LCF		35 Byrd Drive	Petal	MS	39465	Retail	Shadow Anchored	2003		30,180	Sq. Ft.		1,769,599	1,769,599	0.2%
2.11	Douglas Shopping Center	LCF		90 West 5th Street	Douglas	AZ	85607	Retail	Shadow Anchored	2004		32,140	Sq. Ft.		1,769,599	1,769,599	0.2%
2.12	Boaz Shopping Center	LCF		2196-2210 Highway 431	Boaz	AL	35957	Retail	Shadow Anchored	2004		27,900	Sq. Ft.		1,710,668	1,710,668	0.2%
2.13	Zachary Shopping Center	LCF		5647 Main Street	Zachary	LA	70791	Retail	Shadow Anchored	2002		29,600	Sq. Ft.		1,703,997	1,703,997	0.2%
2.14	Plainview Shopping Center	LCF		1601 Kermit Street	Plainview	TX	79072	Retail	Shadow Anchored	2005		31,720	Sq. Ft.		1,598,366	1,598,366	0.2%
2.15	Minden Shopping Center	LCF		123-161 Minden Shopping Drive	Minden	LA	71055	Retail	Shadow Anchored	2003		27,300	Sq. Ft.		1,554,446	1,554,446	0.2%
2.16	West Burlington Shopping Center	LCF		411 West Agency Road	West Burlington	IA	52655	Retail	Shadow Anchored	2004		26,100	Sq. Ft.		1,402,114	1,402,114	0.1%
2.17	Pulaski Shopping Center	LCF		1653 West College Street	Pulaski	TN	38478	Retail	Shadow Anchored	2004		28,100	Sq. Ft.		1,350,967	1,350,967	0.1%
2.18	Marshalltown Shopping Center	LCF		50 La Frentz Lane	Marshalltown	IA	50158	Retail	Shadow Anchored	2004		22,900	Sq. Ft.		1,346,519	1,346,519	0.1%
2.19	Bad Axe Shopping Center	LCF		897 North Van Dyke Road	Bad Axe	MI	48413	Retail	Shadow Anchored	2005		28,353	Sq. Ft.		1,324,281	1,324,281	0.1%
2.20	Ottumwa Shopping Center	LCF		1863-1899 Venture Drive	Ottumwa	IA	52501	Retail	Shadow Anchored	2004		22,190	Sq. Ft.		1,282,584	1,282,584	0.1%
2.21	Tyler Shopping Center	LCF		6731-6771 South Broadway Avenue	Tyler	TX	75703	Retail	Shadow Anchored	2004		35,840	Sq. Ft.		1,271,048	1,271,048	0.1%
2.22	Oskaloosa Shopping Center	LCF		209 Cornerstone Drive	Oskaloosa	IA	52577	Retail	Shadow Anchored	2004		20,700	Sq. Ft.		1,250,339	1,250,339	0.1%
2.23	Shelbyville Shopping Center	LCF		114 Lee Boulevard	Shelbyville	IN	46176	Retail	Shadow Anchored	2005		14,150	Sq. Ft.		1,215,870	1,215,870	0.1%
2.24	Alexandria Shopping Center	LCF		2071 North Mall Drive	Alexandria	LA	71301	Retail	Shadow Anchored	2003		20,400	Sq. Ft.		1,161,942	1,161,942	0.1%
2.25	La Junta Shopping Center	LCF		7 Conley Road	La Junta	CO	81050	Retail	Shadow Anchored	2004		20,500	Sq. Ft.		1,159,163	1,159,163	0.1%
2.26	St. John’s Shopping Center	LCF		2179 South US Highway 27	Saint Johns	MI	48879	Retail	Shadow Anchored	2006		29,930	Sq. Ft.		1,134,145	1,134,145	0.1%
2.27	Newton Shopping Center	LCF		301-335 Iowa Speedway Drive	Newton	IA	50208	Retail	Shadow Anchored	2004		20,300	Sq. Ft.		1,116,354	1,116,354	0.1%
2.28	Tell City Shopping Center	LCF		617-647 U.S. Highway 66 East	Tell City	IN	47586	Retail	Shadow Anchored	2005		27,000	Sq. Ft.		1,085,221	1,085,221	0.1%
2.29	Newcastle Shopping Center	LCF		707-757 Northwest 34th Street	Newcastle	OK	73065	Retail	Shadow Anchored	2004		11,600	Sq. Ft.		876,738	876,738	0.1%
2.30	Wauseon Shopping Center	LCF		470-482 East Airport Highway	Wauseon	OH	43567	Retail	Shadow Anchored	2005		13,100	Sq. Ft.		781,670	781,670	0.1%
2.31	Pampa Shopping Center	LCF		301-317 West 30th Avenue	Pampa	TX	79065	Retail	Shadow Anchored	2005		16,160	Sq. Ft.		763,880	763,880	0.1%
2.32	Keokuk Shopping Center	LCF		3360 Main Street	Keokuk	IA	52632	Retail	Shadow Anchored	2004		10,160	Sq. Ft.		668,812	668,812	0.1%
2.33	Liberty Shopping Center	LCF		2003-2017 State Highway 146 Bypass	Liberty	TX	77575	Retail	Shadow Anchored	2006		14,960	Sq. Ft.		572,076	572,076	0.1%
2.34	Perry Shopping Center	LCF		1858 South Jefferson Street	Perry	FL	32348	Retail	Shadow Anchored	2004		15,000	Sq. Ft.		510,921	510,921	0.1%
3	Marriott Hilton Head Resort & Spa	RMF		One Hotel Circle	Hilton Head Island	SC	29928	Hospitality	Full Service	1976	2015	513	Rooms	190,409	43,000,000	42,859,454	4.5%	32,052,895
4	Redwood MHC Portfolio	LCF		Various	Various	Various	Various	Manufactured Housing Community	Various	Various	Various	4,007	Pads	23,958	38,400,000	38,400,000	4.0%	32,893,871
4.01	Camp Inn	LCF		10400 Highway 27	Frostproof	FL	33843	Manufactured Housing Community	Recreational Vehicle Community	1972		797	Pads		6,115,200	6,115,200	0.6%
4.02	Town & Country Estates	LCF		4444 East Benson Highway	Tucson	AZ	85706	Manufactured Housing Community	Manufactured Housing Community	1971		320	Pads		3,578,400	3,578,400	0.4%
4.03	St. Clements Crossing	LCF		21475 Prather Drive	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1968	2002	186	Pads		3,178,800	3,178,800	0.3%
4.04	Algoma	LCF		4456 13 Mile Road Northeast	Rockford	MI	49341	Manufactured Housing Community	Manufactured Housing Community	1980		322	Pads		3,075,200	3,075,200	0.3%
4.05	Suburban Estates	LCF		46440 Kay Drive	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1970		132	Pads		3,024,400	3,024,400	0.3%
4.06	Colonial Acres	LCF		5374 East Deadwood Drive	Portage	MI	49002	Manufactured Housing Community	Manufactured Housing Community	1965		612	Pads		2,867,800	2,867,800	0.3%
4.07	Twenty Nine Pines	LCF		6540 Highway 36 Boulevard North	Oakdale	MN	55128	Manufactured Housing Community	Manufactured Housing Community	1975		144	Pads		2,654,800	2,654,800	0.3%
4.08	Evergreen Springs	LCF		229 Killingworth Turnpike	Clinton	CT	06413	Manufactured Housing Community	Manufactured Housing Community	1935		102	Pads		2,462,000	2,462,000	0.3%
4.09	Avalon	LCF		16860 US Highway 19 North	Clearwater	FL	33764	Manufactured Housing Community	Recreational Vehicle Community	1984		256	Pads		2,322,000	2,322,000	0.2%
4.10	Lexington	LCF		20529 Poplar Ridge Road	Lexington Park	MD	20653	Manufactured Housing Community	Manufactured Housing Community	1980		76	Pads		1,343,600	1,343,600	0.1%
4.11	Colonial Manor	LCF		5500 West KL Avenue	Kalamazoo	MI	49009	Manufactured Housing Community	Manufactured Housing Community	1965		195	Pads		1,261,000	1,261,000	0.1%
4.12	Green Acres	LCF		1810 Boston Post Road	Westbrook	CT	06498	Manufactured Housing Community	Manufactured Housing Community	1955		64	Pads		1,226,400	1,226,400	0.1%
4.13	Cedar Grove	LCF		133 West Main Street & 47 North High Street	Clinton	CT	06413	Manufactured Housing Community	Manufactured Housing Community	1950		60	Pads		982,000	982,000	0.1%
4.14	Hunters Chase	LCF		1866 North Eastown Road	Lima	OH	45807	Manufactured Housing Community	Manufactured Housing Community	1994		134	Pads		969,600	969,600	0.1%
4.15	Highland Bluff	LCF		155 North Ivy Street	Branford	CT	06405	Manufactured Housing Community	Manufactured Housing Community	1950		49	Pads		917,200	917,200	0.1%
4.16	Winter Paradise	LCF		16108 US Highway 19	Hudson	FL	34667	Manufactured Housing Community	Recreational Vehicle Community	1972		290	Pads		915,000	915,000	0.1%
4.17	Weststar	LCF		1866 West Sego Lily Lane	Tucson	AZ	85705	Manufactured Housing Community	Manufactured Housing Community	1984		90	Pads		793,000	793,000	0.1%
4.18	El Frontier	LCF		4233 North Flowing Wells Road	Tucson	AZ	85705	Manufactured Housing Community	Manufactured Housing Community	1964		178	Pads		713,600	713,600	0.1%
5	Centrepark East	RMF		1400, 1450 and 1475 Centrepark Boulevard; 1720 and 1801 Centrepark Drive East	West Palm Beach	FL	33401	Office	Suburban	1988		304,107	Sq. Ft.	118	36,000,000	36,000,000	3.8%	33,036,141
6	Moreno Valley Plaza	LCF		23583 Sunnymead Boulevard	Moreno Valley	CA	92553	Retail	Anchored	1987		341,011	Sq. Ft.	92	31,500,000	31,500,000	3.3%	27,708,647
7	The Shops at Somerset Square	WFB		110-170 Glastonbury Boulevard	Glastonbury	CT	06033	Retail	Unanchored	1987		113,987	Sq. Ft.	265	30,250,000	30,250,000	3.2%	27,466,223
8	Causeway Plaza I, II & III	WFB		3230, 3300 and 3330 West Esplanade Avenue; 3510 North Causeway Boulevard	Metairie	LA	70002	Office	Suburban	1980	2012	335,566	Sq. Ft.	89	30,000,000	30,000,000	3.1%	27,339,870
9	Fairfield Inn & Suites Brooklyn	LCF		181 Third Avenue	Brooklyn	NY	11217	Hospitality	Limited Service	2011		133	Rooms	213,754	28,500,000	28,429,236	3.0%	23,087,089
10	Gurnee Mills	WFB		6170 West Grand Avenue	Gurnee	IL	60031	Retail	Super Regional Mall	1991	2014	1,683,915	Sq. Ft.	163	25,000,000	24,930,491	2.6%	19,850,141
11	Aspen at Norman Student Housing	LCF		1300 Steamboat Way	Norman	OK	73071	Multifamily	Student Housing	2015		684	Beds	56,433	22,000,000	22,000,000	2.3%	20,244,329
12	North Bay Center	WFB		6311-6585 Commerce Boulevard	Rohnert Park	CA	94928	Retail	Anchored	1980	2012	92,763	Sq. Ft.	237	22,000,000	22,000,000	2.3%	18,702,887
13	Rio West Business Park	WFB		1621, 1721, 1821, 1921, 2021 West Rio Salado Parkway	Tempe	AZ	85281	Office	Suburban	2005		296,663	Sq. Ft.	140	20,000,000	20,000,000	2.1%	18,333,151
14	19066 Magnolia Street	WFB		19066 & 19126 Magnolia Street; 9142 Garfield Avenue	Huntington Beach	CA	92646	Mixed Use	Office/Retail	1979	2008	51,449	Sq. Ft.	389	20,000,000	20,000,000	2.1%	17,425,787
15	King’s Quarters at Jack Britt	LCF		3831 Queen Ann Loop	Fayetteville	NC	28036	Multifamily	Garden	2012		252	Units	76,984	19,400,000	19,400,000	2.0%	16,871,550
16	101 Hudson Street	WFB		101 Hudson Street	Jersey City	NJ	07302	Office	CBD	1992	2015	1,341,649	Sq. Ft.	186	16,500,000	16,500,000	1.7%	16,500,000
17	Jacksonville Medical Plaza	RMF		3901 University Boulevard South	Jacksonville	FL	32216	Office	Medical	1974	1995	132,299	Sq. Ft.	123	16,250,000	16,250,000	1.7%	13,819,674
18	2821 & 2851 S Parker Road	LCF		2821 & 2851 South Parker Road	Aurora	CO	80014	Office	Suburban	1980		291,568	Sq. Ft.	55	16,250,000	16,162,720	1.7%	12,993,194
19	381-383 Broadway	LCF		381-383 Broadway	New York	NY	10013	Mixed Use	Office/Retail	1850	2016	25,700	Sq. Ft.	581	15,000,000	14,937,164	1.6%	13,792,610
20	Raytheon Building	WFB		4101 East Plano Parkway	Plano	TX	75074	Industrial	Flex	2001	2007	110,680	Sq. Ft.	134	14,900,000	14,874,566	1.6%	11,093,449
21	1200 Wilshire Boulevard	WFB		1200 Wilshire Boulevard	Los Angeles	CA	90017	Office	CBD	1971	2012	98,710	Sq. Ft.	147	14,500,000	14,500,000	1.5%	14,500,000
22	Skillman MHC Portfolio	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		1,066	Pads	13,587	14,500,000	14,483,275	1.5%	12,003,831
22.01	Flat Rock	RMF		11150 North Telegraph Road	Carleton	MI	10022	Manufactured Housing Community	Manufactured Housing Community	1950		332	Pads		3,880,000	3,875,525	0.4%
22.02	Voyager Village	RMF		50 Voyager Boulevard	Dayton	OH	45417	Manufactured Housing Community	Manufactured Housing Community	1969		224	Pads		3,400,000	3,396,078	0.4%
22.03	Woodlake	RMF		26250 Cummings Road	Millbury	OH	43447	Manufactured Housing Community	Manufactured Housing Community	1960		143	Pads		2,600,000	2,597,001	0.3%
22.04	Spring Valley	RMF		1830 State Route 725	Spring Valley	OH	45370	Manufactured Housing Community	Manufactured Housing Community	1970		164	Pads		2,550,000	2,547,059	0.3%
22.05	Indian Village	RMF		3850 Delong Road	Lima	OH	45806	Manufactured Housing Community	Manufactured Housing Community	1969		203	Pads		2,070,000	2,067,612	0.2%
23	Poplar Square Shopping Center	WFB		2300-2370 Poplar Drive	Medford	OR	97504	Retail	Anchored	1984	1990	116,595	Sq. Ft.	124	14,400,000	14,400,000	1.5%	12,218,473
24	Mount Vernon Self Storage	RMF		1621 Huguenot Road	Midlothian	VA	23113	Self Storage	Self Storage	2000		111,600	Sq. Ft.	128	14,310,000	14,310,000	1.5%	12,526,568
25	Colonial Rivermead	LCF		2 Rivermead Boulevard	East Hartford	CT	06118	Manufactured Housing Community	Manufactured Housing Community	1960		462	Pads	30,043	13,880,000	13,880,000	1.5%	12,663,401
26	Holiday Inn Milwaukee River	LCF		4700 North Port Washington Road	Milwaukee	WI	53212	Hospitality	Full Service	1974	2015	160	Rooms	85,658	13,750,000	13,705,249	1.4%	10,259,236
27	The Crossings of Decatur	WFB		1241 Point Mallard Parkway Southeast	Decatur	AL	35601	Retail	Anchored	2007		137,509	Sq. Ft.	98	13,500,000	13,500,000	1.4%	11,820,248
28	Courtyard LBJ Dallas	LCF		2930 Forest Lane	Dallas	TX	75234	Hospitality	Select Service	1987	2015	146	Rooms	85,468	12,500,000	12,478,348	1.3%	9,156,360
29	Whispering Woods Plaza	RMF		20645-20757 Gibraltar Road	Brownstown Township	MI	48183	Retail	Anchored	2001	2009	108,175	Sq. Ft.	107	11,625,000	11,625,000	1.2%	10,065,930
30	The Centre at La Quinta I, II & III	LCF		79305, 79395 & 79405 Highway 111	La Quinta	CA	92253	Retail	Anchored	2004		79,795	Sq. Ft.	140	11,175,000	11,146,859	1.2%	9,030,880
31	Lapeer Pointe Plaza	LCF		863-877 South Main Street	Lapeer	MI	48446	Retail	Anchored	1973	2015	123,466	Sq. Ft.	90	11,062,500	11,062,500	1.2%	9,571,551
32	950 Herndon Parkway	LCF		950 Herndon Parkway	Herndon	VA	20170	Office	Suburban	1987		91,942	Sq. Ft.	120	11,000,000	11,000,000	1.2%	9,225,101
33	Arlington Owners, Inc.	NCB		139-15 83rd Avenue, a/k/a 139-15 82nd Drive	Briarwood	NY	11435	Multifamily	Cooperative	1958	2001	281	Units	37,306	10,500,000	10,482,860	1.1%	8,121,079
34	Hampshire Highlands	LCF		610 Hampshire Boulevard	Avon Lake	OH	44012	Multifamily	Garden	2015		81	Units	128,395	10,400,000	10,400,000	1.1%	9,129,601
35	Grand Plaza - TX	WFB		3300 and 3512 East Interstate Highway 40	Amarillo	TX	79103	Retail	Anchored	1985		158,656	Sq. Ft.	62	9,795,000	9,795,000	1.0%	8,697,308
36	Carrington Ridge	LCF		7111-7117 Hazelton-Etna Road Southwest	Patalaska	OH	43062	Multifamily	Garden	2016		80	Units	121,250	9,700,000	9,700,000	1.0%	8,461,541
37	Mid Valley Plaza	WFB		1543, 1561-1669, 1683-1755, 1775 Mount Hood Avenue	Woodburn	OR	97071	Retail	Anchored	1978		106,643	Sq. Ft.	88	9,400,000	9,400,000	1.0%	8,086,042
38	Gentry Apartments, Inc.	NCB		310 Lenox Road; 330 Lenox Road	Brooklyn	NY	11226	Multifamily	Cooperative	1963	2001	247	Units	37,652	9,300,000	9,300,000	1.0%	9,300,000
39	Mankato Place & Brett’s Building	LCF		11 & 12 Civic Center Plaza	Mankato	MN	56001	Mixed Use	Office/Retail	1890	2003	146,208	Sq. Ft.	62	9,075,000	9,052,654	0.9%	7,361,693
40	BJ’s Rotterdam	LCF		70 West Campbell Road	Rotterdam	NY	12306	Retail	Single Tenant	1996		115,660	Sq. Ft.	78	9,035,000	9,035,000	0.9%	9,035,000
41	Hampton Inn Hartsville	RMF		203 East Carolina Avenue	Hartsville	SC	29550	Hospitality	Limited Service	2015		90	Rooms	94,333	8,500,000	8,489,993	0.9%	7,011,951
42	Holiday Inn Webster	RMF		302 West Bay Area Boulevard	Webster	TX	77598	Hospitality	Limited Service	2009	2016	109	Rooms	76,513	8,350,000	8,339,967	0.9%	6,863,678
43	Springhill Suites Waco	WFB		200 Colonnade Parkway	Woodway	TX	76712	Hospitality	Limited Service	2010		82	Rooms	95,488	7,840,000	7,830,045	0.8%	6,380,732
44	14201-14291 East 4th Ave	LCF		14201-14291 East 4th Avenue	Aurora	CO	80014	Office	Suburban	1976	2014	123,950	Sq. Ft.	62	7,650,000	7,639,574	0.8%	6,143,327
45	Morton-Barrow Owners Corp.	NCB		438-462 Hudson Street a/k/a 83-89 Barrow Street a/k/a 63-69 Morton Street	New York	NY	10014	Multifamily	Cooperative	1925	2001	163	Units	45,943	7,500,000	7,488,684	0.8%	5,900,485
46	Westpark Office Park	LCF		107 and 111 Westpark Boulevard, 111 Stonemark Lane and 3800 Fernandina Road	Columbia	SC	29210	Office	Suburban	1997	2002	94,234	Sq. Ft.	79	7,450,000	7,442,188	0.8%	6,942,871
47	Northland Mall	RMF		900 West Northland Avenue	Appleton	WI	54914	Retail	Anchored	1982		191,832	Sq. Ft.	39	7,400,000	7,400,000	0.8%	6,353,446
48	Marketplace at 18th	WFB		1834,1846,1870,1872 South 300 West	Salt Lake City	UT	84115	Retail	Shadow Anchored	2006		38,815	Sq. Ft.	187	7,275,000	7,265,245	0.8%	5,860,530
49	High Meadow Cooperative No. 1, Inc.	NCB		98 Charter Circle	Ossining	NY	10562	Multifamily	Cooperative	1962	2001	183	Units	38,172	7,000,000	6,985,456	0.7%	4,946,575
50	50 Plaza Tenants Corp.	NCB		50 Plaza Street	Brooklyn	NY	11238	Multifamily	Cooperative	1926	2001	49	Units	132,440	6,500,000	6,489,536	0.7%	5,042,867
51	Short Pump Village	WFB		11402-11446 West Broad Street	Glen Allen	VA	23060	Retail	Shadow Anchored	1997		37,650	Sq. Ft.	170	6,400,000	6,400,000	0.7%	5,311,909
52	Fairfield Inn & Suites Aiken	LCF		185 Colony Parkway	Aiken	SC	29803	Hospitality	Limited Service	2003	2016	84	Rooms	68,115	5,750,000	5,721,646	0.6%	4,296,030
53	Crown Garden Apartments	RMF		7001 Hillcroft Street	Houston	TX	77081	Multifamily	Garden	1962		168	Units	31,250	5,250,000	5,250,000	0.5%	4,374,495
54	Best Western Market Center Dallas	RMF		2023 Market Center Boulevard	Dallas	TX	75207	Hospitality	Limited Service	1967	2013	98	Rooms	53,485	5,250,000	5,241,495	0.5%	3,958,635
55	Holiday Inn Express - Richmond Hill	RMF		4601 US Highway 17	Richmond Hill	GA	31324	Hospitality	Limited Service	2005	2012	65	Rooms	80,577	5,250,000	5,237,536	0.5%	4,284,597
56	Sunrise Lake Village Phase II	WFB		9515 West Broadway/FM 518 Lot E-2	Pearland	TX	77584	Retail	Unanchored	2007		28,742	Sq. Ft.	177	5,100,000	5,100,000	0.5%	4,334,531
57	Highlander Hall Owners, Inc.	NCB		164-20 Highland Avenue	Jamaica	NY	11432	Multifamily	Cooperative	1957	2004	167	Units	30,491	5,100,000	5,092,071	0.5%	3,986,930
58	Harway Terrace, Inc.	NCB		2475 & 2483 West 16th Street	Brooklyn	NY	11214	Multifamily	Cooperative	1963	2012	360	Units	13,847	5,000,000	4,985,042	0.5%	3,914,825
59	Spanish Crossroads	WFB		3415 and 3429 Bell Street	Amarillo	TX	79109	Retail	Anchored	1977		74,231	Sq. Ft.	66	4,875,000	4,875,000	0.5%	4,323,332
60	Walgreens Crawfordsville	LCF		110 West Market Street	Crawfordsville	IN	47933	Retail	Single Tenant	2004		14,259	Sq. Ft.	331	4,726,500	4,714,715	0.5%	3,826,064
61	Parham Road Self Storage	RMF		2701 East Parham Road	Richmond	VA	23228	Self Storage	Self Storage	1999		46,095	Sq. Ft.	100	4,600,000	4,600,000	0.5%	4,018,301
62	The Pointe	RMF		5521 West Lincoln Highway	Schererville	IN	46307	Office	Medical	2003		51,841	Sq. Ft.	89	4,600,000	4,594,149	0.5%	3,742,536
63	Walgreens - Macomb, MI	WFB		21790 21 Mile Road	Macomb Township	MI	48044	Retail	Single Tenant	2007		14,820	Sq. Ft.	288	4,275,000	4,264,428	0.4%	3,465,427
64	Cohen MHC Portfolio	RMF		Various	Various	NY	Various	Manufactured Housing Community	Manufactured Housing Community	Various		297	Pads	13,619	4,050,000	4,044,951	0.4%	3,307,218
64.01	Northstar MHC / Bel Air MHC	RMF		2782 South Broadway; 14 Main Street	Ashland	NY	14894	Manufactured Housing Community	Manufactured Housing Community	1960		205	Pads		3,290,000	3,285,899	0.3%
64.02	Edgeview Estates MHC	RMF		6409 County Road 29	Hornell	NY	14843	Manufactured Housing Community	Manufactured Housing Community	1968		92	Pads		760,000	759,053	0.1%
65	Walgreens Lakeville	LCF		17630 Kenwood Trail	Lakeville	MN	55044	Retail	Single Tenant	2005		14,820	Sq. Ft.	262	3,892,000	3,882,044	0.4%	3,136,793
66	Baldridge Commons	RMF		330-350 North Dysart Road	Goodyear	AZ	85338	Retail	Unanchored	2007		22,737	Sq. Ft.	150	3,400,000	3,400,000	0.4%	2,999,294
67	Michele Towers Inc.	NCB		75-40 Austin Street	Forest Hills	NY	11375	Multifamily	Cooperative	1939	2006	96	Units	32,241	3,100,000	3,095,113	0.3%	2,416,106
68	Prince Tower Tenants Corp.	NCB		565-567 Broadway	New York	NY	10012	Multifamily	Cooperative	1905	1995	10	Units	300,000	3,000,000	3,000,000	0.3%	3,000,000
69	Paulding Exchange	RMF		4484 Jimmy Lee Smith Parkway	Hiram	GA	30141	Retail	Anchored	2001		53,380	Sq. Ft.	56	3,000,000	2,996,435	0.3%	2,470,808
70	Duke Self Storage	RMF		10361 Kings Acres Road	Ashland	VA	23005	Self Storage	Self Storage	1986		44,688	Sq. Ft.	54	2,395,000	2,395,000	0.3%	2,102,777
71	Northshore Plaza	RMF		2045 Thunderhead Road	Knoxville	TN	37922	Retail	Unanchored	2013		10,178	Sq. Ft.	206	2,100,000	2,097,363	0.2%	1,712,566
72	310 East 49th Owners Corp.	NCB		310 East 49th Street	New York	NY	10017	Multifamily	Cooperative	1959	2001	96	Units	20,800	2,000,000	1,996,836	0.2%	1,557,595
73	109 Tenants Corp.	NCB		109-14 Ascan Avenue	Forest Hills	NY	11375	Multifamily	Cooperative	1931	1996	85	Units	22,289	1,900,000	1,894,553	0.2%	1,126,125
74	34-36 North Tenants Corp.	NCB		34-36 North Moore Street	New York	NY	10013	Multifamily	Cooperative	1881	2014	12	Units	124,885	1,500,000	1,498,616	0.2%	1,308,851
75	Chelsea Lofts Corp.	NCB		139-141-143-145-147-149 West 19th Street	New York	NY	10011	Multifamily	Cooperative	1882	2004	20	Units	70,000	1,400,000	1,400,000	0.1%	1,400,000
76	Dollar General St. Charles	LCF		1354 Whitewater Avenue	St. Charles	MN	55972	Retail	Single Tenant	2016		9,026	Sq. Ft.	108	975,000	975,000	0.1%	975,000
77	Dollar General Decatur-Sunnyside	LCF		780 North Sunnyside Road	Decatur	IL	62526	Retail	Single Tenant	2016		9,002	Sq. Ft.	107	960,000	960,000	0.1%	960,000
78	Dollar General Philo	LCF		401 North Lincoln Street	Philo	IL	61864	Retail	Single Tenant	2016		9,026	Sq. Ft.	104	937,500	937,500	0.1%	937,500
79	Dollar General San Antonio	LCF		4103 S Loop 1604 W	San Antonio	TX	78264	Retail	Single Tenant	2015		9,026	Sq. Ft.	100	900,000	900,000	0.1%	900,000
80	Dollar General Borger	LCF		3000 Fairlanes Boulevard	Borger	TX	79007	Retail	Single Tenant	2016		9,100	Sq. Ft.	87	795,000	795,000	0.1%	795,000

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)
1	9 West 57th Street	N	8/30/2016	10/1/2016	9/1/2026		9/1/2026		2.85950%	0.00000%	0.00630%	0.00375%	0.00050%	0.00029%	2.84866%	Actual/360	120,800.64	Interest-only, Balloon	Actual/360	120	117
2	Walmart Shadow Anchored Portfolio	N	9/1/2016	10/6/2016	9/6/2018	10/6/2018	9/6/2021		5.58980%	0.00188%	0.00630%	0.05250%	0.00050%	0.00029%	5.52833%	Actual/360	283,850.80	Interest-only, Amortizing Balloon	Actual/360	60	57
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	N	10/3/2016	11/6/2016		11/6/2016	10/6/2026		4.92000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.90603%	Actual/360	249,373.56	Amortizing Balloon		120	118
4	Redwood MHC Portfolio	N	9/6/2016	10/6/2016	3/6/2019	4/6/2019	9/6/2026		4.11400%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	4.10191%	Actual/360	185,860.17	Interest-only, Amortizing Balloon	Actual/360	120	117
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	N	11/1/2016	12/6/2016	11/6/2021	12/6/2021	11/6/2026		4.68000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.66603%	Actual/360	186,277.10	Interest-only, Amortizing Balloon	Actual/360	120	119
6	Moreno Valley Plaza	N	11/3/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.71300%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.69903%	Actual/360	163,617.13	Interest-only, Amortizing Balloon	Actual/360	120	119
7	The Shops at Somerset Square	N	10/18/2016	12/1/2016	11/1/2021	12/1/2021	11/1/2026		4.03000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.01603%	Actual/360	144,941.80	Interest-only, Amortizing Balloon	Actual/360	120	119
8	Causeway Plaza I, II & III	N	10/31/2016	12/11/2016	11/11/2021	12/11/2021	11/11/2026		4.25000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.23603%	Actual/360	147,581.97	Interest-only, Amortizing Balloon	Actual/360	120	119
9	Fairfield Inn & Suites Brooklyn	N	9/26/2016	11/6/2016		11/6/2016	10/6/2026		4.56000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.54603%	Actual/360	145,423.13	Amortizing Balloon		120	118
10	Gurnee Mills	N	9/27/2016	11/1/2016		11/1/2016	10/1/2026		3.99000%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	3.97791%	Actual/360	119,209.74	Amortizing Balloon		120	118
11	Aspen at Norman Student Housing	N	1/4/2016	2/6/2016	1/6/2021	2/6/2021	1/6/2026		4.85800%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.84403%	Actual/360	116,198.90	Interest-only, Amortizing Balloon	Actual/360	120	109
12	North Bay Center	N	11/1/2016	12/11/2016	11/11/2018	12/11/2018	11/11/2026		4.33000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.31603%	Actual/360	109,259.61	Interest-only, Amortizing Balloon	Actual/360	120	119
13	Rio West Business Park	N	11/3/2016	12/11/2016	11/11/2021	12/11/2021	11/11/2026		4.61000%	0.00000%	0.00630%	0.02250%	0.00050%	0.00029%	4.58041%	Actual/360	102,648.43	Interest-only, Amortizing Balloon	Actual/360	120	119
14	19066 Magnolia Street	N	11/1/2016	12/11/2016	11/11/2019	12/11/2019	11/11/2026		4.30000%	0.00188%	0.00630%	0.03250%	0.00050%	0.00029%	4.25853%	Actual/360	98,974.29	Interest-only, Amortizing Balloon	Actual/360	120	119
15	King’s Quarters at Jack Britt	N	9/20/2016	11/6/2016	10/6/2019	11/6/2019	10/6/2026		4.22000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.17603%	Actual/360	95,095.93	Interest-only, Amortizing Balloon	Actual/360	120	118
16	101 Hudson Street	N	9/30/2016	11/11/2016	10/11/2026		10/11/2026		3.11700%	0.00000%	0.00630%	0.00500%	0.00050%	0.00029%	3.10491%	Actual/360	43,454.01	Interest-only, Balloon	Actual/360	120	118
17	Jacksonville Medical Plaza	N	10/28/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		5.26000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.24603%	Actual/360	89,833.78	Interest-only, Amortizing Balloon	Actual/360	120	119
18	2821 & 2851 S Parker Road	N	7/22/2016	9/6/2016		9/6/2016	8/6/2026		4.18500%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.17103%	Actual/360	79,323.09	Amortizing Balloon		120	116
19	381-383 Broadway	N	7/20/2016	9/6/2016		9/6/2016	2/6/2022		5.40000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.38603%	Actual/360	84,229.62	Amortizing Balloon		66	62
20	Raytheon Building	N	11/1/2016	12/11/2016		12/11/2016	11/11/2026		4.89000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.87603%	Actual/360	86,151.67	Amortizing Balloon		120	119
21	1200 Wilshire Boulevard	N	10/25/2016	12/11/2016	11/11/2026		11/11/2026		4.02000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	3.97603%	Actual/360	49,249.65	Interest-only, Balloon	Actual/360	120	119
22	Skillman MHC Portfolio	N	11/1/2016	12/6/2016		12/6/2016	11/6/2026		5.22000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.20603%	Actual/360	79,800.32	Amortizing Balloon		120	119
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	N	10/26/2016	12/11/2016	11/11/2018	12/11/2018	11/11/2026		4.26000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.24603%	Actual/360	70,923.67	Interest-only, Amortizing Balloon	Actual/360	120	119
24	Mount Vernon Self Storage	N	11/1/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.50000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.48603%	Actual/360	72,506.67	Interest-only, Amortizing Balloon	Actual/360	120	119
25	Colonial Rivermead	N	7/22/2016	9/6/2016	8/6/2021	9/6/2021	8/6/2026		4.31600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.30203%	Actual/360	68,818.62	Interest-only, Amortizing Balloon	Actual/360	120	116
26	Holiday Inn Milwaukee River	N	9/16/2016	11/6/2016		11/6/2016	10/6/2026		4.94600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.93203%	Actual/360	79,949.13	Amortizing Balloon		120	118
27	The Crossings of Decatur	N	10/26/2016	12/11/2016	11/11/2019	12/11/2019	11/11/2026		4.51000%	0.00188%	0.00630%	0.03250%	0.00050%	0.00029%	4.46853%	Actual/360	68,482.75	Interest-only, Amortizing Balloon	Actual/360	120	119
28	Courtyard LBJ Dallas	N	11/2/2016	12/6/2016		12/6/2016	11/6/2026		5.54000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.52603%	Actual/360	79,360.24	Amortizing Balloon		120	119
29	Whispering Woods Plaza	N	11/1/2016	12/6/2016	11/6/2018	12/6/2018	11/6/2026		5.03000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.01603%	Actual/360	62,618.83	Interest-only, Amortizing Balloon	Actual/360	120	119
30	The Centre at La Quinta I, II & III	N	10/4/2016	11/6/2016		11/6/2016	10/6/2026		4.49000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.47603%	Actual/360	56,555.70	Amortizing Balloon		120	118
31	Lapeer Pointe Plaza	N	7/29/2015	9/3/2015	8/3/2018	9/3/2018	8/3/2026		4.99700%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.98303%	Actual/360	59,365.61	Interest-only, Amortizing Balloon	Actual/360	132	116
32	950 Herndon Parkway	N	11/1/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		4.77600%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.76203%	Actual/360	57,553.72	Interest-only, Amortizing Balloon	Actual/360	120	119
33	Arlington Owners, Inc.	N	11/1/2016	12/1/2016		12/1/2016	11/1/2026		3.29000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.20103%	Actual/360	45,927.49	Amortizing Balloon		120	119
34	Hampshire Highlands	N	10/14/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.62300%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.60903%	Actual/360	53,458.06	Interest-only, Amortizing Balloon	Actual/360	120	119
35	Grand Plaza - TX	N	9/29/2016	11/11/2016	10/11/2020	11/11/2020	10/11/2026		4.07000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.05603%	Actual/360	47,158.98	Interest-only, Amortizing Balloon	Actual/360	120	118
36	Carrington Ridge	N	8/31/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.33603%	Actual/360	48,287.74	Interest-only, Amortizing Balloon	Actual/360	120	117
37	Mid Valley Plaza	N	4/5/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		4.77000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.75603%	Actual/360	49,148.23	Interest-only, Amortizing Balloon	Actual/360	120	112
38	Gentry Apartments, Inc.	N	11/1/2016	12/1/2016	11/1/2026		11/1/2026		3.56000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.47103%	Actual/360	27,973.19	Interest-only, Balloon	Actual/360	120	119
39	Mankato Place & Brett’s Building	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.60100%	0.00188%	0.00630%	0.04500%	0.00050%	0.00029%	4.54703%	Actual/360	46,527.90	Amortizing Balloon		120	118
40	BJ’s Rotterdam	Y	11/1/2016	12/6/2016	11/6/2026		11/6/2026	11/6/2027	5.14000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.12603%	Actual/360	39,237.42	Interest-only, ARD	Actual/360	120	119
41	Hampton Inn Hartsville	N	10/28/2016	12/6/2016		12/6/2016	11/6/2026		5.11000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.09603%	Actual/360	46,202.97	Amortizing Balloon		120	119
42	Holiday Inn Webster	N	10/21/2016	12/6/2016		12/6/2016	11/6/2026		5.00000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.98603%	Actual/360	44,824.61	Amortizing Balloon		120	119
43	Springhill Suites Waco	N	10/24/2016	12/11/2016		12/11/2016	11/11/2026		4.70000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.68603%	Actual/360	40,661.20	Amortizing Balloon		120	119
44	14201-14291 East 4th Ave	N	10/26/2016	12/6/2016		12/6/2016	11/6/2026		4.31000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.29603%	Actual/360	37,902.60	Amortizing Balloon		120	119
45	Morton-Barrow Owners Corp.	N	10/31/2016	12/1/2016		12/1/2016	11/1/2026		3.74000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.65103%	Actual/360	34,691.13	Amortizing Balloon		120	119
46	Westpark Office Park	N	10/12/2016	12/6/2016		12/6/2016	11/6/2021		5.72700%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.71303%	Actual/360	43,367.39	Amortizing Balloon		60	59
47	Northland Mall	N	10/28/2016	12/6/2016	11/6/2018	12/6/2018	11/6/2026		4.70000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.68603%	Actual/360	38,379.20	Interest-only, Amortizing Balloon	Actual/360	120	119
48	Marketplace at 18th	N	10/27/2016	12/11/2016		12/11/2016	11/11/2026		4.40000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.35603%	Actual/360	36,430.36	Amortizing Balloon		120	119
49	High Meadow Cooperative No. 1, Inc.	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.54000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.45103%	Actual/360	35,194.00	Amortizing Balloon		120	119
50	50 Plaza Tenants Corp.	N	10/27/2016	12/1/2016		12/1/2016	11/1/2026		3.37000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.28103%	Actual/360	28,718.27	Amortizing Balloon		120	119
51	Short Pump Village	N	10/6/2016	11/11/2016	10/11/2017	11/11/2017	10/11/2026		4.43000%	0.00188%	0.00630%	0.06250%	0.00050%	0.00029%	4.35853%	Actual/360	32,162.21	Interest-only, Amortizing Balloon	Actual/360	120	118
52	Fairfield Inn & Suites Aiken	N	9/1/2016	10/6/2016		10/6/2016	9/6/2026		4.98500%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.97103%	Actual/360	33,563.70	Amortizing Balloon		120	117
53	Crown Garden Apartments	N	10/21/2016	12/6/2016	11/6/2017	12/6/2017	11/6/2026		4.56000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.54603%	Actual/360	26,788.47	Interest-only, Amortizing Balloon	Actual/360	120	119
54	Best Western Market Center Dallas	N	10/31/2016	12/6/2016		12/6/2016	11/6/2026		5.24000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.22603%	Actual/360	31,429.54	Amortizing Balloon		120	119
55	Holiday Inn Express - Richmond Hill	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.78000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.76603%	Actual/360	27,481.50	Amortizing Balloon		120	118
56	Sunrise Lake Village Phase II	N	9/2/2016	10/11/2016	9/11/2018	10/11/2018	9/11/2026		4.32000%	0.00188%	0.00630%	0.03500%	0.00050%	0.00029%	4.27603%	Actual/360	25,298.37	Interest-only, Amortizing Balloon	Actual/360	120	117
57	Highlander Hall Owners, Inc.	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.57000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.48103%	Actual/360	23,101.02	Amortizing Balloon		120	119
58	Harway Terrace, Inc.	N	9/28/2016	11/1/2016		11/1/2016	10/1/2026		3.61000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.52103%	Actual/360	22,760.37	Amortizing Balloon		120	118
59	Spanish Crossroads	N	9/29/2016	11/11/2016	10/11/2020	11/11/2020	10/11/2026		4.01000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	3.99603%	Actual/360	23,302.11	Interest-only, Amortizing Balloon	Actual/360	120	118
60	Walgreens Crawfordsville	N	9/19/2016	11/6/2016		11/6/2016	10/6/2026		4.53900%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.52503%	Actual/360	24,058.13	Amortizing Balloon		120	118
61	Parham Road Self Storage	N	10/20/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.41000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.39603%	Actual/360	23,062.18	Interest-only, Amortizing Balloon	Actual/360	120	119
62	The Pointe	N	10/26/2016	12/6/2016		12/6/2016	11/6/2026		4.69000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.67603%	Actual/360	23,829.70	Amortizing Balloon		120	119
63	Walgreens - Macomb, MI	N	9/28/2016	11/11/2016		11/11/2016	10/11/2026		4.58000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.56603%	Actual/360	21,864.48	Amortizing Balloon		120	118
64	Cohen MHC Portfolio	N	10/13/2016	12/6/2016		12/6/2016	11/6/2026		4.80000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.78603%	Actual/360	21,248.95	Amortizing Balloon		120	119
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	N	9/28/2016	11/6/2016		11/6/2016	10/6/2026		4.41200%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.39803%	Actual/360	19,517.21	Amortizing Balloon		120	118
66	Baldridge Commons	N	11/1/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.84000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.82603%	Actual/360	17,920.92	Interest-only, Amortizing Balloon	Actual/360	120	119
67	Michele Towers Inc.	N	10/26/2016	12/1/2016		12/1/2016	11/1/2026		3.49000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.40103%	Actual/360	13,903.09	Amortizing Balloon		120	119
68	Prince Tower Tenants Corp.	N	10/31/2016	12/1/2016	11/1/2026		11/1/2026		3.71000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.62103%	Actual/360	9,403.82	Interest-only, Balloon	Actual/360	120	119
69	Paulding Exchange	N	11/3/2016	12/6/2016		12/6/2016	11/6/2026		5.06000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.04603%	Actual/360	16,214.84	Amortizing Balloon		120	119
70	Duke Self Storage	N	10/14/2016	12/6/2016	11/6/2019	12/6/2019	11/6/2026		4.63000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.61603%	Actual/360	12,320.81	Interest-only, Amortizing Balloon	Actual/360	120	119
71	Northshore Plaza	N	10/19/2016	12/6/2016		12/6/2016	11/6/2026		4.76000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	4.74603%	Actual/360	10,967.26	Amortizing Balloon		120	119
72	310 East 49th Owners Corp.	N	10/31/2016	12/1/2016		12/1/2016	11/1/2026		3.47000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.38103%	Actual/360	8,947.43	Amortizing Balloon		120	119
73	109 Tenants Corp.	N	10/27/2016	12/1/2016		12/1/2016	11/1/2026		3.55000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.46103%	Actual/360	11,068.11	Amortizing Balloon		120	119
74	34-36 North Tenants Corp.	N	11/1/2016	12/1/2016		12/1/2016	11/1/2026		3.65000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.56103%	Actual/360	5,946.57	Amortizing Balloon		120	119
75	Chelsea Lofts Corp.	N	10/25/2016	12/1/2016	11/1/2026		11/1/2026		3.49000%	0.00188%	0.00630%	0.08000%	0.00050%	0.00029%	3.40103%	Actual/360	4,128.22	Interest-only, Balloon	Actual/360	120	119
76	Dollar General St. Charles	Y	4/26/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.33603%	Actual/360	4,407.25	Interest-only, ARD	Actual/360	120	113
77	Dollar General Decatur-Sunnyside	Y	11/1/2016	12/6/2016	11/6/2026		11/6/2026	11/6/2031	5.29000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.27603%	Actual/360	4,290.78	Interest-only, ARD	Actual/360	120	119
78	Dollar General Philo	Y	4/26/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.35000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.33603%	Actual/360	4,237.74	Interest-only, ARD	Actual/360	120	113
79	Dollar General San Antonio	Y	5/6/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.27000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.25603%	Actual/360	4,007.40	Interest-only, ARD	Actual/360	120	113
80	Dollar General Borger	Y	5/6/2016	6/6/2016	5/6/2026		5/6/2026	5/6/2031	5.27000%	0.00188%	0.00630%	0.00500%	0.00050%	0.00029%	5.25603%	Actual/360	3,539.87	Interest-only, ARD	Actual/360	120	113

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(4)	Appraisal Date(4)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(5)
1	9 West 57th Street	120	117	0	0	3	L(27),D(86),O(7)	0	0	3,400,000,000	7/28/2016									3.67
2	Walmart Shadow Anchored Portfolio	24	21	360	360	3	L(27),D(28),O(5)	0	0	118,715,000	Various									1.54
2.01	Alice Shopping Center									6,100,000	7/27/2016
2.02	Shawnee Shopping Center									5,360,000	7/19/2016
2.03	Durant Shopping Center									4,910,000	7/19/2016
2.04	Radcliff Shopping Center									4,890,000	7/20/2016
2.05	Mustang Shopping Center									4,670,000	7/20/2016
2.06	Pineville Shopping Center									4,660,000	7/25/2016
2.07	Yukon Shopping Center									4,560,000	7/20/2016
2.08	Fort Dodge Shopping Center									4,470,000	7/19/2016
2.09	Belton Shopping Center									4,340,000	7/20/2016
2.10	Petal Shopping Center									4,100,000	7/12/2016
2.11	Douglas Shopping Center									4,100,000	7/22/2016
2.12	Boaz Shopping Center									3,940,000	7/20/2016
2.13	Zachary Shopping Center									3,925,000	7/25/2016
2.14	Plainview Shopping Center									4,510,000	7/17/2016
2.15	Minden Shopping Center									3,580,000	7/25/2016
2.16	West Burlington Shopping Center									3,230,000	7/18/2016
2.17	Pulaski Shopping Center									3,600,000	7/25/2016
2.18	Marshalltown Shopping Center									3,140,000	7/18/2016
2.19	Bad Axe Shopping Center									3,050,000	7/21/2016
2.20	Ottumwa Shopping Center									3,380,000	7/18/2016
2.21	Tyler Shopping Center									3,580,000	7/16/2016
2.22	Oskaloosa Shopping Center									2,880,000	7/18/2016
2.23	Shelbyville Shopping Center									2,800,000	7/19/2016
2.24	Alexandria Shopping Center									2,690,000	7/25/2016
2.25	La Junta Shopping Center									2,670,000	7/21/2016
2.26	St. John’s Shopping Center									3,400,000	7/21/2016
2.27	Newton Shopping Center									2,610,000	7/18/2016
2.28	Tell City Shopping Center									2,740,000	7/20/2016
2.29	Newcastle Shopping Center									2,020,000	7/20/2016
2.30	Wauseon Shopping Center									1,800,000	7/30/2016
2.31	Pampa Shopping Center									1,760,000	7/17/2016
2.32	Keokuk Shopping Center									1,540,000	7/18/2016
2.33	Liberty Shopping Center									1,960,000	7/22/2016
2.34	Perry Shopping Center									1,750,000	7/22/2016
3	Marriott Hilton Head Resort & Spa	0	0	300	298	2	L(26),D(90),O(4)	0	0	163,500,000	8/30/2016									1.71
4	Redwood MHC Portfolio	30	27	360	360	3	L(27),D(89),O(4)	0	0	133,710,000	Various									1.41
4.01	Camp Inn									20,800,000	8/4/2016
4.02	Town & Country Estates									13,130,000	8/3/2016
4.03	St. Clements Crossing									11,600,000	8/4/2016
4.04	Algoma									10,000,000	8/5/2016
4.05	Suburban Estates									10,240,000	8/4/2016
4.06	Colonial Acres									11,070,000	8/5/2016
4.07	Twenty Nine Pines									8,310,000	8/1/2016
4.08	Evergreen Springs									8,070,000	8/3/2016
4.09	Avalon									7,740,000	8/3/2016
4.10	Lexington									4,760,000	8/4/2016
4.11	Colonial Manor									5,240,000	8/5/2016
4.12	Green Acres									4,070,000	8/3/2016
4.13	Cedar Grove									3,070,000	8/3/2016
4.14	Hunters Chase									3,270,000	8/1/2016
4.15	Highland Bluff									3,200,000	8/3/2016
4.16	Winter Paradise									3,090,000	8/4/2016
4.17	Weststar									3,290,000	8/3/2016
4.18	El Frontier									2,760,000	8/3/2016
5	Centrepark East	60	59	360	360	1	L(25),D(91),O(4)	0	0	49,500,000	9/15/2016									1.56
6	Moreno Valley Plaza	36	35	360	360	1	L(25),D(92),O(3)	0	0	42,000,000	9/6/2016									1.42
7	The Shops at Somerset Square	60	59	360	360	1	L(25),D(91),O(4)	5	0	42,000,000	9/2/2016									1.46
8	Causeway Plaza I, II & III	60	59	360	360	1	L(25),D(91),O(4)	0	10	41,150,000	9/23/2016									1.85
9	Fairfield Inn & Suites Brooklyn	0	0	360	358	2	L(26),D(89),O(5)	0	0	46,900,000	7/14/2016									2.32
10	Gurnee Mills	0	0	360	358	2	L(26),D(87),O(7)	0	0	417,000,000	8/23/2016									1.70
11	Aspen at Norman Student Housing	60	49	360	360	11	L(35),D(81),O(4)	0	0	51,500,000	11/6/2015									1.33
12	North Bay Center	24	23	360	360	1	L(25),D(91),O(4)	0	5	30,600,000	9/11/2016									1.46
13	Rio West Business Park	60	59	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	64,000,000	9/21/2016									1.56
14	19066 Magnolia Street	36	35	360	360	1	L(25),D(91),O(4)	0	0	31,000,000	1/1/2018									1.33
15	King’s Quarters at Jack Britt	36	34	360	360	2	L(26),D(89),O(5)	0	0	26,100,000	8/10/2016									1.55
16	101 Hudson Street	120	118	0	0	2	L(26),GRTR 1% or YM(87),O(7)	0	0	482,500,000	9/6/2016									4.07
17	Jacksonville Medical Plaza	12	11	360	360	1	L(25),D(91),O(4)	0	0	24,500,000	9/20/2016									1.47
18	2821 & 2851 S Parker Road	0	0	360	356	4	L(28),D(88),O(4)	0	0	24,800,000	6/28/2016									1.85
19	381-383 Broadway	0	0	360	356	4	L(23),GRTR 1% or YM(40),O(3)	0	0	31,700,000	6/16/2016									1.36
20	Raytheon Building	0	0	300	299	1	L(25),D(91),O(4)	0	5	20,000,000	7/7/2016									1.27
21	1200 Wilshire Boulevard	120	119	0	0	1	L(25),D(88),O(7)	0	0	24,600,000	9/16/2016									2.26
22	Skillman MHC Portfolio	0	0	360	359	1	L(25),D(91),O(4)	0	0	21,810,000	Various									1.51
22.01	Flat Rock									6,370,000	8/3/2016
22.02	Voyager Village									4,980,000	8/10/2016
22.03	Woodlake									3,700,000	8/3/2016
22.04	Spring Valley									3,700,000	8/10/2016
22.05	Indian Village									3,060,000	8/10/2016
23	Poplar Square Shopping Center	24	23	360	360	1	L(25),D(91),O(4)	0	5	19,250,000	9/8/2016									1.54
24	Mount Vernon Self Storage	36	35	360	360	1	L(25),D(91),O(4)	0	0	19,080,000	10/4/2016									1.49
25	Colonial Rivermead	60	56	360	360	4	L(28),D(88),O(4)	0	0	20,020,000	7/6/2016									1.61
26	Holiday Inn Milwaukee River	0	0	300	298	2	L(26),D(89),O(5)	0	0	22,300,000	9/1/2017									2.02
27	The Crossings of Decatur	36	35	360	360	1	L(25),D(91),O(4)	0	0	18,000,000	7/26/2016									1.78
28	Courtyard LBJ Dallas	0	0	282	281	1	L(25),D(90),O(5)	0	0	20,400,000	9/7/2016									1.68
29	Whispering Woods Plaza	24	23	360	360	1	L(25),D(91),O(4)	0	0	15,500,000	9/20/2016									1.41
30	The Centre at La Quinta I, II & III	0	0	360	358	2	L(26),GRTR 1% or YM(89),O(5)	0	5	14,900,000	8/22/2016									1.63
31	Lapeer Pointe Plaza	36	20	360	360	16	L(40),D(88),O(4)	2 days, 10 times throughout the loan term but not more than twice in any 12 month period	0	14,750,000	5/28/2016									1.48
32	950 Herndon Parkway	12	11	360	360	1	L(25),D(90),O(5)	0	0	15,600,000	9/2/2016									1.80
33	Arlington Owners, Inc.	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	61,900,000	10/5/2016	71,600,000	14.6%	7.5%	0	21	0	(7,346)	1,000,000	7.30
34	Hampshire Highlands	36	35	360	360	1	L(25),D(92),O(3)	0	0	13,400,000	8/5/2016									1.38
35	Grand Plaza - TX	48	46	360	360	2	L(26),D(90),O(4)	0	5	14,200,000	8/14/2016									1.70
36	Carrington Ridge	36	33	360	360	3	L(27),D(90),O(3)	0	0	12,770,000	7/18/2016									1.40
37	Mid Valley Plaza	24	16	360	360	8	L(32),D(84),O(4)	0	5	14,000,000	3/3/2016									1.54
38	Gentry Apartments, Inc.	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	84,150,000	8/31/2016	41,200,000	22.6%	21.9%	0	48	6	226,573	700,000	7.82
39	Mankato Place & Brett’s Building	0	0	360	358	2	L(26),D(90),O(4)	0	0	12,100,000	8/4/2016									1.77
40	BJ’s Rotterdam	120	119	0	0	1	YM(25),YM or D(88),O(7)	0	0	13,900,000	2/3/2015									1.84
41	Hampton Inn Hartsville	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,400,000	9/8/2016									1.84
42	Holiday Inn Webster	0	0	360	359	1	L(25),D(91),O(4)	0	0	13,000,000	9/7/2016									1.98
43	Springhill Suites Waco	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	11,200,000	9/13/2016									1.93
44	14201-14291 East 4th Ave	0	0	360	359	1	L(25),D(91),O(4)	0	0	10,600,000	10/1/2016									1.76
45	Morton-Barrow Owners Corp.	0	0	360	359	1	GRTR 1% or YM(113),O(7)	10	10	138,300,000	6/15/2016	98,100,000	7.6%	29.4%	42	6	0	989,492	1,000,000	11.26
46	Westpark Office Park	0	0	360	359	1	L(25),D(32),O(3)	0	0	9,750,000	7/7/2016									1.52
47	Northland Mall	24	23	360	360	1	L(25),D(91),O(4)	0	0	10,400,000	9/9/2016									1.84
48	Marketplace at 18th	0	0	360	359	1	L(25),D(91),O(4)	0	0	11,070,000	8/26/2016									1.60
49	High Meadow Cooperative No. 1, Inc.	0	0	300	299	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	26,940,000	9/22/2016	25,000,000	27.9%	0.0%	0	0	0		500,000	3.97
50	50 Plaza Tenants Corp.	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	62,750,000	10/7/2016	41,900,000	15.5%	30.6%	15	0	0	52,962	500,000	5.53
51	Short Pump Village	12	10	360	360	2	L(26),D(90),O(4)	0	0	8,600,000	8/5/2016									1.79
52	Fairfield Inn & Suites Aiken	0	0	300	297	3	L(27),D(90),O(3)	0	0	8,250,000	7/26/2016									2.03
53	Crown Garden Apartments	12	11	360	360	1	L(25),D(91),O(4)	0	0	8,190,000	9/1/2017									2.15
54	Best Western Market Center Dallas	0	0	300	299	1	L(25),D(91),O(4)	0	0	7,700,000	8/24/2016									2.00
55	Holiday Inn Express - Richmond Hill	0	0	360	358	2	L(26),D(90),O(4)	0	0	7,900,000	8/2/2016									2.23
56	Sunrise Lake Village Phase II	24	21	360	360	3	L(27),D(89),O(4)	0	0	6,800,000	8/5/2016									1.50
57	Highlander Hall Owners, Inc.	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,800,000	9/29/2016	26,700,000	19.1%	7.8%	11	0	2	62,490	500,000	5.44
58	Harway Terrace, Inc.	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	96,500,000	4/6/2016	73,600,000	6.8%	1.4%	0	0	5		500,000	13.98
59	Spanish Crossroads	48	46	360	360	2	L(26),D(90),O(4)	0	5	7,150,000	8/14/2016									1.87
60	Walgreens Crawfordsville	0	0	360	358	2	L(26),D(91),O(3)	0	0	6,400,000	9/7/2016									1.23
61	Parham Road Self Storage	36	35	360	360	1	L(25),D(91),O(4)	0	0	6,500,000	8/23/2016									1.74
62	The Pointe	0	0	360	359	1	L(25),D(91),O(4)	0	0	7,020,000	9/2/2016									1.87
63	Walgreens - Macomb, MI	0	0	360	358	2	L(26),D(90),O(4)	0	0	6,230,000	8/8/2016									1.31
64	Cohen MHC Portfolio	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,230,000	5/26/2016									1.99
64.01	Northstar MHC / Bel Air MHC									5,060,000	5/26/2016
64.02	Edgeview Estates MHC									1,170,000	5/26/2016
65	Walgreens Lakeville	0	0	360	358	2	L(26),D(91),O(3)	0	0	5,300,000	9/5/2016									1.23
66	Baldridge Commons	36	35	360	360	1	L(25),D(91),O(4)	0	0	4,910,000	10/4/2016									1.55
67	Michele Towers Inc.	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	30,300,000	9/9/2016	21,200,000	14.6%	15.6%	12	3	0	NAV	750,000	6.84
68	Prince Tower Tenants Corp.	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	62,300,000	7/27/2016	36,100,000	8.3%	0.0%	0	0	0			16.12
69	Paulding Exchange	0	0	360	359	1	L(25),D(90),O(5)	0	0	4,500,000	5/6/2016									2.10
70	Duke Self Storage	36	35	360	360	1	L(25),D(91),O(4)	0	0	3,530,000	7/19/2016									1.69
71	Northshore Plaza	0	0	360	359	1	L(25),D(91),O(4)	0	0	3,190,000	8/19/2016									1.68
72	310 East 49th Owners Corp.	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	43,300,000	9/27/2016	31,300,000	6.4%	3.1%	3	0	0	4,696	500,000	14.70
73	109 Tenants Corp.	0	0	240	239	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	26,840,000	9/27/2016	16,100,000	11.8%	8.2%	0	0	7		500,000	6.59
74	34-36 North Tenants Corp.	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	37,900,000	9/13/2016	22,800,000	6.6%	0.0%	0	0	0			20.04
75	Chelsea Lofts Corp.	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	64,000,000	9/16/2016	41,100,000	3.4%	0.0%	0	0	0		250,000	41.74
76	Dollar General St. Charles	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0	1,300,000	3/18/2016									1.55
77	Dollar General Decatur-Sunnyside	120	119	0	0	1	YM(25),YM or D(88),O(7)	0	0	1,280,000	4/25/2016									1.57
78	Dollar General Philo	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0	1,250,000	3/17/2016									1.55
79	Dollar General San Antonio	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0	1,200,000	3/21/2016									1.56
80	Dollar General Borger	120	113	0	0	7	YM(31),YM or D(82),O(7)	0	0	1,060,000	3/25/2016									1.58

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W NCF DSCR (x)(3)(5)	Cut-off Date LTV Ratio(3)(4)(5)	LTV Ratio at Maturity or ARD(3)(4)(5)	Cut-off Date U/W NOI Debt Yield(3)(5)	Cut-off Date U/W NCF Debt Yield(3)(5)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
1	9 West 57th Street	3.64	29.8%	29.8%	10.6%	10.6%	166,714,099	58,877,243	107,836,855	738,788	0	107,098,067	63.5%	6/1/2016			TTM 6/30/2016	161,485,907	64,471,574	97,014,333	0	97,014,333
2	Walmart Shadow Anchored Portfolio	1.36	75.0%	72.0%	10.6%	9.3%	12,603,392	3,145,985	9,457,407	176,305	969,678	8,311,424	93.1%	10/31/2016			TTM 6/30/2016	12,318,018	3,267,630	9,050,388	0	9,050,388
2.01	Alice Shopping Center						591,459	129,227	462,232	7,820	43,010	411,402	91.8%	10/31/2016			TTM 6/30/2016	622,311	136,590	485,721	0	485,721
2.02	Shawnee Shopping Center						557,004	85,427	471,577	7,128	39,204	425,245	100.0%	10/31/2016			TTM 6/30/2016	541,363	90,614	450,749	0	450,749
2.03	Durant Shopping Center						534,963	120,171	414,792	6,440	35,420	372,932	100.0%	10/31/2016			TTM 6/30/2016	523,579	125,104	398,475	0	398,475
2.04	Radcliff Shopping Center						473,093	108,066	365,027	7,380	40,590	317,057	84.8%	10/31/2016			TTM 6/30/2016	495,365	114,368	380,997	0	380,997
2.05	Mustang Shopping Center						462,547	85,260	377,287	7,170	39,434	330,684	100.0%	10/31/2016			TTM 6/30/2016	415,081	88,384	326,697	0	326,697
2.06	Pineville Shopping Center						511,816	145,415	366,401	6,460	35,530	324,411	100.0%	10/31/2016			TTM 6/30/2016	431,147	147,880	283,267	0	283,267
2.07	Yukon Shopping Center						494,479	85,025	409,454	6,300	34,650	368,504	100.0%	10/31/2016			TTM 6/30/2016	483,302	89,400	393,902	0	393,902
2.08	Fort Dodge Shopping Center						505,238	132,117	373,121	6,740	37,070	329,311	95.3%	10/31/2016			TTM 6/30/2016	503,438	137,237	366,201	0	366,201
2.09	Belton Shopping Center						490,494	92,364	398,130	5,610	30,857	361,662	100.0%	10/31/2016			TTM 6/30/2016	464,985	96,817	368,168	0	368,168
2.10	Petal Shopping Center						396,940	90,226	306,714	6,036	33,198	267,480	84.8%	10/31/2016			TTM 6/30/2016	386,390	93,840	292,550	0	292,550
2.11	Douglas Shopping Center						437,406	128,250	309,156	6,428	35,354	267,374	93.8%	10/31/2016			TTM 6/30/2016	429,306	133,177	296,129	0	296,129
2.12	Boaz Shopping Center						361,718	59,819	301,899	5,580	30,691	265,628	88.5%	10/31/2016			TTM 6/30/2016	404,190	65,252	338,938	0	338,938
2.13	Zachary Shopping Center						478,305	120,606	357,699	5,920	32,560	319,219	100.0%	10/31/2016			TTM 6/30/2016	477,028	125,661	351,367	0	351,367
2.14	Plainview Shopping Center						358,107	74,566	283,541	6,344	34,892	242,305	72.3%	10/31/2016			TTM 6/30/2016	397,315	81,345	315,970	0	315,970
2.15	Minden Shopping Center						363,460	63,376	300,084	5,460	30,030	264,594	95.6%	10/31/2016			TTM 6/30/2016	347,795	66,305	281,490	0	281,490
2.16	West Burlington Shopping Center						361,812	90,677	271,135	5,220	28,710	237,205	100.0%	10/31/2016			TTM 6/30/2016	338,912	93,242	245,670	0	245,670
2.17	Pulaski Shopping Center						402,509	99,284	303,225	5,620	30,910	266,695	100.0%	10/31/2016			TTM 6/30/2016	398,368	103,319	295,049	0	295,049
2.18	Marshalltown Shopping Center						349,076	119,140	229,937	4,580	25,190	200,167	87.8%	10/31/2016			TTM 6/30/2016	342,308	120,586	221,722	0	221,722
2.19	Bad Axe Shopping Center						350,114	88,465	261,649	5,671	31,188	224,790	100.0%	10/31/2016			TTM 6/30/2016	342,860	91,254	251,606	0	251,606
2.20	Ottumwa Shopping Center						405,775	124,660	281,115	4,438	24,409	252,268	91.9%	10/31/2016			TTM 6/30/2016	368,102	127,308	240,794	0	240,794
2.21	Tyler Shopping Center						490,395	183,893	306,502	7,168	39,424	259,910	85.9%	10/31/2016			TTM 6/30/2016	453,834	187,015	266,819	0	266,819
2.22	Oskaloosa Shopping Center						323,945	90,747	233,198	4,140	22,770	206,288	100.0%	10/31/2016			TTM 6/30/2016	312,342	93,543	218,799	0	218,799
2.23	Shelbyville Shopping Center						296,161	67,584	228,577	2,830	15,565	210,182	100.0%	10/31/2016			TTM 6/30/2016	289,778	70,604	219,174	0	219,174
2.24	Alexandria Shopping Center						297,759	93,633	204,126	4,080	22,440	177,606	92.2%	10/31/2016			TTM 6/30/2016	301,282	97,274	204,008	0	204,008
2.25	La Junta Shopping Center						273,206	66,497	206,709	4,100	22,550	180,059	100.0%	10/31/2016			TTM 6/30/2016	272,228	69,259	202,969	0	202,969
2.26	St. John’s Shopping Center						299,268	103,209	196,059	5,986	32,923	157,150	74.0%	10/31/2016			TTM 6/30/2016	298,075	106,389	191,686	0	191,686
2.27	Newton Shopping Center						255,259	62,885	192,374	4,060	22,330	165,984	88.2%	10/31/2016			TTM 6/30/2016	256,899	65,687	191,212	0	191,212
2.28	Tell City Shopping Center						290,689	91,355	199,334	5,400	29,700	164,234	82.2%	10/31/2016			TTM 6/30/2016	278,225	93,761	184,464	0	184,464
2.29	Newcastle Shopping Center						218,755	38,778	179,977	2,320	12,760	164,897	100.0%	10/31/2016			TTM 6/30/2016	206,894	40,397	166,497	0	166,497
2.30	Wauseon Shopping Center						210,291	52,845	157,446	2,620	14,410	140,416	100.0%	10/31/2016			TTM 6/30/2016	190,064	54,391	135,673	0	135,673
2.31	Pampa Shopping Center						230,021	84,854	145,167	3,232	17,776	124,159	100.0%	10/31/2016			TTM 6/30/2016	227,201	87,438	139,763	0	139,763
2.32	Keokuk Shopping Center						199,451	65,339	134,112	2,032	11,176	120,904	100.0%	10/31/2016			TTM 6/30/2016	198,263	67,678	130,585	0	130,585
2.33	Liberty Shopping Center						164,200	57,068	107,132	2,992	16,456	87,684	67.9%	10/31/2016			TTM 6/30/2016	195,179	60,699	134,480	0	134,480
2.34	Perry Shopping Center						167,677	45,158	122,519	3,000	16,500	103,019	100.0%	10/31/2016			TTM 6/30/2016	124,609	45,812	78,797	0	78,797
3	Marriott Hilton Head Resort & Spa	1.47	59.7%	44.7%	12.0%	10.3%	33,338,474	21,646,100	11,692,374	1,666,924	0	10,025,450	59.2%	8/31/2016	189	112	TTM 8/31/2016	33,429,812	21,637,224	11,792,589	1,671,491	10,121,098
4	Redwood MHC Portfolio	1.38	71.8%	61.5%	8.2%	8.0%	14,797,750	6,919,649	7,878,101	200,350	0	7,677,751	70.9%	7/18/2016			TTM 6/30/2016	14,797,750	6,937,347	7,860,403	0	7,860,403
4.01	Camp Inn						2,127,516	942,319	1,185,197	39,850	0	1,145,347	77.3%	7/18/2016			TTM 6/30/2016	2,127,516	945,009	1,182,507	0	1,182,507
4.02	Town & Country Estates						1,346,530	470,104	876,426	16,000	0	860,426	79.4%	7/18/2016			TTM 6/30/2016	1,346,530	466,818	879,712	0	879,712
4.03	St. Clements Crossing						1,246,021	623,026	622,995	9,300	0	613,695	95.7%	7/18/2016			TTM 6/30/2016	1,246,021	621,007	625,014	0	625,014
4.04	Algoma						1,137,131	520,834	616,297	16,100	0	600,197	74.2%	7/18/2016			TTM 6/30/2016	1,137,131	524,263	612,868	0	612,868
4.05	Suburban Estates						925,037	379,405	545,632	6,600	0	539,032	97.7%	7/18/2016			TTM 6/30/2016	925,037	380,367	544,670	0	544,670
4.06	Colonial Acres						1,359,004	693,437	665,567	30,600	0	634,967	45.3%	7/18/2016			TTM 6/30/2016	1,359,004	699,298	659,706	0	659,706
4.07	Twenty Nine Pines						819,465	341,807	477,658	7,200	0	470,458	90.3%	7/18/2016			TTM 6/30/2016	819,465	336,431	483,034	0	483,034
4.08	Evergreen Springs						710,334	247,894	462,440	5,100	0	457,340	96.1%	7/18/2016			TTM 6/30/2016	710,334	232,723	477,611	0	477,611
4.09	Avalon						893,823	409,023	484,800	12,800	0	472,000	64.5%	7/18/2016			TTM 6/30/2016	893,823	419,102	474,721	0	474,721
4.10	Lexington						484,600	220,870	263,730	3,800	0	259,930	89.5%	7/18/2016			TTM 6/30/2016	484,600	222,322	262,278	0	262,278
4.11	Colonial Manor						637,363	326,876	310,487	9,750	0	300,737	69.2%	7/18/2016			TTM 6/30/2016	637,363	329,802	307,561	0	307,561
4.12	Green Acres						412,271	179,047	233,224	3,200	0	230,024	96.9%	7/18/2016			TTM 6/30/2016	412,271	181,649	230,622	0	230,622
4.13	Cedar Grove						425,225	243,347	181,878	3,000	0	178,878	98.3%	7/18/2016			TTM 6/30/2016	425,225	237,139	188,086	0	188,086
4.14	Hunters Chase						392,255	191,116	201,139	6,700	0	194,439	69.4%	7/18/2016			TTM 6/30/2016	392,255	194,423	197,832	0	197,832
4.15	Highland Bluff						332,207	156,700	175,507	2,450	0	173,057	89.8%	7/18/2016			TTM 6/30/2016	332,207	159,543	172,664	0	172,664
4.16	Winter Paradise						626,021	424,378	201,643	14,500	0	187,143	48.6%	7/18/2016			TTM 6/30/2016	626,021	432,092	193,929	0	193,929
4.17	Weststar						360,948	144,614	216,334	4,500	0	211,834	76.7%	7/18/2016			TTM 6/30/2016	360,948	146,396	214,552	0	214,552
4.18	El Frontier						561,999	404,853	157,146	8,900	0	148,246	46.6%	7/18/2016			TTM 6/30/2016	561,999	408,964	153,035	0	153,035
5	Centrepark East	1.37	72.7%	66.7%	9.7%	8.5%	6,580,453	3,087,045	3,493,408	60,821	373,542	3,059,045	81.5%	9/7/2016			TTM 8/31/2016	6,167,624	2,908,598	3,259,026	0	3,259,026
6	Moreno Valley Plaza	1.31	75.0%	66.0%	8.9%	8.1%	4,102,741	1,305,435	2,797,307	57,972	175,376	2,563,959	84.4%	10/20/2016			TTM 7/31/2016	3,754,342	1,279,460	2,474,881	0	2,474,881
7	The Shops at Somerset Square	1.39	72.0%	65.4%	8.4%	8.0%	4,214,213	1,671,516	2,542,697	30,222	87,386	2,425,088	89.3%	10/6/2016			TTM 8/31/2016	4,450,472	1,886,510	2,563,962	0	2,563,962
8	Causeway Plaza I, II & III	1.52	72.9%	66.4%	10.9%	9.0%	6,456,590	3,179,030	3,277,560	70,469	506,725	2,700,366	94.4%	10/1/2016			TTM 6/30/2016	6,576,531	3,089,510	3,487,021	0	3,487,021
9	Fairfield Inn & Suites Brooklyn	2.08	60.6%	49.2%	14.3%	12.8%	8,480,548	4,428,516	4,052,032	424,027	0	3,628,004	86.0%	7/31/2016	192	165	TTM 7/31/2016	8,503,782	4,328,410	4,175,372	0	4,175,372
10	Gurnee Mills	1.60	65.8%	52.4%	9.7%	9.2%	40,778,955	14,098,029	26,680,926	420,979	1,160,681	25,099,266	91.1%	9/22/2016			TTM 7/31/2016	41,767,037	13,716,322	28,050,715	0	28,050,715
11	Aspen at Norman Student Housing	1.30	75.0%	69.0%	8.4%	8.2%	4,935,428	1,686,001	3,249,427	80,712	0	3,168,715	99.1%	10/26/2016			TTM 7/31/2016	5,069,044	1,319,918	3,749,126	0	3,749,126
12	North Bay Center	1.39	71.9%	61.1%	8.7%	8.3%	2,399,394	480,884	1,918,510	23,191	67,231	1,828,089	100.0%	10/4/2016			TTM 8/31/2016	2,246,596	350,128	1,896,468	0	1,896,468
13	Rio West Business Park	1.53	64.8%	59.4%	9.6%	9.4%	5,811,803	1,833,352	3,978,451	59,333	-1,613	3,920,731	100.0%	9/19/2016			TTM 9/30/2016	5,010,675	1,032,765	3,977,910	0	3,977,910
14	19066 Magnolia Street	1.33	64.5%	56.2%	7.9%	7.9%	1,917,591	335,220	1,582,371	10,290	-6,568	1,578,649	93.4%	9/27/2016			TTM 7/31/2016	1,754,595	161,587	1,593,008	0	1,593,008
15	King’s Quarters at Jack Britt	1.50	74.3%	64.6%	9.1%	8.8%	2,785,266	1,013,508	1,771,758	63,000	0	1,708,758	96.4%	9/14/2016			TTM 6/30/2016	2,696,143	1,037,741	1,658,402	0	1,658,402
16	101 Hudson Street	3.68	51.8%	51.8%	12.9%	11.6%	50,810,573	18,681,652	32,128,921	281,746	2,771,771	29,075,403	98.3%	9/21/2016			TTM 7/31/2016	39,960,773	16,855,969	23,104,804	0	23,104,804
17	Jacksonville Medical Plaza	1.32	66.3%	56.4%	9.7%	8.8%	2,686,331	1,105,460	1,580,871	26,460	132,300	1,422,112	89.5%	9/1/2016			TTM 8/31/2016	2,248,524	830,679	1,417,845	3,577	1,414,268
18	2821 & 2851 S Parker Road	1.64	65.2%	52.4%	10.9%	9.6%	3,929,655	2,164,606	1,765,049	58,314	147,176	1,559,559	85.1%	6/30/2016			TTM 5/31/2016	3,654,647	2,218,958	1,435,689	0	1,435,689
19	381-383 Broadway	1.30	47.1%	43.5%	9.2%	8.8%	1,677,908	302,736	1,375,172	4,626	57,736	1,312,810	100.0%	7/15/2016			TTM 5/31/2016	365,763	229,673	136,090	0	136,090
20	Raytheon Building	1.20	74.4%	55.5%	8.8%	8.3%	1,340,612	26,812	1,313,799	22,136	55,340	1,236,323	100.0%	12/1/2016			TTM 7/31/2016	1,476,703	29,250	1,447,453	0	1,447,453
21	1200 Wilshire Boulevard	2.04	58.9%	58.9%	9.2%	8.3%	2,496,433	1,158,488	1,337,945	24,090	110,804	1,203,050	91.5%	9/30/2016			TTM 7/31/2016	2,242,592	1,169,449	1,073,143	0	1,073,143
22	Skillman MHC Portfolio	1.47	66.4%	55.0%	10.0%	9.7%	2,810,732	1,365,400	1,445,333	35,238	0	1,410,095	64.5%	10/1/2016			TTM 9/30/2016	2,820,310	1,365,346	1,454,964	0	1,454,964
22.01	Flat Rock						774,569	389,406	385,164	11,703	0	373,461	49.4%	10/1/2016			TTM 9/30/2016	774,569	392,471	382,098	0	382,098
22.02	Voyager Village						623,482	281,092	342,390	6,306	0	336,084	70.1%	10/1/2016			TTM 9/30/2016	623,482	277,442	346,040	0	346,040
22.03	Woodlake						476,940	220,939	256,001	4,150	0	251,851	76.9%	10/1/2016			TTM 9/30/2016	476,940	220,779	256,161	0	256,161
22.04	Spring Valley						477,397	225,188	252,209	3,944	0	248,265	75.6%	10/1/2016			TTM 9/30/2016	477,397	226,297	251,100	0	251,100
22.05	Indian Village						458,344	248,775	209,569	9,135	0	200,434	65.5%	10/1/2016			TTM 9/30/2016	467,922	248,356	219,566	0	219,566
23	Poplar Square Shopping Center	1.39	74.8%	63.5%	9.1%	8.2%	1,667,128	352,378	1,314,751	31,481	96,261	1,187,009	100.0%	6/1/2016			TTM 8/31/2016	1,706,324	352,785	1,353,539	0	1,353,539
24	Mount Vernon Self Storage	1.48	75.0%	65.7%	9.1%	9.0%	1,672,363	374,010	1,298,353	11,160	0	1,287,193	87.9%	10/5/2016			TTM 9/30/2016	1,672,363	376,681	1,295,682	0	1,295,682
25	Colonial Rivermead	1.58	69.3%	63.3%	9.6%	9.4%	2,769,378	1,443,634	1,325,744	24,300	0	1,301,444	87.9%	7/18/2016			TTM 4/30/2016	2,747,216	1,456,849	1,290,367	0	1,290,367
26	Holiday Inn Milwaukee River	1.74	61.5%	46.0%	14.2%	12.2%	6,667,959	4,728,311	1,939,648	266,718	0	1,672,930	84.2%	7/31/2016	108	91	TTM 7/31/2016	6,687,649	4,638,192	2,049,457	0	2,049,457
27	The Crossings of Decatur	1.65	75.0%	65.7%	10.8%	10.0%	1,858,036	395,107	1,462,929	26,801	82,285	1,353,843	89.7%	7/19/2016			TTM 7/31/2016	1,854,726	355,063	1,499,662	0	1,499,662
28	Courtyard LBJ Dallas	1.51	61.2%	44.9%	12.8%	11.5%	3,941,740	2,344,530	1,597,210	157,670	0	1,439,540	68.3%	9/30/2016	101	69	TTM 9/30/2016	3,952,540	2,021,059	1,931,480	0	1,931,480
29	Whispering Woods Plaza	1.30	75.0%	64.9%	9.1%	8.4%	1,427,785	368,216	1,059,569	28,126	54,088	977,356	88.9%	10/25/2016			TTM 9/30/2016	1,368,984	360,978	1,008,006	0	1,008,006
30	The Centre at La Quinta I, II & III	1.49	74.8%	60.6%	9.9%	9.1%	1,535,234	428,084	1,107,150	13,565	79,795	1,013,790	89.0%	10/1/2016			TTM 6/30/2016	1,411,898	376,242	1,035,656	0	1,035,656
31	Lapeer Pointe Plaza	1.37	75.0%	64.9%	9.6%	8.8%	1,365,353	307,491	1,057,862	21,730	59,016	977,116	97.1%	7/6/2016			Actual 2015	463,196	279,314	183,882	0	183,882
32	950 Herndon Parkway	1.60	70.5%	59.1%	11.3%	10.0%	2,094,745	852,123	1,242,623	18,388	119,525	1,104,710	91.2%	10/26/2016			TTM 6/30/2016	1,950,252	852,338	1,097,914	0	1,097,914
33	Arlington Owners, Inc.	7.15	16.9%	13.1%	38.4%	37.6%	6,833,869	2,810,904	4,022,965	84,900	0	3,938,065	97.1%	10/5/2016
34	Hampshire Highlands	1.35	77.6%	68.1%	8.5%	8.3%	1,463,880	578,590	885,289	20,250	0	865,039	97.5%	10/8/2016			Annualized 3 8/31/2016	1,376,953	576,361	800,592	0	800,592
35	Grand Plaza - TX	1.45	69.0%	61.2%	9.8%	8.4%	1,382,384	423,105	959,278	31,731	106,872	820,676	99.4%	8/2/2016			TTM 8/31/2016	1,537,733	428,908	1,108,824	0	1,108,824
36	Carrington Ridge	1.36	76.0%	66.3%	8.4%	8.1%	1,259,029	448,366	810,662	20,250	0	790,412	100.0%	8/1/2016			Annualized 3 7/31/2016	1,157,905	588,799	569,106	0	569,106
37	Mid Valley Plaza	1.37	67.1%	57.8%	9.7%	8.6%	1,233,256	325,095	908,162	49,634	51,987	806,540	98.4%	3/29/2016			TTM 9/30/2016	1,075,126	299,275	775,850	0	775,850
38	Gentry Apartments, Inc.	7.67	11.1%	11.1%	28.2%	27.7%	4,901,825	2,277,013	2,624,812	49,800	0	2,575,012	95.0%	8/31/2016
39	Mankato Place & Brett’s Building	1.54	74.8%	60.8%	10.9%	9.5%	1,931,286	943,215	988,071	21,931	107,718	858,422	89.1%	9/1/2016			TTM 6/30/2016	2,044,700	958,097	1,086,602	0	1,086,602
40	BJ’s Rotterdam	1.69	65.0%	65.0%	9.6%	8.8%	893,000	26,790	866,210	17,349	52,402	796,459	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
41	Hampton Inn Hartsville	1.65	68.5%	56.5%	12.0%	10.8%	2,652,313	1,633,499	1,018,814	106,093	0	912,721	75.3%	9/30/2016	105	79	TTM 9/30/2016	2,659,580	1,634,787	1,024,793	106,383	918,410
42	Holiday Inn Webster	1.74	64.2%	52.8%	12.8%	11.2%	3,312,461	2,244,826	1,067,634	132,498	0	935,136	65.8%	8/31/2016	112	74	TTM 8/31/2016	3,312,461	2,203,947	1,108,513	132,498	976,015
43	Springhill Suites Waco	1.70	69.9%	57.0%	12.0%	10.6%	2,783,108	1,842,915	940,192	111,324	0	828,868	84.0%	9/30/2016	110	88	TTM 9/30/2016	2,923,330	1,898,130	1,025,200	0	1,025,200
44	14201-14291 East 4th Ave	1.55	72.1%	58.0%	10.5%	9.2%	1,601,054	799,475	801,579	30,988	64,451	706,141	88.7%	10/19/2016			TTM 8/31/2016	1,261,808	769,570	492,238	0	492,238
45	Morton-Barrow Owners Corp.	11.20	5.4%	4.3%	62.6%	62.2%	6,571,518	1,885,200	4,686,318	25,450	0	4,660,868	96.0%	6/15/2016
46	Westpark Office Park	1.35	76.3%	71.2%	10.6%	9.5%	1,421,368	631,327	790,041	18,847	67,488	703,706	92.8%	9/27/2016			TTM 6/30/2016	1,396,119	629,972	766,147	0	766,147
47	Northland Mall	1.51	71.2%	61.1%	11.4%	9.4%	1,487,746	641,060	846,686	55,631	95,916	695,138	88.4%	10/17/2016			TTM 9/30/2016	1,546,231	663,755	882,476	0	882,476
48	Marketplace at 18th	1.50	65.6%	52.9%	9.6%	9.0%	959,330	260,254	699,076	7,763	35,617	655,696	95.7%	8/1/2016			TTM 7/31/2016	882,046	250,661	631,385	0	631,385
49	High Meadow Cooperative No. 1, Inc.	3.85	25.9%	18.4%	24.0%	23.3%	3,663,666	1,988,812	1,674,854	50,000	0	1,624,854	95.0%	9/22/2016
50	50 Plaza Tenants Corp.	5.48	10.3%	8.0%	29.4%	29.1%	2,846,059	940,386	1,905,673	17,150	0	1,888,523	93.6%	10/7/2016
51	Short Pump Village	1.64	74.4%	61.8%	10.8%	9.9%	921,155	231,095	690,060	11,295	44,312	634,453	82.0%	9/28/2016			TTM 7/31/2016	755,927	255,638	500,289	0	500,289
52	Fairfield Inn & Suites Aiken	1.83	69.4%	52.1%	14.3%	12.8%	2,049,559	1,232,420	817,139	81,982	0	735,157	54.4%	6/30/2016	111	66	TTM 6/30/2016	1,857,014	1,133,064	723,951	0	723,951
53	Crown Garden Apartments	2.02	64.1%	53.4%	13.1%	12.3%	1,522,978	832,794	690,183	42,000	0	648,183	97.0%	8/26/2016			TTM 9/30/2016	1,544,931	765,398	779,533	0	779,533
54	Best Western Market Center Dallas	1.78	68.1%	51.4%	14.4%	12.8%	2,028,105	1,274,904	753,201	81,124	0	672,077	63.4%	8/31/2016	89	57	TTM 8/31/2016	2,028,133	1,240,284	787,849	0	787,849
55	Holiday Inn Express - Richmond Hill	2.03	66.3%	54.2%	14.1%	12.8%	1,686,336	949,766	736,571	67,453	0	669,117	75.8%	7/31/2016	99	70	TTM 7/31/2016	1,801,159	1,021,912	779,247	0	779,247
56	Sunrise Lake Village Phase II	1.40	75.0%	63.7%	9.0%	8.3%	648,624	192,016	456,608	4,311	28,070	424,227	100.0%	4/1/2016			TTM 6/30/2016	458,320	194,931	263,388	0	263,388
57	Highlander Hall Owners, Inc.	5.29	24.5%	19.2%	29.6%	28.8%	2,937,264	1,427,932	1,509,332	41,750	0	1,467,582	95.2%	9/29/2016
58	Harway Terrace, Inc.	13.60	5.2%	4.1%	76.6%	74.5%	8,108,014	4,289,500	3,818,514	105,000	0	3,713,514	95.0%	4/6/2016
59	Spanish Crossroads	1.61	68.2%	60.5%	10.7%	9.2%	732,540	210,724	521,816	14,836	57,753	449,227	97.3%	8/2/2016			TTM 8/31/2016	762,293	199,560	562,733	0	562,733
60	Walgreens Crawfordsville	1.22	73.7%	59.8%	7.5%	7.5%	365,825	10,975	354,850	2,139	0	352,711	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
61	Parham Road Self Storage	1.71	70.8%	61.8%	10.5%	10.3%	635,036	154,290	480,746	6,914	0	473,832	91.1%	9/15/2016			TTM 8/31/2016	617,481	120,654	496,827	0	496,827
62	The Pointe	1.63	65.4%	53.3%	11.6%	10.1%	849,741	314,590	535,150	10,368	59,752	465,030	85.0%	9/30/2016			TTM 8/31/2016	861,530	366,538	494,992	0	494,992
63	Walgreens - Macomb, MI	1.30	68.4%	55.6%	8.1%	8.0%	347,260	3,473	343,787	1,482	0	342,305	100.0%	12/1/2016			Annualized 8 8/31/2016	358,001	1,500	356,501	0	356,501
64	Cohen MHC Portfolio	1.93	64.9%	53.1%	12.5%	12.2%	1,003,697	496,348	507,349	15,050	0	492,299	79.8%	9/7/2016			TTM 8/31/2016	933,652	460,509	473,143	0	473,143
64.01	Northstar MHC / Bel Air MHC						742,413	327,332	415,082	10,450	0	404,632	82.9%	9/7/2016			TTM 8/31/2016	689,327	310,103	379,224	0	379,224
64.02	Edgeview Estates MHC						261,284	169,016	92,268	4,600	0	87,668	72.8%	9/7/2016			TTM 8/31/2016	244,325	150,406	93,919	0	93,919
65	Walgreens Lakeville	1.22	73.2%	59.2%	7.4%	7.4%	296,648	8,899	287,749	2,223	0	285,526	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
66	Baldridge Commons	1.43	69.2%	61.1%	9.8%	9.1%	493,757	159,385	334,372	3,411	22,510	308,452	99.6%	9/30/2016			TTM 8/31/2016	495,335	148,688	346,647	0	346,647
67	Michele Towers Inc.	6.68	10.2%	8.0%	36.9%	36.0%	2,025,377	884,743	1,140,634	26,000	0	1,114,634	96.0%	9/9/2016
68	Prince Tower Tenants Corp.	16.02	4.8%	4.8%	60.6%	60.2%	2,610,946	792,068	1,818,878	11,500	0	1,807,378	96.2%	7/27/2016
69	Paulding Exchange	1.82	66.6%	54.9%	13.6%	11.8%	589,633	181,687	407,945	22,420	32,028	353,498	94.4%	9/30/2016			TTM 8/31/2016	575,627	185,605	390,022	0	390,022
70	Duke Self Storage	1.64	67.8%	59.6%	10.4%	10.1%	356,530	106,867	249,663	6,703	0	242,960	80.6%	10/1/2016			TTM 8/31/2016	356,530	91,110	265,420	0	265,420
71	Northshore Plaza	1.58	65.7%	53.7%	10.6%	9.9%	288,868	67,281	221,587	1,527	11,894	208,166	100.0%	9/13/2016			TTM 8/31/2016	229,341	57,189	172,152	0	172,152
72	310 East 49th Owners Corp.	14.56	4.6%	3.6%	79.1%	78.3%	3,040,529	1,461,982	1,578,547	15,000	0	1,563,547	96.0%	9/27/2016
73	109 Tenants Corp.	6.37	7.1%	4.2%	46.2%	44.6%	2,133,635	1,257,757	875,878	30,000	0	845,878	95.9%	9/27/2016
74	34-36 North Tenants Corp.	19.96	4.0%	3.5%	95.4%	95.0%	1,738,120	307,783	1,430,337	6,000	0	1,424,337	95.0%	9/13/2016
75	Chelsea Lofts Corp.	41.44	2.2%	2.2%	147.7%	146.6%	2,968,367	900,533	2,067,834	15,000	0	2,052,834	95.2%	9/16/2016
76	Dollar General St. Charles	1.52	75.0%	75.0%	8.4%	8.3%	84,350	2,531	81,820	1,354	0	80,466	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
77	Dollar General Decatur-Sunnyside	1.54	75.0%	75.0%	8.4%	8.3%	83,204	2,496	80,707	1,350	0	79,357	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
78	Dollar General Philo	1.53	75.0%	75.0%	8.4%	8.3%	81,442	2,443	78,999	1,354	0	77,645	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
79	Dollar General San Antonio	1.53	75.0%	75.0%	8.3%	8.2%	77,285	2,319	74,967	1,354	0	73,613	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
80	Dollar General Borger	1.55	75.0%	75.0%	8.4%	8.3%	69,098	2,073	67,025	1,365	0	65,660	100.0%	12/1/2016			NAV	NAV	NAV	NAV	NAV	NAV

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
1	9 West 57th Street			Actual 2015	148,729,532	63,564,960	85,164,572	0	85,164,572			Actual 2014	127,093,163	59,405,953	67,687,210	0	67,687,210			N
2	Walmart Shadow Anchored Portfolio			Actual 2015	12,275,717	3,230,236	9,045,481	0	9,045,481			Actual 2014	12,218,562	3,183,015	9,035,547	0	9,035,547			N
2.01	Alice Shopping Center			Actual 2015	635,009	131,400	503,609	0	503,609			Actual 2014	643,181	119,171	524,010	0	524,010			N
2.02	Shawnee Shopping Center			Actual 2015	538,155	89,381	448,774	0	448,774			Actual 2014	533,325	90,544	442,781	0	442,781			N
2.03	Durant Shopping Center			Actual 2015	472,476	95,046	377,430	0	377,430			Actual 2014	427,327	88,111	339,216	0	339,216			N
2.04	Radcliff Shopping Center			Actual 2015	490,377	117,887	372,490	0	372,490			Actual 2014	495,384	120,607	374,777	0	374,777			N
2.05	Mustang Shopping Center			Actual 2015	437,764	79,467	358,297	0	358,297			Actual 2014	434,674	80,672	354,002	0	354,002			N
2.06	Pineville Shopping Center			Actual 2015	470,875	141,313	329,562	0	329,562			Actual 2014	483,545	129,329	354,216	0	354,216			N
2.07	Yukon Shopping Center			Actual 2015	475,494	87,056	388,438	0	388,438			Actual 2014	449,312	94,632	354,680	0	354,680			N
2.08	Fort Dodge Shopping Center			Actual 2015	504,436	145,600	358,836	0	358,836			Actual 2014	491,358	150,759	340,599	0	340,599			N
2.09	Belton Shopping Center			Actual 2015	423,543	90,333	333,210	0	333,210			Actual 2014	437,823	87,459	350,364	0	350,364			N
2.10	Petal Shopping Center			Actual 2015	387,317	103,993	283,324	0	283,324			Actual 2014	384,725	91,458	293,267	0	293,267			N
2.11	Douglas Shopping Center			Actual 2015	415,484	114,130	301,354	0	301,354			Actual 2014	431,933	107,954	323,979	0	323,979			N
2.12	Boaz Shopping Center			Actual 2015	403,492	61,529	341,963	0	341,963			Actual 2014	340,811	64,595	276,216	0	276,216			N
2.13	Zachary Shopping Center			Actual 2015	470,414	123,280	347,134	0	347,134			Actual 2014	446,403	116,869	329,534	0	329,534			N
2.14	Plainview Shopping Center			Actual 2015	406,786	82,158	324,628	0	324,628			Actual 2014	449,638	62,839	386,799	0	386,799			N
2.15	Minden Shopping Center			Actual 2015	350,982	62,590	288,392	0	288,392			Actual 2014	386,723	56,424	330,299	0	330,299			N
2.16	West Burlington Shopping Center			Actual 2015	333,620	92,480	241,140	0	241,140			Actual 2014	361,532	104,129	257,403	0	257,403			N
2.17	Pulaski Shopping Center			Actual 2015	393,870	107,627	286,243	0	286,243			Actual 2014	385,590	99,306	286,284	0	286,284			N
2.18	Marshalltown Shopping Center			Actual 2015	331,469	122,776	208,693	0	208,693			Actual 2014	329,771	134,250	195,521	0	195,521			N
2.19	Bad Axe Shopping Center			Actual 2015	316,789	94,784	222,005	0	222,005			Actual 2014	285,432	110,906	174,526	0	174,526			N
2.20	Ottumwa Shopping Center			Actual 2015	334,403	136,978	197,425	0	197,425			Actual 2014	306,712	156,398	150,314	0	150,314			N
2.21	Tyler Shopping Center			Actual 2015	479,734	187,900	291,834	0	291,834			Actual 2014	468,060	187,733	280,327	0	280,327			N
2.22	Oskaloosa Shopping Center			Actual 2015	327,009	93,659	233,350	0	233,350			Actual 2014	286,272	97,901	188,371	0	188,371			N
2.23	Shelbyville Shopping Center			Actual 2015	288,242	69,725	218,517	0	218,517			Actual 2014	280,904	70,628	210,276	0	210,276			N
2.24	Alexandria Shopping Center			Actual 2015	299,394	97,896	201,498	0	201,498			Actual 2014	346,440	89,388	257,052	0	257,052			N
2.25	La Junta Shopping Center			Actual 2015	271,963	67,396	204,567	0	204,567			Actual 2014	254,681	59,287	195,394	0	195,394			N
2.26	St. John’s Shopping Center			Actual 2015	323,835	114,714	209,121	0	209,121			Actual 2014	367,446	110,706	256,740	0	256,740			N
2.27	Newton Shopping Center			Actual 2015	254,985	64,567	190,418	0	190,418			Actual 2014	274,523	66,775	207,748	0	207,748			N
2.28	Tell City Shopping Center			Actual 2015	277,925	93,723	184,202	0	184,202			Actual 2014	275,743	84,048	191,695	0	191,695			N
2.29	Newcastle Shopping Center			Actual 2015	212,624	42,356	170,268	0	170,268			Actual 2014	212,697	45,357	167,340	0	167,340			N
2.30	Wauseon Shopping Center			Actual 2015	182,062	54,636	127,426	0	127,426			Actual 2014	167,173	56,756	110,417	0	110,417			N
2.31	Pampa Shopping Center			Actual 2015	224,872	82,021	142,851	0	142,851			Actual 2014	232,344	84,287	148,057	0	148,057			N
2.32	Keokuk Shopping Center			Actual 2015	193,270	70,652	122,618	0	122,618			Actual 2014	183,369	54,904	128,465	0	128,465			N
2.33	Liberty Shopping Center			Actual 2015	212,840	62,429	150,411	0	150,411			Actual 2014	240,998	57,003	183,995	0	183,995			N
2.34	Perry Shopping Center			Actual 2015	134,207	48,754	85,453	0	85,453			Actual 2014	122,713	51,830	70,883	0	70,883			N
3	Marriott Hilton Head Resort & Spa	189	112	Actual 2015	31,403,350	21,015,622	10,387,728	1,570,168	8,817,561	181	104	Actual 2014	29,483,856	19,804,710	9,679,146	1,474,193	8,204,953	172	100	N
4	Redwood MHC Portfolio			Actual 2015	14,732,697	6,891,031	7,841,666	0	7,841,666			Actual 2014	14,326,966	6,729,350	7,597,616	0	7,597,616			N
4.01	Camp Inn			Actual 2015	2,073,530	950,180	1,123,350	0	1,123,350			Actual 2014	1,985,990	947,616	1,038,374	0	1,038,374			N
4.02	Town & Country Estates			Actual 2015	1,357,719	441,877	915,842	0	915,842			Actual 2014	1,369,629	468,756	900,873	0	900,873			N
4.03	St. Clements Crossing			Actual 2015	1,239,443	637,710	601,733	0	601,733			Actual 2014	1,188,509	615,388	573,121	0	573,121			N
4.04	Algoma			Actual 2015	1,113,471	511,658	601,813	0	601,813			Actual 2014	1,084,173	499,353	584,820	0	584,820			N
4.05	Suburban Estates			Actual 2015	910,316	401,724	508,592	0	508,592			Actual 2014	860,595	387,380	473,215	0	473,215			N
4.06	Colonial Acres			Actual 2015	1,399,296	681,748	717,548	0	717,548			Actual 2014	1,459,280	775,781	683,499	0	683,499			N
4.07	Twenty Nine Pines			Actual 2015	803,598	354,270	449,328	0	449,328			Actual 2014	787,042	343,267	443,775	0	443,775			N
4.08	Evergreen Springs			Actual 2015	695,926	232,272	463,654	0	463,654			Actual 2014	681,745	221,929	459,816	0	459,816			N
4.09	Avalon			Actual 2015	937,244	410,434	526,810	0	526,810			Actual 2014	779,753	370,461	409,292	0	409,292			N
4.10	Lexington			Actual 2015	480,561	230,588	249,973	0	249,973			Actual 2014	437,782	215,696	222,086	0	222,086			N
4.11	Colonial Manor			Actual 2015	645,233	324,281	320,952	0	320,952			Actual 2014	650,694	270,018	380,676	0	380,676			N
4.12	Green Acres			Actual 2015	405,103	186,349	218,754	0	218,754			Actual 2014	420,658	177,689	242,969	0	242,969			N
4.13	Cedar Grove			Actual 2015	419,791	236,595	183,196	0	183,196			Actual 2014	400,707	224,137	176,570	0	176,570			N
4.14	Hunters Chase			Actual 2015	384,885	196,927	187,958	0	187,958			Actual 2014	383,737	181,878	201,859	0	201,859			N
4.15	Highland Bluff			Actual 2015	326,662	154,136	172,526	0	172,526			Actual 2014	311,494	155,165	156,329	0	156,329			N
4.16	Winter Paradise			Actual 2015	618,538	422,398	196,140	0	196,140			Actual 2014	597,295	400,008	197,287	0	197,287			N
4.17	Weststar			Actual 2015	351,951	130,069	221,882	0	221,882			Actual 2014	364,111	116,072	248,039	0	248,039			N
4.18	El Frontier			Actual 2015	569,430	387,817	181,613	0	181,613			Actual 2014	563,772	358,755	205,017	0	205,017			N
5	Centrepark East			Actual 2015	5,750,938	2,869,941	2,880,997	0	2,880,997			Actual 2014	5,511,390	2,768,400	2,742,990	0	2,742,990			N
6	Moreno Valley Plaza			Actual 2015	3,726,540	1,276,040	2,450,500	0	2,450,500			Actual 2014	3,758,121	1,207,736	2,550,385	0	2,550,385			N
7	The Shops at Somerset Square			Actual 2015	4,322,750	1,869,191	2,453,559	0	2,453,559			Actual 2014	4,572,958	1,885,984	2,686,974	0	2,686,974			N
8	Causeway Plaza I, II & III			Actual 2015	6,512,438	3,181,717	3,330,721	0	3,330,721			Actual 2014	6,288,305	3,211,729	3,076,576	0	3,076,576			N
9	Fairfield Inn & Suites Brooklyn	192	165	Actual 2015	8,325,526	4,328,054	3,997,472	0	3,997,472	188	163	Actual 2014	7,592,780	3,790,403	3,802,377	0	3,802,377	179	149	N
10	Gurnee Mills			Actual 2015	41,761,447	13,959,485	27,801,962	0	27,801,962			Actual 2014	41,464,805	13,989,033	27,475,772	0	27,475,772			N
11	Aspen at Norman Student Housing			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
12	North Bay Center			Actual 2015	2,179,946	338,878	1,841,067	0	1,841,067			Actual 2014	2,189,182	362,786	1,826,395	0	1,826,395			N
13	Rio West Business Park			Actual 2015	5,549,359	1,019,492	4,529,866	0	4,529,866			Actual 2014	4,460,405	895,375	3,565,030	0	3,565,030			N
14	19066 Magnolia Street			Actual 2015	1,792,758	168,389	1,624,369	0	1,624,369			Actual 2014	1,590,067	155,810	1,434,257	0	1,434,257			N
15	King’s Quarters at Jack Britt			Actual 2015	2,374,907	1,011,720	1,363,187	0	1,363,187			Actual 2014	1,602,131	870,509	731,622	0	731,622			N
16	101 Hudson Street			Actual 2015	38,571,011	17,274,342	21,296,669	0	21,296,669			Actual 2014	38,228,378	17,641,097	20,587,281	0	20,587,281			N
17	Jacksonville Medical Plaza			Actual 2015	1,979,617	760,299	1,219,318	0	1,219,318			Actual 2014	1,855,684	682,638	1,173,047	0	1,173,047			N
18	2821 & 2851 S Parker Road			Actual 2015	3,542,694	2,207,844	1,334,850	0	1,334,850			Actual 2014	3,283,044	2,180,742	1,102,302	0	1,102,302			N
19	381-383 Broadway			Actual 2015	489,481	213,714	275,767	0	275,767			Actual 2014	693,332	199,398	493,934	0	493,934			N
20	Raytheon Building			Actual 2015	1,462,499	29,250	1,433,249	0	1,433,249			NAV	NAV	NAV	NAV	NAV	NAV			N
21	1200 Wilshire Boulevard			Actual 2015	2,114,874	1,118,836	996,038	0	996,038			Actual 2014	2,016,402	980,480	1,035,922	0	1,035,922			N
22	Skillman MHC Portfolio			Actual 2015	2,696,864	1,293,582	1,403,282	0	1,403,282			Actual 2014	2,633,459	1,203,916	1,429,543	0	1,429,543			N
22.01	Flat Rock			Actual 2015	752,336	343,763	408,573	0	408,573			Actual 2014	737,336	333,367	403,970	0	403,970			N
22.02	Voyager Village			Actual 2015	586,372	264,551	321,821	0	321,821			Actual 2014	574,799	246,567	328,232	0	328,232			N
22.03	Woodlake			Actual 2015	463,643	226,023	237,620	0	237,620			Actual 2014	478,447	218,978	259,470	0	259,470			N
22.04	Spring Valley			Actual 2015	458,555	219,579	238,976	0	238,976			Actual 2014	446,518	209,016	237,501	0	237,501			N
22.05	Indian Village			Actual 2015	435,959	239,666	196,292	0	196,292			Actual 2014	396,359	195,988	200,371	0	200,371			N
23	Poplar Square Shopping Center			Actual 2015	1,637,606	325,975	1,311,630	0	1,311,630			Actual 2014	1,655,131	341,806	1,313,325	0	1,313,325			N
24	Mount Vernon Self Storage			Actual 2015	1,570,118	369,131	1,200,987	0	1,200,987			Actual 2014	1,493,815	332,649	1,161,166	0	1,161,166			N
25	Colonial Rivermead			Actual 2015	2,877,976	1,622,852	1,255,124	0	1,255,124			Actual 2014	3,015,888	1,820,875	1,195,013	0	1,195,013			N
26	Holiday Inn Milwaukee River	108	91	Actual 2015	5,189,927	4,097,812	1,092,115	0	1,092,115	105	70	TTM 1/31/2014	5,986,371	5,488,549	497,822	0	497,822	99	72	N
27	The Crossings of Decatur			Actual 2015	1,895,363	348,992	1,546,371	0	1,546,371			Actual 2014	1,922,835	394,500	1,528,335	0	1,528,335			N
28	Courtyard LBJ Dallas	101	69	Actual 2015	3,170,052	2,174,640	995,412	0	995,412	96	55	Actual 2014	1,925,453	1,817,486	107,967	0	107,967	85	34	N
29	Whispering Woods Plaza			Actual 2015	1,352,086	369,977	982,109	0	982,109			Actual 2014	1,277,888	346,877	931,011	0	931,011			N
30	The Centre at La Quinta I, II & III			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31	Lapeer Pointe Plaza			Actual 2014	572,711	247,506	325,205	0	325,205			NAV	NAV	NAV	NAV	NAV	NAV			Y
32	950 Herndon Parkway			Actual 2015	1,962,997	877,371	1,085,626	0	1,085,626			Actual 2014	1,960,179	830,556	1,129,623	0	1,129,623			N
33	Arlington Owners, Inc.
34	Hampshire Highlands			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
35	Grand Plaza - TX			Actual 2015	1,476,561	412,229	1,064,332	0	1,064,332			Actual 2014	1,292,185	410,076	882,109	0	882,109			N
36	Carrington Ridge			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
37	Mid Valley Plaza			Actual 2015	993,282	303,151	690,131	0	690,131			Actual 2014	915,735	235,117	680,619	0	680,619			N
38	Gentry Apartments, Inc.
39	Mankato Place & Brett’s Building			Actual 2015	2,286,920	1,057,617	1,229,303	0	1,229,303			Actual 2014	2,181,448	1,001,830	1,179,618	0	1,179,618			N
40	BJ’s Rotterdam			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
41	Hampton Inn Hartsville	105	79	T-5 12/31/2015	1,054,076	658,736	395,339	42,163	353,176	110	75	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
42	Holiday Inn Webster	112	74	Actual 2015	3,435,241	2,243,508	1,191,733	137,410	1,054,323	113	77	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
43	Springhill Suites Waco	110	92	Actual 2015	2,808,333	1,894,354	913,979	0	913,979	108	89	Actual 2014	2,574,214	1,735,575	838,639	0	838,639	106	80	N
44	14201-14291 East 4th Ave			Actual 2015	1,185,738	732,116	453,623	0	453,623			Actual 2014	805,134	620,642	184,491	0	184,491			N
45	Morton-Barrow Owners Corp.
46	Westpark Office Park			Actual 2015	1,441,376	652,128	789,249	0	789,249			Actual 2014	1,324,927	642,382	682,544	0	682,544			N
47	Northland Mall			Actual 2015	1,430,630	572,454	858,176	0	858,176			Actual 2014	1,470,174	622,553	847,621	0	847,621			N
48	Marketplace at 18th			Actual 2015	890,984	254,668	636,315	0	636,315			Actual 2014	828,047	244,557	583,490	0	583,490			N
49	High Meadow Cooperative No. 1, Inc.
50	50 Plaza Tenants Corp.
51	Short Pump Village			Actual 2015	818,504	244,937	573,567	0	573,567			Actual 2014	836,055	245,812	590,243	0	590,243			N
52	Fairfield Inn & Suites Aiken	111	60	Actual 2015	2,007,994	1,174,616	833,379	0	833,379	111	65	Actual 2014	2,413,801	1,363,873	1,049,929	0	1,049,929	108	78	N
53	Crown Garden Apartments			Actual 2015	1,413,068	751,247	661,822	0	661,822			Annualized 6 12/31/2014	999,403	592,482	406,920	0	406,920			N
54	Best Western Market Center Dallas	89	57	Actual 2015	1,791,580	1,153,477	638,103	0	638,103	83	50	Actual 2014	1,366,106	998,712	367,394	0	367,394	78	38	N
55	Holiday Inn Express - Richmond Hill	99	75	Actual 2015	1,770,457	1,076,400	694,057	0	694,057	101	74	Actual 2014	1,527,139	946,226	580,914	0	580,914	91	63	N
56	Sunrise Lake Village Phase II			Actual 2015	526,705	152,005	374,701	0	374,701			NAV	NAV	NAV	NAV	NAV	NAV			N
57	Highlander Hall Owners, Inc.
58	Harway Terrace, Inc.
59	Spanish Crossroads			Actual 2015	727,588	201,878	525,710	0	525,710			Actual 2014	575,499	195,327	380,172	0	380,172			N
60	Walgreens Crawfordsville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
61	Parham Road Self Storage			Actual 2015	609,430	115,146	494,284	0	494,284			Actual 2014	556,632	107,367	449,266	0	449,266			N
62	The Pointe			Actual 2015	695,838	365,571	330,266	0	330,266			Actual 2014	716,915	357,413	359,503	0	359,503			N
63	Walgreens - Macomb, MI			Actual 2015	358,000	0	358,000	0	358,000			Actual 2014	358,000	0	358,000	0	358,000			N
64	Cohen MHC Portfolio			Actual 2015	901,283	492,384	408,899	0	408,899			Actual 2014	875,710	494,800	380,910	0	380,910			N
64.01	Northstar MHC / Bel Air MHC			Actual 2015	657,239	331,195	326,044	0	326,044			Actual 2014	634,415	340,261	294,154	0	294,154			N
64.02	Edgeview Estates MHC			Actual 2015	244,044	161,189	82,855	0	82,855			Actual 2014	241,295	154,539	86,756	0	86,756			N
65	Walgreens Lakeville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
66	Baldridge Commons			Actual 2015	404,995	124,425	280,570	0	280,570			NAV	NAV	NAV	NAV	NAV	NAV			N
67	Michele Towers Inc.
68	Prince Tower Tenants Corp.
69	Paulding Exchange			Actual 2015	536,557	178,362	358,195	0	358,195			Actual 2014	568,414	161,620	406,794	0	406,794			N
70	Duke Self Storage			Actual 2015	340,719	90,516	250,203	0	250,203			Actual 2014	289,957	76,000	213,957	0	213,957			N
71	Northshore Plaza			Actual 2015	186,580	60,846	125,734	0	125,734			NAV	NAV	NAV	NAV	NAV	NAV			N
72	310 East 49th Owners Corp.
73	109 Tenants Corp.
74	34-36 North Tenants Corp.
75	Chelsea Lofts Corp.
76	Dollar General St. Charles			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
77	Dollar General Decatur-Sunnyside			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
78	Dollar General Philo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
79	Dollar General San Antonio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
80	Dollar General Borger			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(6)(7)(8)	Largest Tenant Sq. Ft.(8)	Largest Tenant % of NRA(8)	Largest Tenant Exp. Date(8)	2nd Largest Tenant Name(6)(7)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(8)	3rd Largest Tenant Sq. Ft.(8)	3rd Largest Tenant % of NRA(8)	3rd Largest Tenant Exp. Date(8)	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA
1	9 West 57th Street	Kohlberg, Kravis, Roberts & Co.	196,124	11.7%	12/31/2020	Chanel Inc.	185,120	11.0%	5/31/2031	Apollo Management Holdings, L.P.	111,194	6.6%	4/30/2020	Och Ziff Management LP	95,200	5.7%
2	Walmart Shadow Anchored Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
2.01	Alice Shopping Center	Dollar Tree	10,080	25.8%	4/30/2020	Shoe Show	5,000	12.8%	8/31/2016	Radiology Associates LLP	4,000	10.2%	12/31/2020	Cato’s	3,900	10.0%
2.02	Shawnee Shopping Center	Dollar Tree	16,940	47.5%	7/31/2019	Cato’s	3,900	10.9%	1/31/2019	America’s Mattress	3,200	9.0%	2/28/2018	Payless Shoesource	3,000	8.4%
2.03	Durant Shopping Center	Dollar Tree	8,400	26.1%	4/30/2018	Shoe Show	4,700	14.6%	4/30/2018	US Cellular	4,000	12.4%	4/30/2020	Cato’s	3,900	12.1%
2.04	Radcliff Shopping Center	Dollar Tree	12,000	32.5%	1/31/2021	Hibbett Sports	5,000	13.6%	1/31/2019	Cato’s	3,900	10.6%	1/31/2021	Miguel’s Mexican Restaurant	3,200	8.7%
2.05	Mustang Shopping Center	Dollar Tree	13,096	36.5%	8/31/2018	Anytime Fitness	5,400	15.1%	10/31/2020	Cato’s	3,900	10.9%	1/31/2019	Gamestop	3,853	10.7%
2.06	Pineville Shopping Center	Pelican St Credit Union	8,200	25.4%	7/31/2021	Dollar Tree	8,000	24.8%	5/31/2017	Hallmark	5,000	15.5%	2/28/2018	AT&T	3,200	9.9%
2.07	Yukon Shopping Center	Dollar Tree	10,000	31.7%	3/31/2021	Cato’s	3,900	12.4%	1/31/2020	Fitness Together	3,200	10.2%	12/31/2016	Gamestop	2,400	7.6%
2.08	Fort Dodge Shopping Center	Dollar Tree	12,000	35.6%	5/30/2024	Rent-a-center	4,200	12.5%	8/31/2019	Cato’s	3,900	11.6%	1/31/2019	Payless Shoesource	2,800	8.3%
2.09	Belton Shopping Center	Dollar Tree	10,080	35.9%	6/30/2020	Cato’s	3,900	13.9%	1/31/2021	Wingstop	2,400	8.6%	12/26/2020	China Café	2,400	8.6%
2.10	Petal Shopping Center	Hibbett Sports	5,000	16.6%	12/31/2018	Shoe Show	5,000	16.6%	3/31/2018	Cato’s	3,900	12.9%	1/31/2018	Carter’s Jewelry	1,800	6.0%
2.11	Douglas Shopping Center	Dollar Tree	11,040	34.3%	9/30/2021	Shoe Show	8,000	24.9%	4/30/2018	Cato’s	3,900	12.1%	1/31/2017	Sally Beauty	1,600	5.0%
2.12	Boaz Shopping Center	Dollar Tree	10,000	35.8%	1/31/2019	Hibbett Sports	5,000	17.9%	1/31/2020	Papa Murphy’s Take N’ Bake Pizza	1,950	7.0%	12/31/2019	Sally Beauty	1,950	7.0%
2.13	Zachary Shopping Center	Dollar Tree	6,000	20.3%	1/31/2020	Shoe Show	5,000	16.9%	10/30/2017	El Agave Mexican Restaurant	5,000	16.9%	5/31/2017	Cato’s	4,000	13.5%
2.14	Plainview Shopping Center	Shoe Show	5,600	17.7%	6/30/2018	Cato’s	4,500	14.2%	1/31/2020	Anytime Fitness	4,200	13.2%	2/28/2017	Familia Dental	2,220	7.0%
2.15	Minden Shopping Center	Dollar Tree	10,000	36.6%	2/28/2019	Hibbett Sports	5,000	18.3%	1/31/2020	Cato’s	3,900	14.3%	1/31/2019	Pizza Hut	2,400	8.8%
2.16	West Burlington Shopping Center	Dollar Tree	11,000	42.1%	8/31/2024	Anytime Fitness	3,900	14.9%	8/31/2017	Payless Shoesource	2,800	10.7%	11/30/2019	Running Wild	2,400	9.2%
2.17	Pulaski Shopping Center	Dollar Tree	9,600	34.2%	1/31/2019	La Fuente Mexican Restaurant	4,800	17.1%	3/31/2019	Hibbett Sports	4,000	14.2%	3/31/2018	Cato’s	3,900	13.9%
2.18	Marshalltown Shopping Center	Maurices	5,300	23.1%	1/31/2021	Payless Shoesource	2,800	12.2%	11/30/2019	Gamestop	2,400	10.5%	3/31/2017	U.S. Army	1,600	7.0%
2.19	Bad Axe Shopping Center	Dollar Tree	8,000	28.2%	1/31/2019	Acton Dialysis	6,453	22.8%	11/30/2023	Continental Home Centers	6,000	21.2%	7/31/2020	Shoe Show	4,700	16.6%
2.20	Ottumwa Shopping Center	Cato’s	4,330	19.5%	1/31/2021	Kay Jeweler	2,800	12.6%	12/31/2026	Gamestop	2,000	9.0%	1/31/2018	Aka Wireless III	2,000	9.0%
2.21	Tyler Shopping Center	Dollar Tree	16,940	47.3%	1/31/2020	Rue 21	4,835	13.5%	1/31/2023	Papa John’s	1,800	5.0%	1/31/2021	Gamestop	1,600	4.5%
2.22	Oskaloosa Shopping Center	Dollar Tree	10,000	48.3%	8/31/2019	Anytime Fitness	3,900	18.8%	1/31/2021	State Bank of Bussey	2,400	11.6%	12/31/2017	Aka Wireless III	1,600	7.7%
2.23	Shelbyville Shopping Center	Maurice’s	4,500	31.8%	9/30/2019	Gamestop	2,250	15.9%	10/31/2017	Sally Beauty	1,600	11.3%	7/31/2017	Army Career Center	1,600	11.3%
2.24	Alexandria Shopping Center	Dollar Tree	10,000	49.0%	4/30/2023	Los Portales Mexican Restaurant	3,200	15.7%	3/31/2017	Sprint	2,400	11.8%	8/1/2019	Advance America	1,600	7.8%
2.25	La Junta Shopping Center	Dollar Tree	8,000	39.0%	4/30/2018	Rent-A-Center	4,500	22.0%	4/30/2020	Gamestop	2,400	11.7%	7/31/2018	Sally Beauty	1,600	7.8%
2.26	St. John’s Shopping Center	Dollar Tree	8,250	27.6%	7/31/2018	Snap Fitness	6,000	20.0%	6/30/2026	Gamestop	2,400	8.0%	3/31/2017	Jet’s Pizza	1,600	5.3%
2.27	Newton Shopping Center	Dollar Tree	10,000	49.3%	8/31/2017	Cato’s	3,900	19.2%	1/31/2019	Gamestop	1,600	7.9%	3/31/2017	Great Clips	1,200	5.9%
2.28	Tell City Shopping Center	Dollar Tree	8,000	29.6%	9/30/2018	Maurices	5,500	20.4%	7/31/2019	Shoe Show	3,500	13.0%	9/30/2020	Gamestop	1,600	5.9%
2.29	Newcastle Shopping Center	Ribs N’ More	3,200	27.6%	9/30/2018	Anytime Fitness	3,000	25.9%	6/30/2020	Little Caesar’s	1,200	10.3%	4/30/2020	Check ’N Go	1,200	10.3%
2.30	Wauseon Shopping Center	Cato’s	3,900	29.8%	1/31/2021	Gamestop	2,000	15.3%	9/30/2019	Wauseon Eye Care	1,600	12.2%	11/30/2022	Sally Beauty	1,600	12.2%
2.31	Pampa Shopping Center	Dollar Tree	8,000	49.5%	2/28/2019	Cato’s	4,160	25.7%	1/31/2021	Sally Beauty	1,600	9.9%	9/30/2020	GNC	1,500	9.3%
2.32	Keokuk Shopping Center	Cato’s	4,160	40.9%	1/31/2018	Gamestop	2,000	19.7%	3/31/2018	Radio Shack	1,600	15.7%	1/31/2018	Conn Communications	1,200	11.8%
2.33	Liberty Shopping Center	Cato’s	4,160	27.8%	1/31/2017	Sky Nails Spa	2,800	18.7%	3/31/2021	Gamestop	1,600	10.7%	8/31/2018	Pandora	1,600	10.7%
2.34	Perry Shopping Center	Asian Buffet	3,900	26.0%	10/31/2019	Payless Shoesource	2,800	18.7%	12/31/2016	Liquor Store	2,800	18.7%	10/31/2019	Proper Bowties and Bows	1,800	12.0%
3	Marriott Hilton Head Resort & Spa
4	Redwood MHC Portfolio
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	Conroy, Simberg, & Ganon, P.A.	16,886	5.6%	1/31/2022	Platform Specialty Products Corporation	13,698	4.5%	3/31/2023	Earthlink Carrier, LLC	13,543	4.5%	11/30/2022	Sonneborn Rutter Cooney & Smith, P.A.	11,738	3.9%
6	Moreno Valley Plaza	Superior Super Warehouse	49,860	14.6%	5/31/2021	Fallas Paredes	24,161	7.1%	1/31/2022	Office Depot	22,768	6.7%	11/30/2019	Big Lots	19,000	5.6%
7	The Shops at Somerset Square	Talbots	8,405	7.4%	1/31/2018	AnnTaylor	6,800	6.0%	8/31/2017	Max Fish Restaurant	6,749	5.9%	11/30/2017	Victoria’s Secret	6,241	5.5%
8	Causeway Plaza I, II & III	Jacobs Engineering Group Inc.	49,413	14.7%	11/30/2022	AT&T	45,339	13.5%	3/31/2019	Hub International Gulf South	36,484	10.9%	4/30/2023	Project Consulting Services	22,320	6.7%
9	Fairfield Inn & Suites Brooklyn
10	Gurnee Mills	Sears Grand	201,439	12.0%	4/30/2019	Bass Pro Shops Outdoor	137,201	8.1%	8/31/2018	Macy’s	130,000	7.7%	1/31/2039	Kohl’s	111,675	6.6%
11	Aspen at Norman Student Housing
12	North Bay Center	24 Hour Fitness	42,480	45.8%	12/31/2027	Grocery Outlet	29,716	32.0%	4/30/2027	Panera	4,200	4.5%	2/28/2029	Leslie’s Poolmart	3,200	3.4%
13	Rio West Business Park	American Airlines	255,851	86.2%	4/30/2019	HotChalk Inc.	40,812	13.8%	8/31/2023
14	19066 Magnolia Street	Talbert Medical Group	38,764	75.3%	12/31/2032	Wells Fargo Home Mortgage	5,640	11.0%	10/31/2017	Joy Kataoloa and Ken Hardy	2,200	4.3%	10/31/2021	Albertos Mexican	1,460	2.8%
15	King’s Quarters at Jack Britt
16	101 Hudson Street	Bank of America	388,207	28.9%	3/31/2027	National Union Fire Insurance	271,533	20.2%	4/30/2018	Tullett Prebon Holdings Corp.	100,909	7.5%	11/30/2023	Jeffries LLC	62,763	4.7%
17	Jacksonville Medical Plaza	Genesis Rehabilitation Hospital d/b/a Brooks Health System	43,032	32.5%	8/31/2021	United States of America - VA	21,923	16.6%	9/8/2021	Memorial Healthcare Group	19,611	14.8%	1/31/2018	Total Renal Care (DaVita)	9,020	6.8%
18	2821 & 2851 S Parker Road	Rubin & Raine of Colorado, Inc., a New Jersey Corporation	11,581	4.0%	12/31/2017	Cybertech Inc.	11,581	4.0%	7/31/2018	Denver Gold, LLC	11,581	4.0%	9/30/2020	Amazing Care Inc.	8,903	3.1%
19	381-383 Broadway	D’RO II	8,500	33.1%	5/31/2026	Sky Ting Yoga	3,500	13.6%	3/31/2021	DMA United	3,500	13.6%	9/30/2023	Jack Erwin	3,500	13.6%
20	Raytheon Building	Raytheon Company	110,680	100.0%	9/30/2021
21	1200 Wilshire Boulevard	Amanecer Community Counseling Services	27,489	27.8%	4/30/2023	Management Applied Programming, Inc. (MAP)	16,560	16.8%	1/31/2026	Wells Fargo Bank	5,741	5.8%	8/31/2017	Law Office of Alma Rosa Nieto	3,309	3.4%
22	Skillman MHC Portfolio
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	Ross Stores	29,612	25.4%	1/31/2018	Jo-Ann Stores	19,980	17.1%	1/31/2021	Craft Warehouse	12,015	10.3%	3/31/2021	Phagan’s	7,960	6.8%
24	Mount Vernon Self Storage
25	Colonial Rivermead
26	Holiday Inn Milwaukee River
27	The Crossings of Decatur	Ross Stores	29,919	21.8%	1/31/2018	PetSmart	20,087	14.6%	1/31/2018	Old Navy	15,000	10.9%	10/31/2017	Kirkland’s	7,600	5.5%
28	Courtyard LBJ Dallas
29	Whispering Woods Plaza	Kroger	76,383	70.6%	11/30/2028	ST Turf Brownstown LLC	4,200	3.9%	5/31/2020	Wishbone	1,600	1.5%	6/30/2025	Subway	1,600	1.5%
30	The Centre at La Quinta I, II & III	Marshalls	30,000	37.6%	5/31/2019	Petsmart	19,107	23.9%	5/31/2020	Canton Bistro	3,840	4.8%	MTM	Payless Shoe Store	2,868	3.6%
31	Lapeer Pointe Plaza	MC Sporting Goods	31,650	25.6%	2/28/2027	Marshalls	22,000	17.8%	2/28/2026	Michaels	21,694	17.6%	2/28/2026	Pet Supplies Plus	9,773	7.9%
32	950 Herndon Parkway	Fiserv Solutions, Inc.	9,164	10.0%	9/30/2017	Snyder, Clark, Lesch & Chung, LLP	6,196	6.7%	6/30/2018	AFG Group, Inc.	5,907	6.4%	8/31/2024	National Association of Landscape Professionals	5,567	6.1%
33	Arlington Owners, Inc.
34	Hampshire Highlands
35	Grand Plaza - TX	Big Lots	35,720	22.5%	1/31/2020	United Supermarkets	34,864	22.0%	1/31/2021	Bealls	29,708	18.7%	1/31/2019	Arnold Rents, Inc.	10,844	6.8%
36	Carrington Ridge
37	Mid Valley Plaza	Dollar Tree	21,142	19.8%	7/31/2019	Big 5	19,320	18.1%	1/31/2023	Everybody Fitness	10,960	10.3%	12/31/2020	Columbia Bank	10,331	9.7%
38	Gentry Apartments, Inc.
39	Mankato Place & Brett’s Building	Charley’s Event Center	9,664	6.6%	12/31/2018	The Underground Grill & Bar	9,664	6.6%	1/31/2021	Minnesota Workforce (DEED)	8,484	5.8%	6/30/2023	Minnesota Dept. of Health	7,529	5.1%
40	BJ’s Rotterdam	BJ’s Wholesale Club, Inc.	115,660	100.0%	2/28/2027
41	Hampton Inn Hartsville
42	Holiday Inn Webster
43	Springhill Suites Waco
44	14201-14291 East 4th Ave	Rocky Mountain Offender Management Systems, LLC	10,399	8.4%	11/30/2021	McDivitt Law Firm	4,346	3.5%	12/31/2031	Resumes: On-Line, Inc	4,253	3.4%	7/31/2017	AccuData Market Research, Inc	3,356	2.7%
45	Morton-Barrow Owners Corp.
46	Westpark Office Park	USSS/FBI	22,767	24.2%	3/31/2024	The Benefit Compnay	21,928	23.3%	5/31/2022	Brock & Scott PLLC	8,633	9.2%	2/28/2018	Progressive Insurance	6,403	6.8%
47	Northland Mall	Kohl’s Department Store	108,508	56.6%	1/31/2021	Pet Supplies Plus	11,148	5.8%	8/31/2017	Rogan’s Shoes	7,837	4.1%	11/30/2021	The Exclusive Company	5,732	3.0%
48	Marketplace at 18th	5.11 Tactical	7,175	18.5%	9/1/2026	Modern Studios	5,833	15.0%	3/31/2021	Dickey’s BBQ	3,657	9.4%	9/30/2021	Mo Bettah	3,187	8.2%
49	High Meadow Cooperative No. 1, Inc.
50	50 Plaza Tenants Corp.
51	Short Pump Village	Clothes Mentor	4,007	10.6%	11/30/2021	Noodle & Dumpling	3,487	9.3%	4/30/2026	Peter Chang’s	3,000	8.0%	12/31/2021	Halo Hair	1,968	5.2%
52	Fairfield Inn & Suites Aiken
53	Crown Garden Apartments
54	Best Western Market Center Dallas
55	Holiday Inn Express - Richmond Hill
56	Sunrise Lake Village Phase II	Blue Lion Salon	8,100	28.2%	7/31/2025	Kid ’N Play Indoor Play	7,000	24.4%	6/30/2021	Plato’s Closet	3,300	11.5%	5/16/2021	First Am Title Insurance	3,163	11.0%
57	Highlander Hall Owners, Inc.
58	Harway Terrace, Inc.
59	Spanish Crossroads	Big Lots, Inc.	26,000	35.0%	1/31/2020	Tuesday Morning	11,919	16.1%	1/31/2019	Plato’s Closet	8,271	11.1%	12/31/2019	Dollar General	8,000	10.8%
60	Walgreens Crawfordsville	Walgreens	14,259	100.0%	12/31/2079
61	Parham Road Self Storage
62	The Pointe	Buckeye Terminals, LLC	10,580	20.4%	9/30/2025	Timothy F. Kelly and Associates	5,300	10.2%	12/31/2020	Progressive Casualty Insurance Company	5,234	10.1%	5/31/2021	Aberdeen Ventures (Schererville Immediate Care)	5,150	9.9%
63	Walgreens - Macomb, MI	Walgreens	14,820	100.0%	3/31/2083
64	Cohen MHC Portfolio
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville	Walgreens	14,820	100.0%	7/31/2080
66	Baldridge Commons	Skechers USA	7,102	31.2%	11/30/2021	Samurai Asian Bistro	2,380	10.5%	1/31/2018	Cash Time Loans	1,836	8.1%	6/30/2018	Mariscos Camaron	1,600	7.0%
67	Michele Towers Inc.
68	Prince Tower Tenants Corp.
69	Paulding Exchange	OfficeMax, Inc.	23,500	44.0%	1/31/2022	Charles Lamb	6,250	11.7%	1/31/2026	Super Show Fireworks	4,830	9.0%	4/30/2021	Tao Lin	4,500	8.4%
70	Duke Self Storage
71	Northshore Plaza	Don Taco LLC d/b/a Soccer Taco	3,718	36.5%	4/30/2023	Clarence L. Nabers and Tresa M. Nabers	2,491	24.5%	8/31/2024	Slamdot, Inc.	1,993	19.6%	2/29/2020	Eclipse Management, LLC d/b/a The Casual Pint	1,976	19.4%
72	310 East 49th Owners Corp.
73	109 Tenants Corp.
74	34-36 North Tenants Corp.
75	Chelsea Lofts Corp.
76	Dollar General St. Charles	Dollar General	9,026	100.0%	3/31/2031
77	Dollar General Decatur-Sunnyside	Dollar General	9,002	100.0%	4/30/2031
78	Dollar General Philo	Dollar General	9,026	100.0%	3/31/2031
79	Dollar General San Antonio	Dollar General	9,026	100.0%	3/31/2031
80	Dollar General Borger	Dollar General	9,100	100.0%	3/31/2031

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Exp. Date	5th Largest Tenant Name(6)(7)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(9)	Tax Escrow - Cash or LoC
1	9 West 57th Street	12/31/2029	Tiger Global Management LLC	43,490	2.6%	7/31/2024	8/8/2016	8/5/2016				N	Y	Refinance	287,500	9,417,640	3,139,213	Cash
2	Walmart Shadow Anchored Portfolio	Various	Various	Various	Various	Various	Various	Various				N	Y	Refinance	218,304	682,795	136,559	Cash
2.01	Alice Shopping Center	1/31/2020	Sluggers Sports Bar	3,600	9.2%	1/31/2021	8/5/2016	8/8/2016				N	Y
2.02	Shawnee Shopping Center	8/31/2019	General Wireless	2,400	6.7%	8/31/2017	8/5/2016	8/8/2016				N	Y
2.03	Durant Shopping Center	1/31/2018	Radio Shack	2,400	7.5%	5/31/2023	8/5/2016	8/8/2016				N	Y
2.04	Radcliff Shopping Center	1/31/2020	Gamestop	2,000	5.4%	3/31/2018	8/8/2016	8/8/2016				N	Y
2.05	Mustang Shopping Center	7/31/2018	Valir Health	3,200	8.9%	12/31/2016	8/5/2016	8/8/2016				N	Y
2.06	Pineville Shopping Center	3/31/2021	Los Portales	3,200	9.9%	7/31/2017	8/8/2016	8/8/2016				N	Y
2.07	Yukon Shopping Center	1/31/2020	Credit Union Service Center	2,100	6.7%	10/31/2018	8/5/2016	8/8/2016				N	Y
2.08	Fort Dodge Shopping Center	12/31/2017	Gamestop	2,400	7.1%	7/31/2019	7/28/2016	8/8/2016				N	Y
2.09	Belton Shopping Center	1/31/2019	Gamestop	1,800	6.4%	7/31/2017	8/9/2016	8/8/2016				N	Y
2.10	Petal Shopping Center	11/30/2017	M & B’s Nail Salon	1,600	5.3%	12/31/2016	8/8/2016	8/8/2016				N	Y
2.11	Douglas Shopping Center	9/30/2021	Subway	1,600	5.0%	2/28/2018	8/8/2016	8/8/2016				N	Y
2.12	Boaz Shopping Center	12/31/2019	Juju Grill	1,800	6.5%	12/31/2016	8/8/2016	8/8/2016				N	Y
2.13	Zachary Shopping Center	1/31/2018	J & W Sleep Shop	4,000	13.5%	10/31/2017	8/8/2016	8/8/2016				N	Y
2.14	Plainview Shopping Center	10/31/2017	Sally Beauty	1,600	5.0%	6/30/2020	8/8/2016	8/8/2016				N	Y
2.15	Minden Shopping Center	4/30/2026	State Farm Insurance	1,600	5.9%	5/31/2017	8/5/2016	8/8/2016				N	Y
2.16	West Burlington Shopping Center	4/30/2021	Sally Beauty	1,600	6.1%	9/30/2019	8/8/2016	8/8/2016				N	Y
2.17	Pulaski Shopping Center	1/31/2019	Randstad	1,800	6.4%	1/31/2017	8/8/2016	8/8/2016				N	Y
2.18	Marshalltown Shopping Center	12/11/2018	Check Into Cash	1,600	7.0%	1/31/2019	8/8/2016	8/9/2016				N	Y
2.19	Bad Axe Shopping Center	3/31/2019	McKenzie Jewelers	1,600	5.6%	11/30/2020	8/5/2016	8/8/2016				N	Y
2.20	Ottumwa Shopping Center	1/31/2020	Armed Forces Career Ctr	1,600	7.2%	8/31/2017	7/28/2016	8/8/2016				N	Y
2.21	Tyler Shopping Center	6/30/2019	Check ’N Go	1,600	4.5%	5/31/2018	8/8/2016	8/8/2016				N	Y
2.22	Oskaloosa Shopping Center	1/31/2018	Great Clips	1,600	7.7%	4/30/2023	7/28/2016	8/8/2016				N	Y
2.23	Shelbyville Shopping Center	5/31/2018	Shelbyville Family Dental, PC	1,600	11.3%	1/31/2019	8/8/2016	8/8/2016				N	Y
2.24	Alexandria Shopping Center	4/30/2018	Sports Plus Urban Wear	1,600	7.8%	7/31/2017	8/8/2016	8/8/2016				N	Y
2.25	La Junta Shopping Center	8/31/2018	Gobins	1,600	7.8%	10/31/2019	8/5/2016	8/8/2016				N	Y
2.26	St. John’s Shopping Center	2/28/2018	Advance America	1,500	5.0%	6/30/2017	8/5/2016	8/8/2016				N	Y
2.27	Newton Shopping Center	12/31/2018	Check ’N Go	1,200	5.9%	2/28/2017	8/8/2016	8/10/2016				N	Y
2.28	Tell City Shopping Center	3/31/2018	La Nails	1,200	4.4%	6/30/2019	8/8/2016	8/8/2016				N	Y
2.29	Newcastle Shopping Center	1/31/2019	The Butcher’s Block	1,200	10.3%	1/31/2019	8/5/2016	8/8/2016				N	Y
2.30	Wauseon Shopping Center	1/31/2020	Biggby Coffee	1,600	12.2%	4/30/2023	8/8/2016	8/8/2016				N	Y
2.31	Pampa Shopping Center	9/30/2021	Niva Nails	900	5.6%	1/31/2019	8/8/2016	8/8/2016				N	Y
2.32	Keokuk Shopping Center	8/31/2020	T.J. Nails	1,200	11.8%	9/30/2017	8/8/2016	8/8/2016				N	Y
2.33	Liberty Shopping Center	3/31/2017					8/9/2016	8/8/2016				N	Y
2.34	Perry Shopping Center	5/31/2017	Domino’s Pizza	1,300	8.7%	11/30/2021	8/8/2016	8/8/2016				N	Y
3	Marriott Hilton Head Resort & Spa						9/13/2016	9/13/2016				N	Y	Refinance	0	1,037,750	98,833	Cash
4	Redwood MHC Portfolio						Various	Various				N	Y	Refinance	1,000,000	303,973	101,324	Cash
4.01	Camp Inn						8/11/2016	8/16/2016				N	Y
4.02	Town & Country Estates						8/15/2016	8/15/2016				N	Y
4.03	St. Clements Crossing						8/18/2016	8/18/2016				N	Y
4.04	Algoma						8/15/2016	8/16/2016				N	Y
4.05	Suburban Estates						8/18/2016	8/19/2016				N	Y
4.06	Colonial Acres						8/16/2016	8/16/2016				N	Y
4.07	Twenty Nine Pines						8/12/2016	8/15/2016				N	Y
4.08	Evergreen Springs						8/12/2016	8/17/2016				N	Y
4.09	Avalon						8/11/2016	8/12/2016				N	Y
4.10	Lexington						8/17/2016	8/18/2016				N	Y
4.11	Colonial Manor						8/16/2016	8/16/2016				N	Y
4.12	Green Acres						8/17/2016	8/17/2016				N	Y
4.13	Cedar Grove						8/15/2016	8/12/2016				N	Y
4.14	Hunters Chase						8/16/2016	8/15/2016				N	Y
4.15	Highland Bluff						8/17/2016	8/18/2016				N	Y
4.16	Winter Paradise						8/11/2016	8/15/2016				N	Y
4.17	Weststar						8/15/2016	8/12/2016				N	Y
4.18	El Frontier						8/15/2016	8/16/2016				N	Y
5	Centrepark East	4/30/2021	Leo A. Daly Company	11,582	3.8%	5/5/2022	9/20/2016	9/20/2016				N	Y	Acquisition	2,375	0	68,243	Cash
6	Moreno Valley Plaza	6/30/2019	Harbor Freight Tools USA Inc.	15,280	4.5%	4/15/2022	9/20/2016	9/21/2016		9/21/2016	10.0%	N	Y	Refinance	173,937	172,028	34,406	Cash
7	The Shops at Somerset Square	1/31/2020	Cafe Max	5,502	4.8%	11/30/2019	8/22/2016	9/13/2016				N	Y	Acquisition	0	71,596	71,596	Cash
8	Causeway Plaza I, II & III	3/31/2022	Cannon Cochran Management Services Inc.	22,147	6.6%	8/31/2025	9/22/2016	9/23/2016				N	Y	Refinance	0	439,678	39,971	Cash
9	Fairfield Inn & Suites Brooklyn						9/22/2016	9/1/2016				N	Y	Refinance	16,025	29,182	4,864	Cash
10	Gurnee Mills	9/2/2024	Floor and Décor	105,248	6.3%	9/30/2026	8/26/2016	8/26/2016				N	Y	Refinance	0	0	Springing
11	Aspen at Norman Student Housing						10/29/2015	10/29/2015				N	Y	Acquisition	0	59,180	29,590	Cash
12	North Bay Center	12/31/2018	Pacific Dental Services	2,336	2.5%	9/28/2025	9/2/2016	9/9/2016		9/8/2016	18.0%	N	Y	Refinance	0	0	11,895	Cash
13	Rio West Business Park						9/27/2016	9/27/2016				N	Y	Refinance	0	182,180	91,090	Cash
14	19066 Magnolia Street	1/18/2019					9/27/2016	3/25/2016		9/27/2016	15.0%	N	Y	Refinance	55,200	16,008	8,004	Cash
15	King’s Quarters at Jack Britt						8/18/2016	8/18/2016				N	Y	Acquisition	0	78,755	26,252	Cash
16	101 Hudson Street	6/30/2023	First Data Corporation	54,669	4.1%	5/31/2026	8/26/2016	8/30/2016				N	Y	Refinance	104,000	0	Springing
17	Jacksonville Medical Plaza	7/4/2026	First Coast Heart & Vascular Center	7,745	5.9%	9/30/2020	10/5/2016	10/5/2016				N	Y	Refinance	1,875	0	19,650	Cash
18	2821 & 2851 S Parker Road	MTM	iQuantified Management Services	6,856	2.4%	4/30/2019	6/28/2016	7/5/2016				N	Y	Refinance	252,100	126,706	25,341	Cash
19	381-383 Broadway	10/31/2018	Lovelive T.V. US	3,500	13.6%	9/30/2019	6/28/2016	6/24/2016				N	Y	Refinance	40,625	41,404	13,801	Cash
20	Raytheon Building						8/17/2016	8/17/2016				N	Y	Refinance	0	0	Springing
21	1200 Wilshire Boulevard	7/31/2019	Felix Canout	3,079	3.1%	8/31/2018	9/21/2016	9/21/2016		10/9/2016	18.0%	N	Y	Refinance	0	41,412	20,706	Cash
22	Skillman MHC Portfolio						11/2/2016	10/28/2016				N	Y	Refinance	20,625	108,515	17,225	Cash
22.01	Flat Rock						11/2/2016	10/28/2016				N	Y
22.02	Voyager Village						11/2/2016	10/28/2016				N	Y
22.03	Woodlake						11/2/2016	10/28/2016				N	Y
22.04	Spring Valley						11/2/2016	10/28/2016				N	Y
22.05	Indian Village						11/2/2016	10/28/2016				N	Y
23	Poplar Square Shopping Center	8/30/2017	Guadalajara	7,150	6.1%	MTM	10/17/2016	9/15/2016		9/7/2016	5.0%	N	Y	Refinance	23,180	12,987	12,987	Cash
24	Mount Vernon Self Storage						10/13/2016	10/14/2016				N	Y	Acquisition	13,873	0	8,091	Cash
25	Colonial Rivermead						7/14/2016	7/14/2016				N	Y	Acquisition	0	99,402	33,134	Cash
26	Holiday Inn Milwaukee River						8/31/2016	8/22/2016				N	Y	Refinance	0	76,830	15,366	Cash
27	The Crossings of Decatur	1/31/2020	Fulin’s Asian Cuisine	6,400	4.7%	9/30/2018	7/29/2016	7/29/2016				N	Y	Acquisition	33,856	0	8,975	Cash
28	Courtyard LBJ Dallas						10/11/2016	10/10/2016				N	Y	Refinance	0	43,046	14,349	Cash
29	Whispering Woods Plaza	3/31/2017	Chinese Peking	1,525	1.4%	10/30/2021	9/22/2016	9/22/2016				N	Y	Refinance	28,969	63,672	15,160	Cash
30	The Centre at La Quinta I, II & III	4/30/2018	Maxcy’s Grill	2,700	3.4%	6/30/2026	8/30/2016	8/26/2016		8/30/2016	12.0%	N	Y	Acquisition/Refinance	11,000	179,069	17,907	Cash
31	Lapeer Pointe Plaza	2/28/2017	Dollar Tree	9,450	7.7%	1/31/2019	7/31/2015	6/10/2015				N	Y	Refinance	0	19,333	6,444	Cash
32	950 Herndon Parkway	4/30/2017	IMT Holdings, Corp	5,527	6.0%	7/31/2023	9/14/2016	9/14/2016				N	Y	Refinance	124,563	17,124	17,124	Cash
33	Arlington Owners, Inc.						10/14/2016	10/14/2016				N	Y	Refinance	0	0	Springing
34	Hampshire Highlands						9/26/2016	9/26/2016				N	Y	Refinance	0	101,313	25,328	Cash
35	Grand Plaza - TX	4/30/2019	Dollar Tree	8,450	5.3%	11/30/2017	8/26/2016	9/1/2016				N	Y	Refinance	0	65,850	6,585; Springing	Cash
36	Carrington Ridge						7/26/2016	7/25/2016				N	Y	Refinance	7,006	3,566	891	Cash
37	Mid Valley Plaza	2/28/2020	Gen X Clothing	10,197	9.6%	3/31/2018	3/30/2016	3/3/2016		3/1/2016	12.0%	N	Y	Refinance	0	74,652	12,442	Cash
38	Gentry Apartments, Inc.						9/19/2016	9/16/2016				N	Y	Refinance	0	0	Springing
39	Mankato Place & Brett’s Building	9/30/2019	FPX LLC	7,501	5.1%	2/28/2020	8/2/2016	8/5/2016				N	Y	Refinance	106,250	50,750	25,375	Cash
40	BJ’s Rotterdam						2/5/2015	2/4/2015				N	Y	Acquisition	0	0	Springing
41	Hampton Inn Hartsville						9/21/2016	9/21/2016				N	Y	Refinance	0	113,174	10,289	Cash
42	Holiday Inn Webster						9/14/2016	9/14/2016				N	Y	Acquisition	0	166,513	14,417	Cash
43	Springhill Suites Waco						9/23/2016	9/22/2016				N	Y	Refinance	0	162,637	17,249	Cash
44	14201-14291 East 4th Ave	5/31/2019	Discovery Research Group of Utah, Inc	3,297	2.7%	12/31/2017	9/2/2016	9/6/2016				N	Y	Refinance	50,625	60,289	10,048	Cash
45	Morton-Barrow Owners Corp.						6/28/2016	8/29/2016	10/24/2016			N	Y	Refinance	0	0	Springing
46	Westpark Office Park	3/31/2020	Walgreens	4,172	4.4%	6/30/2018	7/21/2016	7/21/2016				N	Y	Acquisition	0	0	14,370	Cash
47	Northland Mall	MTM	China Buffet	5,034	2.6%	6/30/2026	9/21/2016	9/21/2016				N	Y	Refinance	82,975	126,195	10,926	Cash
48	Marketplace at 18th	5/31/2018	Check$mart	1,926	5.0%	1/31/2017	9/2/2016	9/2/2016	10/13/2016	9/2/2016	9.0%	N	Y	Refinance	0	9,737	9,737	Cash
49	High Meadow Cooperative No. 1, Inc.						10/5/2016	10/4/2016				N	Y	Refinance	0	0	Springing
50	50 Plaza Tenants Corp.						10/25/2016	10/25/2016				N	Y	Refinance	0	78,842	26,281	Cash
51	Short Pump Village	6/30/2017	East Massage	1,936	5.1%	3/31/2021	8/18/2016	8/18/2016				N	Y	Refinance	0	35,418	5,903	Cash
52	Fairfield Inn & Suites Aiken						8/3/2016	8/3/2016				N	Y	Refinance	0	67,484	6,135	Cash
53	Crown Garden Apartments						9/9/2016	9/6/2016				N	Y	Acquisition	4,563	126,204	10,927	Cash
54	Best Western Market Center Dallas						9/15/2016	9/15/2016				N	Y	Refinance	12,875	103,138	8,930	Cash
55	Holiday Inn Express - Richmond Hill						8/12/2016	8/12/2016				N	Y	Refinance	0	0	2,489	Cash
56	Sunrise Lake Village Phase II	5/31/2021	Meador Staffing	1,800	6.3%	4/30/2021	6/29/2016	6/29/2016				N	Y	Acquisition	0	61,504	7,688	Cash
57	Highlander Hall Owners, Inc.						10/14/2016	10/13/2016				N	Y	Refinance	0	45,377	22,689	Cash
58	Harway Terrace, Inc.						4/15/2016	4/13/2016				N	Y	Refinance	0	443,923	97,927	Cash
59	Spanish Crossroads	6/30/2020	Pescaraz, LLC	6,489	8.7%	6/30/2025	8/26/2016	9/15/2016				N	Y	Refinance	452,375	67,310	6,731; Springing	Cash
60	Walgreens Crawfordsville						9/7/2016	9/8/2016				N	N	Acquisition	0	0	Springing
61	Parham Road Self Storage						8/30/2016	8/29/2016				N	Y	Acquisition	33,741	0	2,806	Cash
62	The Pointe	7/31/2018	Life Strategies, LLC	4,554	8.8%	7/31/2020	9/13/2016	9/14/2016				N	Y	Acquisition	6,625	9,662	9,202	Cash
63	Walgreens - Macomb, MI						8/10/2016	8/24/2016				N	N	Acquisition	0	0	Springing
64	Cohen MHC Portfolio						9/14/2016	9/14/2016				N	Y	Refinance	0	65,306	12,439	Cash
64.01	Northstar MHC / Bel Air MHC						9/14/2016	9/14/2016				N	Y
64.02	Edgeview Estates MHC						9/14/2016	9/14/2016				N	Y
65	Walgreens Lakeville						9/8/2016	9/9/2016				N	N	Acquisition	0	0	Springing
66	Baldridge Commons	8/31/2018	Rebel Ink Tattoo	1,600	7.0%	10/31/2017	10/5/2016	10/5/2016				N	Y	Refinance	0	5,852	5,574	Cash
67	Michele Towers Inc.						9/21/2016	9/22/2016				N	Y	Refinance	0	0	Springing
68	Prince Tower Tenants Corp.						8/12/2016	8/12/2016				N	Y	Refinance	0	0	Springing
69	Paulding Exchange	11/30/2026	The Bicycle Shoppe	3,200	6.0%	10/31/2018	9/23/2016	9/23/2016				N	Y	Acquisition	6,250	4,854	4,854	Cash
70	Duke Self Storage						7/28/2016	7/26/2016				N	Y	Acquisition	31,169	2,625	1,250	Cash
71	Northshore Plaza	4/30/2022					8/25/2016	8/25/2016				N	Y	Acquisition	0	18,645	1,776	Cash
72	310 East 49th Owners Corp.						10/13/2016	10/13/2016				N	Y	Refinance	0	0	Springing
73	109 Tenants Corp.						10/7/2016	10/6/2016				N	Y	Refinance	0	0	Springing
74	34-36 North Tenants Corp.						9/28/2016	9/28/2016				N	Y	Refinance	0	12,250	12,250	Cash
75	Chelsea Lofts Corp.						9/30/2016	9/29/2016				N	Y	Refinance	0	0	Springing
76	Dollar General St. Charles						3/28/2016	3/28/2016				N	Y	Acquisition	0	0	2,729	Cash
77	Dollar General Decatur-Sunnyside						5/11/2016	5/11/2016				N	Y	Acquisition	0	4,000	333	Cash
78	Dollar General Philo						3/28/2016	3/28/2016				N	Y	Acquisition	0	16,924	1,692	Cash
79	Dollar General San Antonio						4/11/2016	4/13/2016				N	Y	Acquisition	0	4,000	333	Cash
80	Dollar General Borger						4/11/2016	4/11/2016				N	Y	Acquisition	0	4,000	333	Cash

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)	Replacement Reserve Cap ($)
1	9 West 57th Street		264,333	88,111	Cash		0	61,615	2,500,000
2	Walmart Shadow Anchored Portfolio		150,051	12,504	Cash		0	14,692	Beginning with the first Replacement Reserve (Monthly) amount in the fourth year after the Closing Date, the Replacement Reserve Cap will be $528,915
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa		203,170	32,249	Cash		0	138,910	0
4	Redwood MHC Portfolio		0	Springing			0	16,757	804,340
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East		48,880	23,276	Cash		0	5,068	0
6	Moreno Valley Plaza		40,147	6,691	Cash		0	4,831	0
7	The Shops at Somerset Square		0	Springing			0	2,519; Springing	60,444
8	Causeway Plaza I, II & III		0	Springing			0	5,872	0
9	Fairfield Inn & Suites Brooklyn		61,318	4,717	Cash		0	See Footnote (10)	0
10	Gurnee Mills		0	Springing			0	Springing	0
11	Aspen at Norman Student Housing		38,283	7,657	Cash		0	5,700	0
12	North Bay Center		0	Springing			0	1,933; Springing	46,382
13	Rio West Business Park		0	Springing			200,000	4,944; Springing	200,000
14	19066 Magnolia Street		0	Springing			0	857; Springing	30,852
15	King’s Quarters at Jack Britt		10,953	3,651	Cash		0	5,250	0
16	101 Hudson Street		0	Springing			0	Springing	0
17	Jacksonville Medical Plaza		58,789	9,332	Cash		0	2,205	0
18	2821 & 2851 S Parker Road		29,212	2,434	Cash		116,627	4,859	116,627
19	381-383 Broadway		5,717	1,906	Cash		1,615,111	386	0
20	Raytheon Building		0	Springing			0	Springing	0
21	1200 Wilshire Boulevard		29,890	2,989	Cash		0	2,008; Springing	72,270
22	Skillman MHC Portfolio		40,177	4,252	Cash		0	2,936	0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center		0	Springing			0	2,580; Springing	61,920
24	Mount Vernon Self Storage		12,591	999	Cash		0	930	0
25	Colonial Rivermead		0	Springing			200,000	2,025	97,200
26	Holiday Inn Milwaukee River		30,015	3,752	Cash		0	21,118	0
27	The Crossings of Decatur		5,702	2,851	Cash		0	2,233; Springing	100,000
28	Courtyard LBJ Dallas		14,659	4,886	Cash		0	greater of (i) 1/12 of 4% of gross room revenues, and (ii) any amount required to be reserved under the franchise agreement for FF&E work	0
29	Whispering Woods Plaza		0	Springing			25,000	2,344	0
30	The Centre at La Quinta I, II & III		27,758	2,776	Cash		0	1,130	0
31	Lapeer Pointe Plaza		4,875	1,625	Cash		0	1,811	43,464
32	950 Herndon Parkway		5,306	1,769	Cash		0	1,529	0
33	Arlington Owners, Inc.		0	Springing			0	0	0
34	Hampshire Highlands		11,721	1,066	Cash		0	1,688	0
35	Grand Plaza - TX		18,768	2,346	Cash		0	2,644	0
36	Carrington Ridge		9,261	926	Cash		0	1,688	0
37	Mid Valley Plaza		0	Springing			0	4,136; Springing	99,268
38	Gentry Apartments, Inc.		0	Springing			0	0	0
39	Mankato Place & Brett’s Building		39,294	3,275	Cash		0	1,828	0
40	BJ’s Rotterdam		0	Springing			0	0	0
41	Hampton Inn Hartsville		5,646	1,076	Cash		0	8,841	500,000
42	Holiday Inn Webster		18,730	8,919	Cash		0	11,042	0
43	Springhill Suites Waco		0	Springing			0	9,296	0
44	14201-14291 East 4th Ave		13,469	1,036	Cash		315,000	2,582	0
45	Morton-Barrow Owners Corp.		0	Springing			0	0	0
46	Westpark Office Park		3,449	1,150	Cash		50,000	1,571	0
47	Northland Mall		18,887	1,799	Cash		0	4,636	0
48	Marketplace at 18th		7,392	672	Cash		0	647	23,289
49	High Meadow Cooperative No. 1, Inc.		0	Springing			0	0	0
50	50 Plaza Tenants Corp.		0	Springing			0	0	0
51	Short Pump Village		10,116	843	Cash		0	941	100,000
52	Fairfield Inn & Suites Aiken		8,052	2,013	Cash		0	greater of (i) 1/12 of 4% of gross room revenues, and (ii) any amount required to be reserved under the franchise agreement for FF&E work	0
53	Crown Garden Apartments		29,807	4,055	Cash		0	3,500	0
54	Best Western Market Center Dallas		38,892	3,704	Cash		0	6,760	0
55	Holiday Inn Express - Richmond Hill		13,656	1,858	Cash		0	5,621	0
56	Sunrise Lake Village Phase II		3,450	690	Cash		0	360	21,557
57	Highlander Hall Owners, Inc.		0	Springing			0	0	0
58	Harway Terrace, Inc.		0	Springing			0	0	0
59	Spanish Crossroads		13,272	1,659	Cash		0	1,237	0
60	Walgreens Crawfordsville		0	Springing			0	Springing	0
61	Parham Road Self Storage		3,816	303	Cash		0	576	0
62	The Pointe		5,995	952	Cash		0	864	0
63	Walgreens - Macomb, MI		0	Springing			0	Springing	0
64	Cohen MHC Portfolio		5,012	955	Cash		0	1,254	0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville		0	Springing			0	Springing	0
66	Baldridge Commons		0	Springing			0	284	0
67	Michele Towers Inc.		0	Springing			0	0	0
68	Prince Tower Tenants Corp.		0	Springing			0	0	0
69	Paulding Exchange		834	834	Cash		0	1,868	0
70	Duke Self Storage		630	300	Cash		0	559	0
71	Northshore Plaza		1,046	332	Cash		0	127	0
72	310 East 49th Owners Corp.		0	Springing			0	0	0
73	109 Tenants Corp.		0	Springing			0	0	0
74	34-36 North Tenants Corp.		0	Springing			0	0	0
75	Chelsea Lofts Corp.		0	Springing			0	0	0
76	Dollar General St. Charles		0	Springing			0	0	0
77	Dollar General Decatur-Sunnyside		0	Springing			0	0	0
78	Dollar General Philo		0	Springing			0	0	0
79	Dollar General San Antonio		0	Springing			0	0	0
80	Dollar General Borger		0	Springing			0	0	0

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	9 West 57th Street	Cash		25,000,000	Springing	25,000,000	Cash		0	0
2	Walmart Shadow Anchored Portfolio	Cash		850,000	80,806	Beginning with the first TI/LC Reserve (Monthly) amount in the fourth year after the Closing Date, the TI/LC Reserve Cap will be $2,909,034	Cash		0	0
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	Cash		0	0	0			0	0
4	Redwood MHC Portfolio	Cash		0	0	0			0	0
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	Cash		1,500,000	25,342	0	Cash		0	0
6	Moreno Valley Plaza	Cash		500,000	14,615	0	Cash		0	0
7	The Shops at Somerset Square	Cash		0	12,349	444,549	Cash		0	0
8	Causeway Plaza I, II & III	Cash		0	41,946	1,500,000	Cash		0	0
9	Fairfield Inn & Suites Brooklyn	Cash		0	0	0			0	0
10	Gurnee Mills			0	Springing	0			0	0
11	Aspen at Norman Student Housing	Cash		0	0	0			0	0
12	North Bay Center	Cash		0	5,566	133,579	Cash		0	0
13	Rio West Business Park	Cash		1,600,000	Springing	3,300,000	Cash		0	0
14	19066 Magnolia Street	Cash		200,000	1,703	200,000	Cash		0	0
15	King’s Quarters at Jack Britt	Cash		0	0	0			0	0
16	101 Hudson Street			0	Springing	0			0	0
17	Jacksonville Medical Plaza	Cash		501,000	11,025	0	Cash		0	0
18	2821 & 2851 S Parker Road	Cash		437,354	12,149	437,354	Cash		0	0
19	381-383 Broadway	Cash		898,485	5,684	0	Cash		0	0
20	Raytheon Building			0	4,612	0	Cash		0	0
21	1200 Wilshire Boulevard	Cash		0	12,045; Springing	433,620	Cash		0	0
22	Skillman MHC Portfolio	Cash		0	0	0			0	0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	Cash		0	6,510	190,056	Cash		0	0
24	Mount Vernon Self Storage	Cash		0	0	0			0	0
25	Colonial Rivermead	Cash		0	0	0			0	0
26	Holiday Inn Milwaukee River	Cash		0	0	0			0	0
27	The Crossings of Decatur	Cash		200,000	11,167; Springing	500,000	Cash		0	0
28	Courtyard LBJ Dallas	Cash		0	0	0			0	0
29	Whispering Woods Plaza	Cash		25,000	4,507	300,000	Cash		0	0
30	The Centre at La Quinta I, II & III	Cash		100,000	6,650	260,000	Cash		0	0
31	Lapeer Pointe Plaza	Cash		5,312,570	4,794	115,039	Cash		0	0
32	950 Herndon Parkway	Cash		1,230,000,000	9,937	0	Cash		0	0
33	Arlington Owners, Inc.			0	0	0			0	0
34	Hampshire Highlands	Cash		0	0	0			0	0
35	Grand Plaza - TX	Cash		0	8,906; Springing	300,000	Cash		0	0
36	Carrington Ridge	Cash		0	0	0			0	0
37	Mid Valley Plaza	Cash		0	4,856	174,800	Cash		0	0
38	Gentry Apartments, Inc.			0	0	0			0	0
39	Mankato Place & Brett’s Building	Cash		200,000	8,976	450,000	Cash		0	0
40	BJ’s Rotterdam			0	0	0			0	0
41	Hampton Inn Hartsville	Cash		0	0	0			0	0
42	Holiday Inn Webster	Cash		0	0	0			0	0
43	Springhill Suites Waco	Cash		0	0	0			0	0
44	14201-14291 East 4th Ave	Cash		185,000	5,731; Springing	185,000	Cash		0	0
45	Morton-Barrow Owners Corp.			0	0	0			0	0
46	Westpark Office Park	Cash		150,000	5,110	0	Cash		0	0
47	Northland Mall	Cash		0	7,993	0	Cash		0	0
48	Marketplace at 18th	Cash		100,000	2,973	250,000	Cash		0	0
49	High Meadow Cooperative No. 1, Inc.			0	0	0			0	0
50	50 Plaza Tenants Corp.			0	0	0			0	0
51	Short Pump Village	Cash		100,000	3,767	150,000	Cash		0	0
52	Fairfield Inn & Suites Aiken	Cash		0	0	0			0	0
53	Crown Garden Apartments	Cash		0	0	0			0	0
54	Best Western Market Center Dallas	Cash		0	0	0			0	0
55	Holiday Inn Express - Richmond Hill	Cash		0	0	0			0	0
56	Sunrise Lake Village Phase II	Cash		0	2,395	143,710	Cash		0	0
57	Highlander Hall Owners, Inc.			0	0	0			0	0
58	Harway Terrace, Inc.			0	0	0			0	0
59	Spanish Crossroads	Cash		0	4,805; Springing	200,000	Cash		0	0
60	Walgreens Crawfordsville			0	0	0			0	0
61	Parham Road Self Storage	Cash		0	0	0			0	0
62	The Pointe	Cash		0	4,167	250,000	Cash		0	0
63	Walgreens - Macomb, MI			0	Springing	0			0	0
64	Cohen MHC Portfolio	Cash		0	0	0			0	0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville			0	0	0			0	0
66	Baldridge Commons	Cash		0	1,876	65,000	Cash		0	0
67	Michele Towers Inc.			0	0	0			0	0
68	Prince Tower Tenants Corp.			0	0	0			0	0
69	Paulding Exchange	Cash		0	2,669	0	Cash		0	0
70	Duke Self Storage	Cash		0	0	0			0	0
71	Northshore Plaza	Cash		0	848	0	Cash		0	0
72	310 East 49th Owners Corp.			0	0	0			0	0
73	109 Tenants Corp.			0	0	0			0	0
74	34-36 North Tenants Corp.			0	0	0			0	0
75	Chelsea Lofts Corp.			0	0	0			0	0
76	Dollar General St. Charles			0	0	0			0	0
77	Dollar General Decatur-Sunnyside			0	0	0			0	0
78	Dollar General Philo			0	0	0			0	0
79	Dollar General San Antonio			0	0	0			0	0
80	Dollar General Borger			0	0	0			0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description(7)	Other Escrow I (Initial) ($)(4)	Other Escrow I (Monthly) ($)(11)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(7)
1	9 West 57th Street	Outstanding TI/LC Reserve	13,061,790	0	0	Cash		Free Rent Reserve	16,462,228
2	Walmart Shadow Anchored Portfolio	Tell City Engineering Reserve	129,000	0	0	Cash		Ground Lease Reserve	8,216
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa	Seasonality Reserve	3,630,000	Springing	3,630,000	Cash			0
4	Redwood MHC Portfolio	Michigan Cap Ex Reserve	900,000	0	0	Cash		Manufactured Homes Reserve	1,000,000
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East	Outstanding TI/LC Funds	284,042	0	0	Cash		CTC Capital Expenditure Funds ($122,000); Rent Abatement Funds ($19,327)	141,327
6	Moreno Valley Plaza	Free Rent	92,681	0	0	Cash			0
7	The Shops at Somerset Square	Tenant Specific TILC Reserve	50,000	0	0	Cash			0
8	Causeway Plaza I, II & III	Tenant Specific TILC Reserve	508,725	0	0	Cash			0
9	Fairfield Inn & Suites Brooklyn	PIP Reserve	1,200,000	Springing	0	Cash		Seasonality Reserve	100,000
10	Gurnee Mills		0	0	0				0
11	Aspen at Norman Student Housing		0	0	0				0
12	North Bay Center		0	0	0				0
13	Rio West Business Park	American Airlines Lease Renewal Reserve	2,200,000	0	0	Cash		HotChalk TILC Reserve	58,310
14	19066 Magnolia Street	Healthcare Partners, LLC TILC Reserve	2,425,840	0	0	Cash			0
15	King’s Quarters at Jack Britt		0	0	0				0
16	101 Hudson Street	Rent Concession Reserve	2,779,153	0	0	Cash		Tenant Specific TILC Reserve	16,270,684
17	Jacksonville Medical Plaza	Tenant Improvement Funds	15,500	0	0	Cash			0
18	2821 & 2851 S Parker Road		0	0	0				0
19	381-383 Broadway	Free Rent Reserve	481,875	0	0	Cash			0
20	Raytheon Building	Springing Renewal LOC Reserve	0	Springing	0				0
21	1200 Wilshire Boulevard	MAP TILC/Rent Concession Reserve	459,279	0	0	Cash		Rent Concession Reserve	88,920
22	Skillman MHC Portfolio	Ground Rent Fund	250	250	0	Cash			0
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center	Major Tenant Springing Reserve	0	Springing	0				0
24	Mount Vernon Self Storage		0	0	0				0
25	Colonial Rivermead	Environmental Insurance Premium Reserve	28,184	0	0	Cash			0
26	Holiday Inn Milwaukee River	PIP Reserve	625,000	0	0	Cash		Seasonality Reserve	29,000
27	The Crossings of Decatur	Ross Rollover Reserve	350,000	0	0	Cash			0
28	Courtyard LBJ Dallas	Seasonality Reserve	50,000	See Footnote (11)	70,000	Cash		PIP Reserve	0
29	Whispering Woods Plaza		0	0	0				0
30	The Centre at La Quinta I, II & III	Outstanding TI/LC & Free Rent Reserve	17,674	0	0	Cash			0
31	Lapeer Pointe Plaza		0	0	0				0
32	950 Herndon Parkway	Free Rent Reserve	115,855	0	0	Cash			0
33	Arlington Owners, Inc.	Collateral Security Agreement for Capital Improvements	1,000,000	0	0	Cash		0	0
34	Hampshire Highlands		0	0	0				0
35	Grand Plaza - TX		0	0	0				0
36	Carrington Ridge		0	0	0				0
37	Mid Valley Plaza		0	0	0				0
38	Gentry Apartments, Inc.	Collateral Security Agreement for Maintenance Arrears	275,000	0	0	Cash		0	0
39	Mankato Place & Brett’s Building	GSA Reduced Rent	64,583	0	0	Cash		Public Defender Future Obligation	35,000
40	BJ’s Rotterdam		0	0	0				0
41	Hampton Inn Hartsville		0	0	0				0
42	Holiday Inn Webster	PIP Reserve Funds	279,500	0	0	Cash			0
43	Springhill Suites Waco		0	0	0				0
44	14201-14291 East 4th Ave	Outstanding TI Allowance	165,514	0	0	Cash		Free Rent Account	72,149
45	Morton-Barrow Owners Corp.		0	0	0			0	0
46	Westpark Office Park		0	0	0				0
47	Northland Mall		0	0	0				0
48	Marketplace at 18th	5.11 Tactical TILC Reserve	83,297	0	0	Cash			0
49	High Meadow Cooperative No. 1, Inc.	Collateral Security Agreement for Capital Improvements	750,000	0	0	Cash		0	0
50	50 Plaza Tenants Corp.	Collateral Security Agreement for Capital Improvements	1,400,000	0	0	Cash		0	0
51	Short Pump Village	Napa TI Reserve	50,000	0	0	Cash			0
52	Fairfield Inn & Suites Aiken	Seasonality Reserve	51,506	Springing	51,506	Cash		PIP Reserve Funds	0
53	Crown Garden Apartments	Required Renovations Fund	590,000	0	0	Cash			0
54	Best Western Market Center Dallas	PIP Reserve Funds	115,429	0	0	Cash			0
55	Holiday Inn Express - Richmond Hill		0	0	0				0
56	Sunrise Lake Village Phase II		0	0	0				0
57	Highlander Hall Owners, Inc.		0	0	0			0	0
58	Harway Terrace, Inc.	Collateral Security Agreement for Capital Improvements	3,000,000	0	0	Cash		0	0
59	Spanish Crossroads		0	0	0				0
60	Walgreens Crawfordsville		0	0	0				0
61	Parham Road Self Storage		0	0	0				0
62	The Pointe	Free Rent Reserve Funds	9,824	0	0	Cash			0
63	Walgreens - Macomb, MI		0	0	0				0
64	Cohen MHC Portfolio		0	0	0				0
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville		0	0	0				0
66	Baldridge Commons		0	0	0				0
67	Michele Towers Inc.		0	0	0			0	0
68	Prince Tower Tenants Corp.		0	0	0			0	0
69	Paulding Exchange	Free Rent Reserve ($18,540); Office Max Required Repairs Reserve ($10,625)	29,165	0	0	Cash		Additional TI/LC Reserve	0
70	Duke Self Storage		0	0	0				0
71	Northshore Plaza		0	0	0				0
72	310 East 49th Owners Corp.		0	0	0			0	0
73	109 Tenants Corp.		0	0	0			0	0
74	34-36 North Tenants Corp.		0	0	0			0	0
75	Chelsea Lofts Corp.		0	0	0			0	0
76	Dollar General St. Charles		0	0	0				0
77	Dollar General Decatur-Sunnyside		0	0	0				0
78	Dollar General Philo		0	0	0				0
79	Dollar General San Antonio		0	0	0				0
80	Dollar General Borger		0	0	0				0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	9 West 57th Street	0	0	Cash			Fee and Leasehold	5/22/2098	$12,000,000
2	Walmart Shadow Anchored Portfolio	Springing	8,216	Cash			Various	Various	Various
2.01	Alice Shopping Center						Fee
2.02	Shawnee Shopping Center						Fee
2.03	Durant Shopping Center						Fee
2.04	Radcliff Shopping Center						Fee
2.05	Mustang Shopping Center						Fee
2.06	Pineville Shopping Center						Fee
2.07	Yukon Shopping Center						Fee
2.08	Fort Dodge Shopping Center						Fee
2.09	Belton Shopping Center						Fee
2.10	Petal Shopping Center						Fee
2.11	Douglas Shopping Center						Fee
2.12	Boaz Shopping Center						Fee
2.13	Zachary Shopping Center						Fee
2.14	Plainview Shopping Center						Fee
2.15	Minden Shopping Center						Fee
2.16	West Burlington Shopping Center						Fee
2.17	Pulaski Shopping Center						Leasehold	10/31/2023	$35,000
2.18	Marshalltown Shopping Center						Fee
2.19	Bad Axe Shopping Center						Fee
2.20	Ottumwa Shopping Center						Fee
2.21	Tyler Shopping Center						Leasehold	4/26/2024	$60,000
2.22	Oskaloosa Shopping Center						Fee
2.23	Shelbyville Shopping Center						Fee
2.24	Alexandria Shopping Center						Fee
2.25	La Junta Shopping Center						Fee
2.26	St. John’s Shopping Center						Fee
2.27	Newton Shopping Center						Fee
2.28	Tell City Shopping Center						Fee
2.29	Newcastle Shopping Center						Fee
2.30	Wauseon Shopping Center						Fee
2.31	Pampa Shopping Center						Fee
2.32	Keokuk Shopping Center						Fee
2.33	Liberty Shopping Center						Fee
2.34	Perry Shopping Center						Fee
3	Marriott Hilton Head Resort & Spa	0	0				Fee
4	Redwood MHC Portfolio	0	0	Cash			Fee
4.01	Camp Inn						Fee
4.02	Town & Country Estates						Fee
4.03	St. Clements Crossing						Fee
4.04	Algoma						Fee
4.05	Suburban Estates						Fee
4.06	Colonial Acres						Fee
4.07	Twenty Nine Pines						Fee
4.08	Evergreen Springs						Fee
4.09	Avalon						Fee
4.10	Lexington						Fee
4.11	Colonial Manor						Fee
4.12	Green Acres						Fee
4.13	Cedar Grove						Fee
4.14	Hunters Chase						Fee
4.15	Highland Bluff						Fee
4.16	Winter Paradise						Fee
4.17	Weststar						Fee
4.18	El Frontier						Fee
5	Centrepark East	0	0	Cash			Fee
6	Moreno Valley Plaza	0	0				Fee
7	The Shops at Somerset Square	0	0				Fee
8	Causeway Plaza I, II & III	0	0				Fee
9	Fairfield Inn & Suites Brooklyn	Springing	100,000	Cash			Fee
10	Gurnee Mills	0	0				Fee
11	Aspen at Norman Student Housing	0	0				Fee
12	North Bay Center	0	0				Fee
13	Rio West Business Park	0	0	Cash			Fee
14	19066 Magnolia Street	0	0				Fee
15	King’s Quarters at Jack Britt	0	0				Fee
16	101 Hudson Street	0	0	Cash			Fee
17	Jacksonville Medical Plaza	0	0				Fee and Leasehold	7/1/2099	$1,377
18	2821 & 2851 S Parker Road	0	0				Fee
19	381-383 Broadway	0	0				Fee
20	Raytheon Building	0	0				Fee
21	1200 Wilshire Boulevard	0	0	Cash			Fee
22	Skillman MHC Portfolio	0	0				Various	Various	Various
22.01	Flat Rock						Fee
22.02	Voyager Village						Fee and Leasehold	4/30/2051	$3,000
22.03	Woodlake						Fee
22.04	Spring Valley						Fee
22.05	Indian Village						Fee
23	Poplar Square Shopping Center	0	0				Fee
24	Mount Vernon Self Storage	0	0				Fee
25	Colonial Rivermead	0	0				Fee
26	Holiday Inn Milwaukee River	Monthly deposits in an amount equal to the lesser of: (x) twenty-five percent (25%) of the Seasonality Reserve Cap and (y) the amount by which availalable cash flow exceeds the monthly payment amount until the Seasonality Reserve Cap is reached.	58,000	Cash			Fee
27	The Crossings of Decatur	0	0				Fee
28	Courtyard LBJ Dallas	Springing	0				Fee
29	Whispering Woods Plaza	0	0				Fee
30	The Centre at La Quinta I, II & III	0	0				Fee
31	Lapeer Pointe Plaza	0	0				Fee
32	950 Herndon Parkway	0	0				Fee
33	Arlington Owners, Inc.	0	0				Fee
34	Hampshire Highlands	0	0				Fee
35	Grand Plaza - TX	0	0				Fee
36	Carrington Ridge	0	0				Fee
37	Mid Valley Plaza	0	0			700,000	Fee
38	Gentry Apartments, Inc.	0	0				Fee
39	Mankato Place & Brett’s Building	0	0	Cash			Fee
40	BJ’s Rotterdam	0	0				Fee
41	Hampton Inn Hartsville	0	0				Fee
42	Holiday Inn Webster	0	0				Fee
43	Springhill Suites Waco	0	0				Fee
44	14201-14291 East 4th Ave	0	0	Cash			Fee
45	Morton-Barrow Owners Corp.	0	0				Fee
46	Westpark Office Park	0	0				Fee
47	Northland Mall	0	0				Fee
48	Marketplace at 18th	0	0				Fee
49	High Meadow Cooperative No. 1, Inc.	0	0				Fee
50	50 Plaza Tenants Corp.	0	0				Fee
51	Short Pump Village	0	0				Fee
52	Fairfield Inn & Suites Aiken	Springing	0				Fee
53	Crown Garden Apartments	0	0				Fee
54	Best Western Market Center Dallas	0	0				Fee
55	Holiday Inn Express - Richmond Hill	0	0				Fee
56	Sunrise Lake Village Phase II	0	0				Fee
57	Highlander Hall Owners, Inc.	0	0				Fee
58	Harway Terrace, Inc.	0	0				Fee
59	Spanish Crossroads	0	0				Fee
60	Walgreens Crawfordsville	0	0				Fee
61	Parham Road Self Storage	0	0				Fee
62	The Pointe	0	0				Fee
63	Walgreens - Macomb, MI	0	0				Fee
64	Cohen MHC Portfolio	0	0				Fee
64.01	Northstar MHC / Bel Air MHC						Fee
64.02	Edgeview Estates MHC						Fee
65	Walgreens Lakeville	0	0				Fee
66	Baldridge Commons	0	0				Fee
67	Michele Towers Inc.	0	0				Fee
68	Prince Tower Tenants Corp.	0	0				Fee
69	Paulding Exchange	4,000	200,000	Cash			Fee
70	Duke Self Storage	0	0				Fee
71	Northshore Plaza	0	0				Fee
72	310 East 49th Owners Corp.	0	0				Fee
73	109 Tenants Corp.	0	0				Fee
74	34-36 North Tenants Corp.	0	0				Fee
75	Chelsea Lofts Corp.	0	0				Fee
76	Dollar General St. Charles	0	0				Fee
77	Dollar General Decatur-Sunnyside	0	0				Fee
78	Dollar General Philo	0	0				Fee
79	Dollar General San Antonio	0	0				Fee
80	Dollar General Borger	0	0				Fee

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(12)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)
1	9 West 57th Street	increases by the greater of (i) the amount of the annual base rent during the preceding ten year period and (ii) six percent of the Appraised Value of the demised premises	Hard/Springing Cash Management	1,200,000,000	2,899,215	186,276,000	186,276,000	3.10	3.08
2	Walmart Shadow Anchored Portfolio	Various	Hard/Upfront Cash Management
2.01	Alice Shopping Center
2.02	Shawnee Shopping Center
2.03	Durant Shopping Center
2.04	Radcliff Shopping Center
2.05	Mustang Shopping Center
2.06	Pineville Shopping Center
2.07	Yukon Shopping Center
2.08	Fort Dodge Shopping Center
2.09	Belton Shopping Center
2.10	Petal Shopping Center
2.11	Douglas Shopping Center
2.12	Boaz Shopping Center
2.13	Zachary Shopping Center
2.14	Plainview Shopping Center
2.15	Minden Shopping Center
2.16	West Burlington Shopping Center
2.17	Pulaski Shopping Center	5% every five years
2.18	Marshalltown Shopping Center
2.19	Bad Axe Shopping Center
2.20	Ottumwa Shopping Center
2.21	Tyler Shopping Center	$5,000 every five years
2.22	Oskaloosa Shopping Center
2.23	Shelbyville Shopping Center
2.24	Alexandria Shopping Center
2.25	La Junta Shopping Center
2.26	St. John’s Shopping Center
2.27	Newton Shopping Center
2.28	Tell City Shopping Center
2.29	Newcastle Shopping Center
2.30	Wauseon Shopping Center
2.31	Pampa Shopping Center
2.32	Keokuk Shopping Center
2.33	Liberty Shopping Center
2.34	Perry Shopping Center
3	Marriott Hilton Head Resort & Spa		Hard/Springing Cash Management
4	Redwood MHC Portfolio		Springing
4.01	Camp Inn
4.02	Town & Country Estates
4.03	St. Clements Crossing
4.04	Algoma
4.05	Suburban Estates
4.06	Colonial Acres
4.07	Twenty Nine Pines
4.08	Evergreen Springs
4.09	Avalon
4.10	Lexington
4.11	Colonial Manor
4.12	Green Acres
4.13	Cedar Grove
4.14	Hunters Chase
4.15	Highland Bluff
4.16	Winter Paradise
4.17	Weststar
4.18	El Frontier
5	Centrepark East		Soft/Springing Cash Management
6	Moreno Valley Plaza		Hard/Upfront Cash Management
7	The Shops at Somerset Square		Hard/Springing Cash Management
8	Causeway Plaza I, II & III		Soft/Springing Cash Management
9	Fairfield Inn & Suites Brooklyn		Hard/Upfront Cash Management
10	Gurnee Mills		Hard/Springing Cash Management
11	Aspen at Norman Student Housing		Soft/Upfront Cash Management
12	North Bay Center		Springing
13	Rio West Business Park		Hard/Springing Cash Management
14	19066 Magnolia Street		Springing
15	King’s Quarters at Jack Britt		Soft/Springing Cash Management
16	101 Hudson Street		Hard/Springing Cash Management
17	Jacksonville Medical Plaza	The Annual Ground Rent amount is adjusted every five years with the next Rent adjustment occurring on January 1, 2021. In no event shall the Annual Ground Rent amount be increased by more than 3% per year.	Springing
18	2821 & 2851 S Parker Road		Springing
19	381-383 Broadway		Hard/Upfront Cash Management
20	Raytheon Building		Hard/Upfront Cash Management
21	1200 Wilshire Boulevard		Springing
22	Skillman MHC Portfolio	Various	Springing
22.01	Flat Rock
22.02	Voyager Village
22.03	Woodlake
22.04	Spring Valley
22.05	Indian Village
23	Poplar Square Shopping Center		Springing
24	Mount Vernon Self Storage		Springing
25	Colonial Rivermead		Springing
26	Holiday Inn Milwaukee River		Hard/Springing Cash Management
27	The Crossings of Decatur		Hard/Upfront Cash Management
28	Courtyard LBJ Dallas		Hard/Springing Cash Management
29	Whispering Woods Plaza		Springing
30	The Centre at La Quinta I, II & III		Springing
31	Lapeer Pointe Plaza		Hard/Upfront Cash Management
32	950 Herndon Parkway		Hard/Springing Cash Management
33	Arlington Owners, Inc.		None	11,482,860	49,544	1,000,000	0	6.77	6.62
34	Hampshire Highlands		Springing
35	Grand Plaza - TX		Soft/Springing Cash Management
36	Carrington Ridge		Springing
37	Mid Valley Plaza		Springing
38	Gentry Apartments, Inc.		None	10,000,000	30,605	700,000	0	7.15	7.01
39	Mankato Place & Brett’s Building		Springing
40	BJ’s Rotterdam		Hard/Upfront Cash Management
41	Hampton Inn Hartsville		Springing
42	Holiday Inn Webster		Springing
43	Springhill Suites Waco		Springing
44	14201-14291 East 4th Ave		Springing
45	Morton-Barrow Owners Corp.		None	8,488,684	38,408	1,000,000	0	10.17	10.11
46	Westpark Office Park		Soft/Upfront Cash Management
47	Northland Mall		Hard/Springing Cash Management
48	Marketplace at 18th		Springing
49	High Meadow Cooperative No. 1, Inc.		None	7,485,456	37,102	500,000	0	3.76	3.65
50	50 Plaza Tenants Corp.		None	6,989,536	30,527	500,000	0	5.20	5.16
51	Short Pump Village		Springing
52	Fairfield Inn & Suites Aiken		Springing
53	Crown Garden Apartments		Springing
54	Best Western Market Center Dallas		Springing
55	Holiday Inn Express - Richmond Hill		Hard/Springing Cash Management
56	Sunrise Lake Village Phase II		Springing
57	Highlander Hall Owners, Inc.		None	5,592,071	25,009	500,000	0	5.03	4.89
58	Harway Terrace, Inc.		None	5,485,042	24,569	500,000	0	12.95	12.60
59	Spanish Crossroads		Soft/Springing Cash Management
60	Walgreens Crawfordsville		Hard/Upfront Cash Management
61	Parham Road Self Storage		Springing
62	The Pointe		Springing
63	Walgreens - Macomb, MI		Springing
64	Cohen MHC Portfolio		Springing
64.01	Northstar MHC / Bel Air MHC
64.02	Edgeview Estates MHC
65	Walgreens Lakeville		Hard/Upfront Cash Management
66	Baldridge Commons		Springing
67	Michele Towers Inc.		None	3,845,113	16,716	750,000	0	5.69	5.56
68	Prince Tower Tenants Corp.		None
69	Paulding Exchange		Springing
70	Duke Self Storage		Springing
71	Northshore Plaza		Springing
72	310 East 49th Owners Corp.		None	2,496,836	10,856	500,000	0	12.12	12.00
73	109 Tenants Corp.		None	2,394,553	12,876	500,000	0	5.67	5.47
74	34-36 North Tenants Corp.		None
75	Chelsea Lofts Corp.		None	1,650,000	5,132	250,000	0	33.58	33.33
76	Dollar General St. Charles		Hard/Upfront Cash Management
77	Dollar General Decatur-Sunnyside		Hard/Upfront Cash Management
78	Dollar General Philo		Hard/Upfront Cash Management
79	Dollar General San Antonio		Hard/Upfront Cash Management
80	Dollar General Borger		Hard/Upfront Cash Management

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	9 West 57th Street	35.3%	9.0%	8.9%		Sheldon H. Solow		1
2	Walmart Shadow Anchored Portfolio				8,607,106	David W. Schostak		2
2.01	Alice Shopping Center				460,438			2.01
2.02	Shawnee Shopping Center				404,659			2.02
2.03	Durant Shopping Center				370,632			2.03
2.04	Radcliff Shopping Center				369,182			2.04
2.05	Mustang Shopping Center				352,554			2.05
2.06	Pineville Shopping Center				351,781			2.06
2.07	Yukon Shopping Center				350,041			2.07
2.08	Fort Dodge Shopping Center				337,474			2.08
2.09	Belton Shopping Center				327,614			2.09
2.10	Petal Shopping Center				307,700			2.10
2.11	Douglas Shopping Center				307,700			2.11
2.12	Boaz Shopping Center				297,453			2.12
2.13	Zachary Shopping Center				296,293			2.13
2.14	Plainview Shopping Center				277,925			2.14
2.15	Minden Shopping Center				270,288			2.15
2.16	West Burlington Shopping Center				243,801			2.16
2.17	Pulaski Shopping Center				234,907			2.17
2.18	Marshalltown Shopping Center				234,134			2.18
2.19	Bad Axe Shopping Center				230,267			2.19
2.20	Ottumwa Shopping Center				223,017			2.20
2.21	Tyler Shopping Center				221,011			2.21
2.22	Oskaloosa Shopping Center				217,410			2.22
2.23	Shelbyville Shopping Center				211,417			2.23
2.24	Alexandria Shopping Center				202,040			2.24
2.25	La Junta Shopping Center				201,556			2.25
2.26	St. John’s Shopping Center				197,206			2.26
2.27	Newton Shopping Center				194,113			2.27
2.28	Tell City Shopping Center				188,699			2.28
2.29	Newcastle Shopping Center				152,448			2.29
2.30	Wauseon Shopping Center				135,918			2.30
2.31	Pampa Shopping Center				132,824			2.31
2.32	Keokuk Shopping Center				116,294			2.32
2.33	Liberty Shopping Center				99,473			2.33
2.34	Perry Shopping Center				88,839			2.34
3	Marriott Hilton Head Resort & Spa					Columbia Sussex Corporation and CSC Holdings, LLC		3
4	Redwood MHC Portfolio					Ross H. Partrich	Y - Group 1	4
4.01	Camp Inn							4.01
4.02	Town & Country Estates							4.02
4.03	St. Clements Crossing							4.03
4.04	Algoma							4.04
4.05	Suburban Estates							4.05
4.06	Colonial Acres							4.06
4.07	Twenty Nine Pines							4.07
4.08	Evergreen Springs							4.08
4.09	Avalon							4.09
4.10	Lexington							4.10
4.11	Colonial Manor							4.11
4.12	Green Acres							4.12
4.13	Cedar Grove							4.13
4.14	Hunters Chase							4.14
4.15	Highland Bluff							4.15
4.16	Winter Paradise							4.16
4.17	Weststar							4.17
4.18	El Frontier							4.18
5	Centrepark East					Joseph S. Sambuco		5
6	Moreno Valley Plaza					Kamyar Mateen; Shervin Mateen		6
7	The Shops at Somerset Square					Rouse Properties, LP		7
8	Causeway Plaza I, II & III					Jeffrey J. Feil		8
9	Fairfield Inn & Suites Brooklyn					Marc Jay Freud		9
10	Gurnee Mills					Simon Property Group, L.P.		10
11	Aspen at Norman Student Housing					Aspen Heights and Safanad Ltd.		11
12	North Bay Center					Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	12
13	Rio West Business Park					Fritz H. Wolff		13
14	19066 Magnolia Street					Shaoul J. Levy		14
15	King’s Quarters at Jack Britt					Stephen W. Holden; Matthew A. Mills		15
16	101 Hudson Street					Mack-Cali Realty, L.P.		16
17	Jacksonville Medical Plaza					Michael A. Besche; Christopher M. Lopez		17
18	2821 & 2851 S Parker Road					Andrew J. Segal		18
19	381-383 Broadway					Gary M. Tse		19
20	Raytheon Building					Sherwin Jarol		20
21	1200 Wilshire Boulevard					Morad Shophet; David J. Shophet		21
22	Skillman MHC Portfolio					Dean S. Skillman; Thomas D. Smith		22
22.01	Flat Rock							22.01
22.02	Voyager Village							22.02
22.03	Woodlake							22.03
22.04	Spring Valley							22.04
22.05	Indian Village							22.05
23	Poplar Square Shopping Center					Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	23
24	Mount Vernon Self Storage					Robert Moser; Robert Morgan	Y - Group 3	24
25	Colonial Rivermead					Ross H. Partrich	Y - Group 1	25
26	Holiday Inn Milwaukee River					Nazir Meghani; Mahedi Meghani; Rahim Lakhoo; Azim Lakhoo		26
27	The Crossings of Decatur					James J. Morrison, Jr.		27
28	Courtyard LBJ Dallas					Sundip Kumar; Denny Patel		28
29	Whispering Woods Plaza					William Watch; Warren Terrace; Warren Terrace Living Trust, Dated November 1, 1955, as Amended; William Watch Living Trust, Dated December 7, 1995		29
30	The Centre at La Quinta I, II & III					Raith Real Estate Fund I LP; Raith Real Estate Fund I-A LP		30
31	Lapeer Pointe Plaza					Michael Laurencelle; Morris Chabbott; Eli Gindi		31
32	950 Herndon Parkway					GR Holding LLLP		32
33	Arlington Owners, Inc.	18.6%	35.0%	34.3%				33
34	Hampshire Highlands					David M. Conwill, Steven B. Kimmelman	Y - Group 4	34
35	Grand Plaza - TX					William L. Hutchinson	Y - Group 5	35
36	Carrington Ridge					David M. Conwill; Steven B. Kimmelman	Y - Group 4	36
37	Mid Valley Plaza					Stephen B. Jaeger; The Stephen B. Jaeger Living Trust	Y - Group 2	37
38	Gentry Apartments, Inc.	11.9%	26.2%	25.8%				38
39	Mankato Place & Brett’s Building					Gordon S. Awsumb		39
40	BJ’s Rotterdam					Ladder Capital CRE Equity LLC	Y - Group 6	40
41	Hampton Inn Hartsville					Oscar N. Harris		41
42	Holiday Inn Webster					William Kornbluth; Cheryl Tyler		42
43	Springhill Suites Waco					Abbas K. Shikary; Fatema Shikary; James Gerish; Kris Gerish		43
44	14201-14291 East 4th Ave					Zachary Segal		44
45	Morton-Barrow Owners Corp.	6.1%	55.2%	54.9%				45
46	Westpark Office Park					Paul R. Sparks; Kyle G. Putnam; Reginald D. Bell		46
47	Northland Mall					Ivor Braka		47
48	Marketplace at 18th					Whitney D. Hamlin; Elizabeth A. Hamlin		48
49	High Meadow Cooperative No. 1, Inc.	27.8%	22.4%	21.7%				49
50	50 Plaza Tenants Corp.	11.1%	27.3%	27.0%				50
51	Short Pump Village					Roger A. Glover, III		51
52	Fairfield Inn & Suites Aiken					Neel Shah; Ramesh Shah		52
53	Crown Garden Apartments					Ajay K. Gupta		53
54	Best Western Market Center Dallas					Ramesh Patel; Bharatkumar Patel		54
55	Holiday Inn Express - Richmond Hill					Kiran B. Swami; Hemlata Patel		55
56	Sunrise Lake Village Phase II					Amer Boukai; Amer Boukai and Magdalena Boukai as Co-Trustees of the Boukai Family Trust		56
57	Highlander Hall Owners, Inc.	26.9%	27.0%	26.2%				57
58	Harway Terrace, Inc.	5.7%	69.6%	67.7%				58
59	Spanish Crossroads					William L. Hutchinson	Y - Group 5	59
60	Walgreens Crawfordsville					Susan L. Siegel	Y - Group 7	60
61	Parham Road Self Storage					Robert Moser; Robert Morgan	Y - Group 3	61
62	The Pointe					Ilya Spivak; Vladimir Budker		62
63	Walgreens - Macomb, MI					Susanne Jarchow-Misch		63
64	Cohen MHC Portfolio					Jeffrey N. Cohen; Dennis S. Cohen		64
64.01	Northstar MHC / Bel Air MHC							64.01
64.02	Edgeview Estates MHC							64.02
65	Walgreens Lakeville					Susan L. Siegel	Y - Group 7	65
66	Baldridge Commons					A & C Tank Sales Company, Inc.		66
67	Michele Towers Inc.	12.7%	29.7%	29.0%				67
68	Prince Tower Tenants Corp.							68
69	Paulding Exchange					Ki Sang Lee		69
70	Duke Self Storage					Robert Moser; Robert Morgan	Y - Group 3	70
71	Northshore Plaza					Bradley P. Dressler		71
72	310 East 49th Owners Corp.	5.8%	63.2%	62.6%				72
73	109 Tenants Corp.	8.9%	36.6%	35.3%				73
74	34-36 North Tenants Corp.							74
75	Chelsea Lofts Corp.	2.6%	125.3%	124.4%				75
76	Dollar General St. Charles					Ladder Capital CRE Equity LLC	Y - Group 6	76
77	Dollar General Decatur-Sunnyside					Ladder Capital CRE Equity LLC	Y - Group 6	77
78	Dollar General Philo					Ladder Capital CRE Equity LLC	Y - Group 6	78
79	Dollar General San Antonio					Ladder Capital CRE Equity LLC	Y - Group 6	79
80	Dollar General Borger					Ladder Capital CRE Equity LLC	Y - Group 6	80

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“LCF” denotes Ladder Capital Finance LLC, “NCB” denotes National Cooperative Bank, N.A., “RMF” denotes Rialto Mortgage Finance, LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #7 (The Shops at Somerset Square), the Number of Units includes 19,168 square feet of office space.

For mortgage loan #10 (Gurnee Mills), Number of Units and Occupancy Rate includes the third and fourth largest tenants (130,000 and 111,675 square feet, respectively), representing 14.4% of net rentable square feet, which lease the collateral pad sites and own their improvements.

For mortgage loan #14 (19066 Magnolia Street), the Number of Units includes 38,764 square feet of medical office space, 7,045 square feet of retail space and 5,640 square feet of office space.

For mortgage loan #19 (381-383 Broadway), the Number of Units includes 14,000 square feet of office space and 11,700 square feet of retail space.

For mortgage loan #39 (Mankato Place & Brett’s Building), the Number of Units includes 96,744 square feet of office space, 47,973 square feet of retail space and 1,491 square feet of storage space.

(3)	For mortgage loan #1 (9 West 57th Street), the mortgage loan represents Note A-3-A of six pari passu promissory notes and one subordinate note, which have a combined Cut-off Date principal balance of $1,200,000,000. Note A-1, Note A-2, Note A-3-B, Note A-4, Note A-5 and Note B-1 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5 in the aggregate and exclude Note B-1 (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4, Note A-5 and Note B-1, collectively, the “9 West 57th Street Whole Loan”). Note A-3-A is a non-controlling interest in the 9 West 57th Street Whole Loan.

For mortgage loan #2 (Walmart Shadow Anchored Portfolio), the mortgage loan represents Note A-1 of two pari passu promissory notes, which have a combined Cut-off Date principal balance of $89,036,250. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Walmart Shadow Anchored Portfolio Whole Loan”). Note A-1 is the controlling interest in the Walmart Shadow Anchored Portfolio Whole Loan.

For mortgage loan #3 (Marriott Hilton Head Resort & Spa), the mortgage loan represents Note A-1 of six pari passu notes, which have a combined Cut-off Date principal balance of $97,679,686. Notes A-2A, A-2B, A-3A, A-3B and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2A, A-2B, A-3A, A-3B and A-4 in the aggregate (the “Marriott Hilton Head Resort & Spa Whole Loan”). Note A-1 represents a controlling interest in the Marriott Hilton Head Resort & Spa Whole Loan.

For mortgage loan #4 (Redwood MHC Portfolio), the mortgage loan represents Note A-2 of three pari passu promissory notes, which have a combined Cut-off Date principal balance of $96,000,000. Note A-1 and Note A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Redwood MHC Portfolio Whole Loan”). Note A-2 is a non-controlling interest in the Redwood MHC Portfolio Whole Loan.

For mortgage loan #10 (Gurnee Mills), the mortgage loan represents Note A-2B of six pari passu notes, which have a combined Cut-off Date principal balance of $274,235,396. Notes A-1A, A-1B, A-2A, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1A, A-1B, A-2A, A-2B, A-3 and A-4 in the aggregate (the “Gurnee Mills Whole Loan”). Note A-2B represents a non-controlling interest in the Gurnee Mills Whole Loan.

A-1-14

For mortgage loan #11 (Aspen at Norman Student Housing), the mortgage loan represents Note A-1 of two pari passu promissory notes, which have a combined Cut-off Date principal balance of $38,600,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Aspen at Norman Student Housing Whole Loan”). Note A-1 is the controlling interest in the Aspen at Norman Student Housing Whole Loan.

For mortgage loan #13 (Rio West Business Park), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date principal balance of $41,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Rio West Business Park Whole Loan”). Note A-2 represents the non-controlling interest in the Rio West Business Park Whole Loan.

For mortgage loan #16 (101 Hudson Street), the mortgage loan represents Note A-1-2 of six pari passu notes, which have a combined Cut-off Date principal balance of $250,000,000. Notes A-1-1, A-2, A-3, A-4 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-2, A-3, A-4 and A-5 in the aggregate (the “101 Hudson Street Whole Loan”). Note A-1-2 represents a non-controlling interest in the 101 Hudson Street Whole Loan.

(4)	For mortgage loan #14 (19066 Magnolia Street), the Appraised Value assumes capital improvements for the largest tenant’s space (38,764 square feet), representing 75.3% of net rentable square feet, have been completed. A $2,425,840 reserve was collected at origination representing the borrower’s outstanding obligations. Capital improvements are anticipated to be completed by January 2018. The appraised value assuming the capital improvements have not been completed is $28,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the $28,300,000 appraised value are 70.7% and 61.6%, respectively.

For mortgage loan #26 (Holiday Inn Milwaukee River), the Appraised Value is based on the assumption that a property improvement plan (“PIP”) is completed by September 1, 2017 and in accordance with the brand requirements. A $625,000 reserve (107% of the estimated PIP costs) was taken at origination. The appraised value assuming the PIP has not been completed is $21,000,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $21,000,000 appraised value, are 65.3% and 48.9%, respectively.

For mortgage loan #53 (Crown Garden Apartments), the Appraised Value assumes that renovations expected to be completed within 12 months have been completed. At origination, the lender escrowed $590,000 related to the renovations expected to be completed. The appraised value assuming the renovation has not been completed is $7,340,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming an appraised value of $7,340,000 are 71.5% and 59.6%, respectively.

(5)	For mortgage loan #37 (Mid Valley Plaza), all LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures are calculated assuming the full loan amount of $9,400,000. The holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) the DMV tenant is in occupancy, open for business and has executed a tenant estoppel acceptable to the lender; (ii) the DMV tenant is either paying full unabated rent or has entered a rent concession period; and (iii) no event of default has occurred or is continuing. If the Holdback has not been released by April 5, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium. Assuming the full holdback balance is applied to the full loan amount of $9,400,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 62.1%, 52.8%, 1.66x, 1.48x, 10.4% and 9.3%, respectively.

(6)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

A-1-15

For mortgage loan #5 (Centrepark East), the third largest tenant (13,543 square feet), representing 4.5% of net rentable square feet, may terminate 2,652 square feet effective November 30, 2020, upon written notice on or before March 1, 2020. Termination fee shall equal the unamortized transaction costs (prorated for the sales office area only), including tenant improvements, brokerage commissions and legal fees.

For mortgage loan #6 (Moreno Valley Plaza), the second largest tenant (24,161 square feet), representing 7.1% of net rentable square feet, has the right to terminate its lease with 90 days’ written notice if the tenant’s gross sales after December 2018 for a trailing 12-month period do not exceed $3,700,000. The third largest tenant (22,768 square feet), representing 6.7% of net rentable square feet, has the right to terminate its lease on or after December 1, 2017 with at least 60 days’ written notice if the tenant’s gross sales do not equal or exceed $2,900,000 during any trailing twelve -month period. The fifth largest tenant (15,280 square feet), representing 4.5% of net rentable square feet, has the right to terminate its lease with written notice between March 31, 2017 and June 30, 2017 if gross sales do not exceed $3,750,000 between March 31, 2016 and March 31, 2017.

For mortgage loan #8 (Causeway Plaza I, II & III), the second largest tenant (45,339 square feet), representing 13.5% of net rentable square feet, may terminate its lease on 18,347 square feet at any time after March 31, 2017 upon providing 9 months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions. The fourth largest tenant (22,320 square feet), representing 6.7% of net rentable square feet, may terminate its lease on March 31, 2020 upon providing 6 months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions. The fifth largest tenant (22,147 square feet), representing 6.6% of net rentable square feet, may terminate its lease any time after August 30, 2020 upon providing six months’ written notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #16 (101 Hudson Street), the fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet, may terminate 48,400 square feet of its space as of December 31, 2023 upon providing written notice by June 30, 2022 and payment of a termination fee equal to $2,107,496.

For mortgage loan #17 (Jacksonville Medical Plaza), the second largest tenant (21,923 square feet), representing 16.6% of net rentable square feet, may terminate the lease at any time after September 8, 2020, with at least 90 days’ prior notice. The fifth largest tenant (7,745 square feet), representing 5.9% of net rentable square feet, may terminate its lease on 5,141 square feet after March 31, 2018 and an additional 2,604 square feet at any time after the expiration of the twelfth month following the commencement date of the renewal with at least six months’ prior written notice and payment of a termination fee equal to 3 months base rent plus all unamortized tenant improvements, leasing commissions and attorneys’ fees.

For mortgage loan #19 (381-383 Broadway), the second largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to terminate its lease on or after February 1, 2018 by providing 90 days’ written notice. The fourth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to terminate its lease anytime after October 1, 2017 with three months’ written notice and forfeiture of its $60,000 security deposit.

For mortgage loan #21 (1200 Wilshire Boulevard), the largest tenant (27,489 square feet), representing 27.8% of net rentable square feet may reduce its space in one suite up to 6,665 square feet upon providing 90 days’ written notice and payment of unamortized tenant improvements or up to 1,023 square feet in another suite upon providing 120 days’ written notice if the largest tenant receives a $1,000,000 or greater reduction of funding. The largest tenant cannot reduce all of its space by more than 20.0% of its space. The second largest tenant (16,560 square feet), representing 16.8% of net rentable square feet, may terminate its lease at any time after July 31, 2024 upon providing between 11 and nine months written notice and payment of a termination fee equal to the unamortized portion of the excess build out costs.

A-1-16

For mortgage loan #29 (Whispering Woods Plaza), the third largest tenant (1,600 square feet), representing 1.5% of net rentable square feet, may terminate its lease after February 29, 2020 with at least 15 days’ prior written notice and payment of $6,000.

For mortgage loan #31 (Lapeer Pointe Plaza), the second largest tenant (22,000 square feet), representing 17.8% of net rentable square feet, has a right to terminate its lease after March 17, 2021 and prior to March 17, 2022 if the annual gross receipts are less than $5,250,000 for any period of 12 consecutive months during the period between March 1, 2016 and March 1, 2021, upon providing six months’ notice and the payment of $250,000.

For mortgage loan #32 (950 Herndon Parkway), the fifth largest tenant (5,527 square feet), representing 6.0% of net rentable square feet, has a right to terminate its lease after November 1, 2021 with 9 months’ written notice.

For mortgage loan #37 (Mid Valley Plaza), the third largest tenant (10,960 square feet), representing 10.3% of net rentable square feet, may terminate its lease any time on or after December 31, 2018 upon providing 180 days’ written notice.

For mortgage loan #39 (Mankato Place & Brett’s Building), the third largest tenant (8,484 square feet), representing 5.8% of net rentable square feet, and the fourth largest tenant (7,529 square feet), representing 5.1% of net rentable square feet, both have the right to terminate their respective leases with 30 days’ written notice in the event that either: (i) the Minnesota State Legislature or the federal government does not appropriate funds necessary for the continuation of the leases; or (ii) for any reason except in order to lease other non-state owned land or premises for the same use.

For mortgage loan #46 (Westpark Office Park), the largest tenant (22,767 square feet), representing 24.2% of net rentable square feet, has the right to terminate its lease, in whole or in part, at any time after April 1, 2019 with 365 days’ written notice. The fourth largest tenant (6,403 square feet), representing 6.8% of net rentable square feet, has the one-time right to terminate its lease effective March 31, 2018, upon providing six months’ written notice and payment of a termination fee equal to the unamortized design, permitting and construction costs incurred by the landlord in completing the tenant improvements.

For mortgage loan #48 (Marketplace at 18th), the largest tenant (7,175 square feet), representing 18.5% of net rentable square feet, may terminate its lease if annual sales are less than $125 per square foot for the trailing twelve month period ending August 31, 2020 upon providing 12 months’ written notice within 60 days following August 31, 2020 and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #56 (Sunrise Lake Village Phase II), the fourth largest tenant (3,163 square feet), representing 11.0% of net rentable square feet may terminate its lease at any time from August 2018 through January 2019 upon providing 180 days’ written notice and payment of termination fees equal to unamortized tenant improvements and leasing commissions.

For mortgage loan #60 (Walgreens Crawfordsville), the sole tenant (14,259 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of March 31, 2030, and every five years thereafter, each time with at least six months’ prior notice.

For mortgage loan #62 (The Pointe), the largest tenant (10,580 square feet), representing 20.4% of net rentable square feet, may terminate the lease after July 31, 2020 with at least 180 days’ prior written notice if the tenant has acquired or been acquired by another company that owns an office building with comparable office space to the premises that the tenant will occupy instead. The termination fee shall be equal to seven months of rent beginning August 2020 and all unamortized tenant improvements, leasing commissions, attorneys’ fees and free rent. The third largest tenant (5,234 square feet), representing 10.1% of net rentable square feet, may terminate its lease after March 31, 2019 with at least six months’ prior written notice and payment of a termination fee equal to unamortized tenant improvements, leasing commissions and rent credits.

For mortgage loan #63 (Walgreens - Macomb, MI), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of March 31,

A-1-17

2033, or effective as of the last day of any month thereafter, upon providing 12 months’ written notice.

For mortgage loan #65 (Walgreens Lakeville), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease effective as of July 31, 2030, and every five years thereafter, upon providing 12 months’ written notice.

For mortgage loan #69 (Paulding Exchange), the borrower is currently in breach of a use restriction contained in the lease for the largest tenant (23,500 square feet), representing 44.0% of net rentable square feet. The largest tenant has agreed to waive such breach subject to: (i) receipt of payment of $10,000 from the borrower and (ii) the completion of certain repairs to the largest tenant’s premises within 30 days. The lender has escrowed 125% of the estimated cost of the repairs, to be released only upon completion of the repairs.

For mortgage loan #71 (Northshore Plaza), the largest tenant (3,718 square feet), representing 36.5% of net rentable square feet, may terminate its lease if annual gross sales for any consecutive 12-month period after March 31, 2021 are less than $800,000 with at least 120 days’ prior written notice and payment of a termination fee equal to the unamortized portion of free rent, tenant allowance and brokerage commissions.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #6 (Moreno Valley Plaza), the second largest tenant (24,161 square feet), representing 7.1% of net rentable square feet, has a 50% rent abatement until June 30, 2017. At origination, $92,681 was reserved to cover this and other free rent periods.

For mortgage loan #10 (Gurnee Mills), the fifth largest tenant (105,248 square feet), representing 6.3% of net rentable square feet, has executed a lease and is paying rent, but is not in occupancy of its space. They are anticipated to open for business in January 2017.

For mortgage loan #16 (101 Hudson Street), the largest tenant (388,207 square feet), representing 28.9% of net rentable square feet, has abated rent through June 2017. The second largest tenant (271,533 square feet), representing 20.2% of net rentable square feet, is not in occupancy of 139,536 square feet and is expected to fully vacate its space at the end of the lease term. The third largest tenant (100,909 square feet), representing 7.5% of net rentable square feet, is not in occupancy of 37,387 square feet of its space. The fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet has eight months of abated rent through January 2026. A reserve was collected at closing for all outstanding rent abatements.

For mortgage loan #19 (381-383 Broadway), the fourth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to abate its rent $5,000 per month until the building elevator has been completed and approved for use. The fifth largest tenant (3,500 square feet), representing 13.6% of net rentable square feet, has the right to abate its rent $4,500 per month until the building elevator has been completed and approved for use. The elevator is anticipated to be in operation by March 2017.

For mortgage loan #21 (1200 Wilshire Boulevard), the second largest tenant (16,560 square feet), representing 16.8% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The abated rent is for November and December 2016, January through April 2017 and January 2018. The second largest tenant is anticipated to be in occupancy by January 2017. A $459,279 reserve was collected at closing representing the outstanding free rent, tenant improvements and leasing commissions.

For mortgage loan #29 (Whispering Woods Plaza), the third largest tenant (1,600 square feet), representing 1.5% of net rentable square feet, has free rent through June 30, 2017.

For mortgage loan #31 (Lapeer Pointe Plaza), the largest tenant (31,650 square feet), representing 25.6% of net rentable square feet, has free rent until April 1, 2017. At origination, $964,322 was reserved to cover this and free rent periods for other tenants.

A-1-18

For mortgage loan #32 (950 Herndon Parkway), the third largest tenant (5,907 square feet), representing 6.4% of net rentable square feet, has seven months of free rent from the lease commencement, and the fifth largest tenant (5,527 square feet), representing 6.0% of net rentable square feet has four months of free rent from lease commencement, which is expected to be on January 1, 2017. At origination, $115,855 was reserved to cover this and free rent periods for other tenants.

For mortgage loan #37 (Mid Valley Plaza), the fourth largest tenant (10,331 square feet), representing 9.7% of net rentable square feet, is not utilizing approximately 4,000 square feet of its space.

For mortgage loan #44 (14201-14291 East 4th Ave), the second largest tenant (4,346 square feet), representing 3.5% of net rentable square feet, has executed lease, but is not in occupancy or paying rent and is anticipated to be in occupancy by January 2017. A $165,514 reserve and a $72,149 reserve was collected at origination to represent the outstanding free rent and tenant improvements and leasing commissions, respectively, for this and other tenants at the mortgaged property.

For mortgage loan #56 (Sunrise Lake Village Phase II), the second largest tenant (7,000 square feet), representing 24.4% of net rentable square feet, has free rent every July through 2020.

For mortgage loan #69 (Paulding Exchange), the second largest tenant (6,250 square feet), representing 11.7% of net rentable square feet, has free rent through the earlier of: (i) January 13, 2017 and (ii) the day prior to the tenant opening for business. At origination, $18,540 was reserved to cover this and free rent periods for other tenants.

(8)	For mortgage loan #1 (9 West 57th Street), the third largest tenant (111,194 square feet), representing 6.6% of net rentable square feet, has multiple leases that expire as follows: 95,300 square feet expiring April 30, 2020 and 15,894 square feet expiring April 15, 2020.

For mortgage loan #8 (Causeway Plaza I, II & III), the largest tenant (49,413 square feet), representing 14.7% of net rentable square feet, has multiple leases that expire as follows: 12,422 square feet expiring November 30, 2017 and 36,991 square feet expire November 30, 2022. The third largest tenant (36,484 square feet), representing 10.9% of net rentable square feet, has multiple leases that expire as follows: 65 square feet are month-to-month and 36,419 square feet expire April 30, 2023.

For mortgage loan #13 (Rio West Business Park), the largest tenant (255,851 square feet), representing 86.2% of net rentable square feet, has multiple leases that expire as follows: 56,389 square feet expiring September 30, 2017; 147,673 square feet expiring April 30, 2019; and 51,789 square feet expiring August 31, 2021.

For mortgage loan #21 (1200 Wilshire Boulevard), the largest tenant (27,489 square feet), representing 27.8% of net rentable square feet, has multiple leases that expire as follows: 985 square feet expiring February 28, 2017; 16,573 square feet expiring April 30, 2023; and 9,931 square feet expiring May 31, 2023.

(9)	For mortgage loan #12 (North Bay Center), the Monthly Tax Escrow begins in April 2017.

(10)	For mortgage loan #3 (Marriott Hilton Head Resort & Spa), beginning in 2017, the Monthly Replacement Reserve will equal the greater of: (i) 1/12 of 5% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (ii) the aggregate amount required under the management agreement and the franchise agreement.

For mortgage loan #9 (Fairfield Inn & Suites Brooklyn), the Monthly Replacement Reserve is equal to the greater of: (i) (x) from November 2016 through April 2018, 1/12 of 2% of the greater of: (A) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (B) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates; and (y) from May 2018 through the remainder of the mortgage loan term, 1/12 of 4% of the greater of clause (A) and clause (B) above; and (ii) the amount required to be reserved

A-1-19

under the franchise agreement and management agreement for furniture, fixture and equipment work.

For mortgage loan #26 (Holiday Inn Milwaukee River), the Monthly Replacement Reserve is equal to the greater of: (i) 4% of the gross revenue for the prior month and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixture and equipment work.

For mortgage loan #41 (Hampton Inn Hartsville), the Monthly Replacement Reserve deposit equals to the greater of: (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loan #43 (Springhill Suites Waco), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) the existing Monthly Replacement Reserve and (ii) 1/12 of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #52 (Fairfield Inn & Suites Aiken), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12 of 4% of the greater of: (A) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (B) the gross revenue projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates; and (ii) the amount required to be reserved under the franchise agreement and management agreement for furniture, fixture and equipment work.

(11)	For mortgage loan #28 (Courtyard LBJ Dallas), the Other Escrow I (Monthly) reserve will be collected in an amount equal to the lesser of: (i) 25% of the seasonality reserve cap and (ii) (x) in the absence of a cash sweep event, the amount by which available cash flow exceeds the monthly payment amount or (y) during a cash sweep event, all excess cash flow.

(12)	For mortgage loan #2 (Walmart Shadow Anchored Portfolio), the current annual ground rent at the Pulaski Shopping Center mortgaged property is $35,000, increasing 5% every five years with the next increase on November 1, 2018 and the current annual ground rent at the Tyler Shopping Center mortgaged property is $60,000, increasing 5% every five years during the ground lease term with the next increase on April 26, 2019.

A-1-20